EXHIBIT 10.125

                           OPERATING AGREEMENT


                              ALLEGHENY AREA
                          Green Canyon 254, et al


               OUTER CONTINENTAL SHELF - GULF OF MEXICO
                         OFFSHORE LOUISIANA


                       ENSERCH EXPLORATION, INC.,
                     READING & BATES DEVELOPMENT CO.,
                       MOBIL OIL CORPORATION, AND
            MOBIL OIL EXPLORATION & PRODUCING SOUTHEAST INC.


                                October 17, 1995

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                         TABLE OF CONTENTS

ARTICLE 1     CONTRACT APPLICATION  . . . . . . . . . . . . . . . . . . . .
  1.1   Application in General  . . . . . . . . . . . . . . . . . . . . . .
  1.2   Application to the Contract Area  . . . . . . . . . . . . . . . . .

ARTICLE 2 DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .
  2.1   Additional Testing, Coring, or Logging. . . . . . . . . . . . . . .
  2.2   Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  2.3   Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  2.4   Annual Operating Plan . . . . . . . . . . . . . . . . . . . . . . .
  2.5   Appraisal Operations  . . . . . . . . . . . . . . . . . . . . . . .
  2.6   Appraisal Well  . . . . . . . . . . . . . . . . . . . . . . . . . .
  2.7   Authorization for Expenditure (AFE) . . . . . . . . . . . . . . . .
  2.8   Confidential Data . . . . . . . . . . . . . . . . . . . . . . . . .
  2.9   Contract Area . . . . . . . . . . . . . . . . . . . . . . . . . . .
  2.10  Cost(s) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  2.11  Deepen or Deepening . . . . . . . . . . . . . . . . . . . . . . . .
  2.12  Deeper Drilling . . . . . . . . . . . . . . . . . . . . . . . . . .
  2.13  Designated Prospect(s)  . . . . . . . . . . . . . . . . . . . . . .
  2.14  Development Operations  . . . . . . . . . . . . . . . . . . . . . .
  2.15  Development Phase . . . . . . . . . . . . . . . . . . . . . . . . .
  2.16  Development Plan  . . . . . . . . . . . . . . . . . . . . . . . . .
  2.17  Development Well  . . . . . . . . . . . . . . . . . . . . . . . . .
  2.18  Disproportionate Spending Settlement  . . . . . . . . . . . . . . .
  2.19  Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  2.20  Exploratory Operations  . . . . . . . . . . . . . . . . . . . . . .
  2.21  Exploratory Well  . . . . . . . . . . . . . . . . . . . . . . . . .
  2.22  Fabrication AFE . . . . . . . . . . . . . . . . . . . . . . . . . .
  2.23  Facilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  2.24  Final Design AFEs . . . . . . . . . . . . . . . . . . . . . . . . .
  2.25  General Matters . . . . . . . . . . . . . . . . . . . . . . . . . .
  2.27  Hydrocarbon(s)  . . . . . . . . . . . . . . . . . . . . . . . . . .
  2.28  Initial Exploratory Well  . . . . . . . . . . . . . . . . . . . . .
  2.29  Integrated Project Team (IPT) . . . . . . . . . . . . . . . . . . .
  2.30  Joint Account . . . . . . . . . . . . . . . . . . . . . . . . . . .
  2.31  Lease(s)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  2.32  Non-Consent Operations  . . . . . . . . . . . . . . . . . . . . . .
  2.33  Non-Operating Party . . . . . . . . . . . . . . . . . . . . . . . .
  2.34  Non-Participating Party . . . . . . . . . . . . . . . . . . . . . .
  2.35  Non-Participating Party's Share . . . . . . . . . . . . . . . . . .
  2.36  Objective Depth . . . . . . . . . . . . . . . . . . . . . . . . . .
  2.37  Operator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  2.38  Participating Interest. . . . . . . . . . . . . . . . . . . . . . .
  2.39  Participating Party . . . . . . . . . . . . . . . . . . . . . . . .
  2.40  Producible Reservoir  . . . . . . . . . . . . . . . . . . . . . . .
  2.41  Producible Well . . . . . . . . . . . . . . . . . . . . . . . . . .
  2.42  Production System . . . . . . . . . . . . . . . . . . . . . . . . .
        2.42.1   Subsea Production System . . . . . . . . . . . . . . . . .
        2.42.2   Initial Production System  . . . . . . . . . . . . . . . .
        2.42.3   Subsequent Production System . . . . . . . . . . . . . . .
  2.43  Sidetrack or Sidetracking . . . . . . . . . . . . . . . . . . . . .
  2.44  Subsequent Exploratory, Appraisal or Development Operation  . . . .
  2.45  Well Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  2.46  Withdrawing Party . . . . . . . . . . . . . . . . . . . . . . . . .
  2.47  Working Interest  . . . . . . . . . . . . . . . . . . . . . . . . .

  ARTICLE 3 EXHIBITS  . . . . . . . . . . . . . . . . . . . . . . . . . . .
  3.1   Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

  ARTICLE 4 SELECTION OF OPERATOR . . . . . . . . . . . . . . . . . . . . .
  4.1   Designation of the Operator . . . . . . . . . . . . . . . . . . . .
  4.2   Substitute Operator . . . . . . . . . . . . . . . . . . . . . . . .
  4.3   Resignation of Operator . . . . . . . . . . . . . . . . . . . . . .
  4.4   Removal of Operator . . . . . . . . . . . . . . . . . . . . . . . .
        4.4.1 Removal Upon Assignment . . . . . . . . . . . . . . . . . . .
        4.4.2 Removal for Cause by Vote . . . . . . . . . . . . . . . . . .
  4.5   Selection of Successor Operator . . . . . . . . . . . . . . . . . .
  4.6   Effective Date of Resignation or Removal  . . . . . . . . . . . . .
  4.7   Delivery of Property  . . . . . . . . . . . . . . . . . . . . . . .

  ARTICLE 5 RIGHTS AND DUTIES OF OPERATOR . . . . . . . . . . . . . . . . .
  5.1   Exclusive Right to Operate  . . . . . . . . . . . . . . . . . . . .
  5.2   Workmanlike Conduct . . . . . . . . . . . . . . . . . . . . . . . .
  5.3   Drilling  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  5.4   Liens and Encumbrances  . . . . . . . . . . . . . . . . . . . . . .
  5.5   Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  5.6   Reports to Government Agencies  . . . . . . . . . . . . . . . . . .
  5.7   Information to Participating Parties  . . . . . . . . . . . . . . .
  5.8   Completed Well Information  . . . . . . . . . . . . . . . . . . . .
  5.9   Information to Non-Participating Parties  . . . . . . . . . . . . .
  5.10  Cost Information  . . . . . . . . . . . . . . . . . . . . . . . . .
  5.11  Managing Production . . . . . . . . . . . . . . . . . . . . . . . .
        5.11.1   Compensation . . . . . . . . . . . . . . . . . . . . . . .

ARTICLE 6     EXPENDITURES AND SECURITY RIGHTS  . . . . . . . . . . . . . .
  6.1   Basis of Charges to the Parties . . . . . . . . . . . . . . . . . .
  6.2   Authorization for Expenditure and Supplemental AFE  . . . . . . . .
        6.2.1 Required Authorization  . . . . . . . . . . . . . . . . . . .
        6.2.2 AFE Overrun Notice  . . . . . . . . . . . . . . . . . . . . .
        6.2.3 Supplemental AFE for Cost Overruns for Wells  . . . . . . . .
        6.2.4 Supplemental AFE for Cost Overruns on Integrated Project Team
              AFE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
        6.2.5 Supplemental AFE for Cost Overruns on Final Design AFE  . . .
        6.2.6 Supplemental AFE for Cost Overruns on Fabrication AFE . . . .
        6.2.7 Supplemental AFE for Cost Overruns on All Other AFEs  . . . .
        6.2.8 Supplemental AFE for Cost Overruns for All Supplemented AFEs
        6.2.9 Further Operations During a Force Majeure . . . . . . . . . .
  6.3   Security Provisions   . . . . . . . . . . . . . . . . . . . . . . .
  6.4   Financing Statement and Recording of this Agreement . . . . . . . .
  6.5   Unpaid Charges . . .  . . . . . . . . . . . . . . . . . . . . . . .
  6.6   Contributions by Non-Delinquent Parties . . . . . . . . . . . . . .
  6.7   Default . . . . . . .   . . . . . . . . . . . . . . . . . . . . . .
  6.8   Carved-out Interests  . . . . . . . . . . . . . . . . . . . . . . .

  ARTICLE 7 CONFIDENTIALITY OF DATA . . . . . . . . . . . . . . . . . . . .
  7.1   Confidentiality Obligation  . . . . . . . . . . . . . . . . . . . .
        7.1.1 Exceptions to Confidentiality . . . . . . . . . . . . . . . .
        7.1.2 Permitted Disclosures . . . .   . . . . . . . . . . . . . . .
        7.1.3 Limited Releases to Offshore Scout Association  . . . . . . .
              7.1.3.1 Well Location . . . . . . . . . . . . . . . . . . . .
              7.1.3.2 Well Operations . . . . . . . . . . . . . . . . . . .
              7.1.3.3 Well Completion Information . . . . . . . . . . . . .
        7.1.4   Continuing Confidentiality Obligation . . . . . . . . . . .
  7.2   Ownership of Confidential Data  . . . . . . . . . . . . . . . . . .
        7.2.1 Well Log and Data Trades  . . . . . . . . . . . . . . . . . .
        7.2.2 Ownership of Non-Consent Data . . . . . . . . . . . . . . . .
  7.3   Access to the Lease and Rig . . . . . . . . . . . . . . . . . . . .
  7.4   Development of Proprietary Information and/or Technology  . . . . .
  7.5   News Releases . . . . . . . . . . . . . . . . . . . . . . . . . . .

  ARTICLE 8 VOTING, ELECTIONS, AND NOTICES  . . . . . . . . . . . . . . . .
  8.1   Overall Supervision of Business Affairs . . . . . . . . . . . . . .
        8.1.1 General Matter Vote . . . . . . . . . . . . . . . . . . . . .
        8.1.2 Elections . . . . . . . . . . . . . . . . . . . . . . . . . .
  8.2   Voting Procedures on General Matters and Elections  . . . . . . . .
        8.2.1 Voting Interest . . . . . . . . . . . . . . . . . . . . . . .
        8.2.2 Vote Required . . . . . . . . . . . . . . . . . . . . . . . .
        8.2.3 Second Opportunity for an Election  . . . . . . . . . . . . .
  8.3   Response Time for General Matters and Elections . . . . . . . . . .
        8.3.1 Well Operation Proposal . . . . . . . . . . . . . . . . . . .
        8.3.2 Production System Construction  . . . . . . . . . . . . . . .
        8.3.3 Other AFE Related Operations  . . . . . . . . . . . . . . . .
        8.3.4 Other Proposals . . . . . . . . . . . . . . . . . . . . . . .
        8.3.5 Failure to Respond  . . . . . . . . . . . . . . . . . . . . .
        8.3.6 Suspensions of Production . . . . . . . . . . . . . . . . . .
        8.3.7 Standby Charges . . . . . . . . . . . . . . . . . . . . . . .
  8.4   Meetings of the Parties . . . . . . . . . . . . . . . . . . . . . .
  8.5   Designation of Representatives  . . . . . . . . . . . . . . . . . .
  8.6   Elections . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  8.7   Giving and Responding to Notices  . . . . . . . . . . . . . . . . .
  8.8   Content of Notice . . . . . . . . . . . . . . . . . . . . . . . . .
  8.9   Agent for Mobil Entities  . . . . . . . . . . . . . . . . . . . . .
  8.10  Votes by Affiliates . . . . . . . . . . . . . . . . . . . . . . . .

  ARTICLE 9 GEOPHYSICAL OPERATIONS  . . . . . . . . . . . . . . . . . . . .
  9.1   Geophysical Operations  . . . . . . . . . . . . . . . . . . . . . .
        9.1.1 Conduct of Proprietary Geophysical Operations . . . . . . . .
        9.1.2 Group-Shoot and Speculative Seismic Surveys . . . . . . . . .

  ARTICLE 10 EXPLORATORY OPERATIONS . . . . . . . . . . . . . . . . . . . .
  10.1  Application . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  10.2  Proposal of Exploratory Operations  . . . . . . . . . . . . . . . .
        10.2.1 Well Plan's Minimum Specifics  . . . . . . . . . . . . . . .
        10.2.2 Pre-Spud Technical Meeting and Revision of Well Plan . . . .
        10.2.3 Timely Operation . . . . . . . . . . . . . . . . . . . . . .
        10.2.4 Exploratory Operations Costs . . . . . . . . . . . . . . . .
        10.2.5 AFE Overruns and Substitute Well . . . . . . . . . . . . . .
  10.3  Subsequent Exploratory Operations at Objective Depth  . . . . . . .
        10.3.1 Response to Operator's Proposals . . . . . . . . . . . . . .
        10.3.2 Counterproposals . . . . . . . . . . . . . . . . . . . . . .
        10.3.3 Approval of Subsequent Exploratory Operations by All Parties
        10.3.4 Approval of Subsequent Exploratory Operations by Fewer Than
                 All Parties  . . . . . . . . . . . . . . . . . . . . . . .
        10.3.5 Subsequent Exploratory Operations If Not Approved  . . . . .
  10.4  Deeper Drilling . . . . . . . .   . . . . . . . . . . . . . . . . .
  10.5  Plugging and Abandoning Costs . . . . . . . . . . . . . . . . . . .
  10.6  Conclusion of Exploratory Operations  . . . . . . . . . . . . . . .
  10.7  Subsurface Team . . . . . . . . . . . . . . . . . . . . . . . . . .

  ARTICLE 11 APPRAISAL OPERATIONS . . . . . . . . . . . . . . . . . . . . .
  11.1  Proposal of Appraisal Operations  . . . . . . . . . . . . . . . . .
        11.1.1 Well Plan's Minimum Specifics  . . . . . . . . . . . . . . .
        11.1.2 Pre-Spud Technical Meeting and Revision of Well Plan . . . .
        11.1.3 Timely Operation . . . . . . . . . . . . . . . . . . . . . .
        11.1.4 AFE Overruns and Substitute Well . . . . . . . . . . . . . .
  11.2  Subsequent Appraisal Operations at Objective Depth  . . . . . . . .
        11.2.1 Response to Operator's Proposals . . . . . . . . . . . . . .
        11.2.2 Counterproposals . . . . . . . . . . . . . . . . . . . . . .
        11.2.3 Approval of Subsequent Appraisal Operations by All Parties .
        11.2.4 Approval of Subsequent Appraisal Operations by Fewer . . . .
                 Than All Parties . . . . . . . . . . . . . . . . . . . . .
        11.2.5 Subsequent Appraisal Operations If Not Approved  . . . . . .
  11.3  Election by Non-Participating Parties in Deepening or
        Sidetracking Appraisal Operations . . . . . . . . . . . . . . . . .
  11.4  Deeper Drilling . . . . . . . . . . . . . . . . . . . . . . . . . .
        11.4.1 Limited Participation in Deeper Drilling . . . . . . . . . .
        11.4.2 Multiple Completion Alternatives Above and Below the Deepest
                 Producible Reservoir . . . . . . . . . . . . . . . . . . .
        11.4.3 Completion Attempts At or Above the Deepest Producible
                 Reservoir  . . . . . . . . . . . . . . . . . . . . . . . .
  11.5  Plugging and Abandoning Costs . . . . . . . . . . . . . . . . . . .

  ARTICLE 12 DEVELOPMENT PLAN . . . . . . . . . . . . . . . . . . . . . . .
  12.1  Phased Development Plans  . . . . . . . . . . . . . . . . . . . . .
  12.2  Proposal of Integrated Project Team . . . . . . . . . . . . . . . .
  12.3  Integrated Project Team Election  . . . . . . . . . . . . . . . . .
  12.4  Proposal of a Development Plan  . . . . . . . . . . . . . . . . . .
        12.4.1 Alternative Development Plans  . . . . . . . . . . . . . . .
  12.5  Content of the Development Plan . . . . . . . . . . . . . . . . . .
  12.6  Approval of a Development Plan  . . . . . . . . . . . . . . . . . .
        12.6.1 Amended Approval Requirement for Development Plans . . . . .
  12.7  Final Design AFE  . . . . . . . . . . . . . . . . . . . . . . . . .
        12.7.1 Response to Final Design AFE . . . . . . . . . . . . . . . .
  12.8  Fabrication AFE . . . . . . . . . . . . . . . . . . . . . . . . . .
        12.8.1 Response to Fabrication AFE  . . . . . . . . . . . . . . . .
  12.9  Minor Modifications and Revisions to Development Plans  . . . . . .
        12.9.1 Minor Modifications to Development Plans . . . . . . . . . .
        12.9.2 Revisions to Development Plans   . . . . . . . . . . . . . .
  12.10 Major Modifications to Development Plans  . . . . . . . . . . . . .
  12.11 Supplemental AFE for Cost Overruns on Fabrication AFE . . . . . . .
  12.12 Termination of a Development Plan . . . . . . . . . . . . . . . . .
  12.13 Timely Operations for Initial Production Systems  . . . . . . . . .
  12.14 Expansion, Modification, or Repair of an Initial Production System
  12.15 Subsequent Development Phases . . . . . . . . . . . . . . . . . . .
  12.16 Access to Existing Facilities . . . . . . . . . . . . . . . . . . .
  12.17 Non-Consent Operations in Subsequent Development Phases . . . . . .
  12.18 Annual Operating Plan . . . . . . . . . . . . . . . . . . . . . . .
        12.18.1 Development and Submission of the Annual Operating Plan . .
        12.18.2 Review of the Annual Operating Plan . . . . . . . . . . . .
        12.18.3 Content of Annual Operating Plan  . . . . . . . . . . . . .
                12.18.3.1   Capital Budget  . . . . . . . . . . . . . . . .
                12.18.3.2   Expense Budget  . . . . . . . . . . . . . . . .
                12.18.3.3   Operator Forecasts and Informational Items  . .
        12.18.4 Effect of the Annual Operating Plan . . . . . . . . . . . .

  ARTICLE 13 DEVELOPMENT OPERATIONS . . . . . . . . . . . . . . . . . . . .
  13.1  Proposal of Development Operations  . . . . . . . . . . . . . . . .
        13.1.1 Operator's Counterproposal . . . . . . . . . . . . . . . . .
        13.1.2 AFE Overruns and Substitute Wells  . . . . . . . . . . . . .
        13.1.3 Timely Operations  . . . . . . . . . . . . . . . . . . . . .
  13.2  Subsequent Development Operations at Objective Depth  . . . . . . .
        13.2.1 Response to Operator's Proposal  . . . . . . . . . . . . . .
        13.2.2 Counterproposals . . . . . . . . . . . . . . . . . . . . . .
        13.2.3 Approval of Subsequent Development Operations by All Parties
        13.2.4 Approval of Subsequent Development Operations as a General
                 Matter by Fewer Than All Parties . . . . . . . . . . . . .
  13.3  Election by Non-Participating Parties in Deepening or Sidetracking
              Operations  . . . . . . . . . . . . . . . . . . . . . . . . .
  13.4  Deeper Drilling . . . . . . . . . . . . . . . . . . . . . . . . . .
        13.4.1 Limited Participation in Deeper Drilling . . . . . . . . . .
        13.4.2 Multiple Completion Alternatives Above and Below the Deepest
                 Producible Reservoir . . . . . . . . . . . . . . . . . . .
        13.4.3 Completion Attempts At or Above the Deepest Producible
                 Reservoir  . . . . . . . . . . . . . . . . . . . . . . . .
  13.5  Plugging and Abandoning Costs . . . . . . . . . . . . . . . . . . .

  ARTICLE 14 USE OF/AND ADDITIONAL FACILITIES AND GATHERING SYSTEMS . . . .
  14.1  Approval of Additional Facilities . . . . . . . . . . . . . . . . .
  14.2  Expansion, Modification or Repair of an Existing Production System
  14.3  Use of Production System Located on a Designated Prospect . . . . .
  14.4  Approval of Additional Facilities on a Designated Prospect  . . . .
  14.5  Contract Area Production  . . . . . . . . . . . . . . . . . . . . .

  ARTICLE 15 DISPOSITION OF PRODUCTION  . . . . . . . . . . . . . . . . . .
  15.1  Facilities to Take in Kind . . . . . . . . . . . . . . . .  . . . .
  15.2  Duty to Take in Kind  . . . . . . . . . . . . . . . . . . . . . . .
  15.3  Failure to Take in Kind . . . . . . . . . . . . . . . . . . . . . .
        15.3.1 Failure to Take Oil  . . . . . . . . . . . . . . . . . . . .
        15.3.2 Failure to Take Gas  . . . . . . . . . . . . . . . . . . . .
        15.3.3 Operator's Disposition of Oil for Non-Taking Party . . . . .
        15.3.4 Operator's Purchase of Oil of Non-Taking Party . . . . . . .
        15.3.5 No Obligation to Market Share  . . . . . . . . . . . . . . .
  15.4  Expenses of Delivery in Kind  . . . . . . . . . . . . . . . . . . .

ARTICLE 16    NON-CONSENT OPERATIONS  . . . . . . . . . . . . . . . . . . .
  16.1  Conduct of Non-Consent Operations . . . . . . . . . . . . . . . . .
        16.1.1 Indemnity for Non-Consent Operations . . . . . . . . . . . .
        16.1.2 Cost Information . . . . . . . . . . . . . . . . . . . . . .
        16.1.3 Non-Consent Operations in Producible Well  . . . . . . . . .
        16.1.4 Non-Consent Operations in Producible Reservoirs  . . . . . .
        16.1.5 Multiple Completions . . . . . . . . . . . . . . . . . . . .
  16.2  Acreage Forfeiture Provisions . . . . . . . . . . . . . . . . . . .
        16.2.1 Exploratory Operations   . . . . . . . . . . . . . . . . . .
        16.2.2 Initial Production System  . . . . . . . . . . . . . . . . .
        16.2.3 Costs of Prior Operations  . . . . . . . . . . . . . . . . .
  16.3  Notices and Orders  . . . . . . . . . . . . . . . . . . . . . . . .
  16.4  Non-Consent Operations to Maintain a Designated Prospect  . . . . .
        16.4.1 Acreage Forfeiture in the Entire Designated Prospect . . . .
        16.4.2 Acreage Forfeiture in a Portion of the Designated Prospect
        16.4.3 Limitations on Acreage Forfeiture  . . . . . . . . . . . . .
  16.5  Percentage Recoupment for Non-Consent Operations  . . . . . . . . .
        16.5.1 Non-Consent Subsequent Exploratory Operations  . . . . . . .
        16.5.2 Non-Consent Appraisal Operations . . . . . . . . . . . . . .
        16.5.3 Non-Consent Geophysical Operations, Integrated Project Team
                 and/or Final Design AFE  . . . . . . . . . . . . . . . . .
        16.5.4 Non-Consent Development Operations . . . . . . . . . . . . .
        16.5.5 Non-Consent Subsequent Production System and Facilities  . .
        16.5.6 Additional Production Recoupment . . . . . . . . . . . . . .
        16.5.7 Recoupment From Hydrocarbon Production . . . . . . . . . . .
  16.6  Reversion of Interests to Non-Participating Party . . . . . . . . .
        16.6.1 Dry Hole Reversion . . . . . . . . . . . . . . . . . . . . .
        16.6.2 Deepening a Non-Consent Well . . . . . . . . . . . . . . . .
  16.7  Operations From a Subsequent Non-Consent Production System  . . . .
  16.8  Allocation of Production System Costs to Non-Consent Operations . .
        16.8.1 Investment Charges . . . . . . . . . . . . . . . . . . . . .
        16.8.2 Operating and Maintenance Charges  . . . . . . . . . . . . .
        16.8.3 Payments . . . . . . . . . . . . . . . . . . . . . . . . . .
  16.9  Underinvestment of Costs  . . . . . . . . . . . . . . . . . . . . .
        16.9.1 Settlement of Underinvestments . . . . . . . . . . . . . . .
        16.9.2 Cash Settlement of Underinvestment   . . . . . . . . . . . .

  ARTICLE 17 WITHDRAWAL . . . . . . . . . . . . . . . . . . . . . . . . . .
  17.1  Withdrawal.   . . . . . . . . . . . . . . . . . . . . . . . . . . .
  17.2  Limitations on Withdrawal . . . . . . . . . . . . . . . . . . . . .
        17.2.1 During an Emergency . . . .  . . . . . . . . . . . . . . . .
        17.2.2 Current Operations and Voting  . . . . . . . . . . . . . . .
        17.2.3 Prior Expenses . . . . . . . . . . . . . . . . . . . . . . .
        17.2.4 Confidentiality  . . . . . . . . . . . . . . . . . . . . . .

  ARTICLE 18 ABANDONMENT AND SALVAGE  . . . . . . . . . . . . . . . . . . .
  18.1  Abandonment of Wells  . . . . . . . . . . . . . . . . . . . . . . .
  18.2  Facilities and Platform Salvage and Removal Costs:  . . . . . . . .
  18.3  Approval Not Required . . . . . . . . . . . . . . . . . . . . . . .
  18.4  Abandonment Operations Required by Governmental Authority . . . . .

  ARTICLE 19 RENTALS, ROYALTIES AND MINIMUM ROYALTIES . . . . . . . . . . .
  19.1  Overriding Royalties and Burdens on Production  . . . . . . . . . .
        19.1.1 Subsequent Creation of Overriding Royalty  . . . . . . . . .
        19.1.2 Subordination of Overriding Royalties  . . . . . . . . . . .
  19.2  Payment of Rentals and Royalties  . . . . . . . . . . . . . . . . .
        19.2.1 Non-Participation in Payments  . . . . . . . . . . . . . . .
        19.2.2 Royalty Payments . . . . . . . . . . . . . . . . . . . . . .
        19.2.3 Federal Environmental Tax  . . . . . . . . . . . . . . . . .

  ARTICLE 20 TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  20.1  Internal Revenue Provision: . . . . . . . . . . . . . . . . . . . .
  20.2  Other Taxes and Assessments . . . . . . . . . . . . . . . . . . . .
        20.2.1 Property Taxes . . . . . . . . . . . . . . . . . . . . . . .
        20.2.2 Production and Severance Taxes . . . . . . . . . . . . . . .

  ARTICLE 21 INSURANCE AND BONDS  . . . . . . . . . . . . . . . . . . . . .
  21.1  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  21.2  Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

  ARTICLE 22 LIABILITY, CLAIMS, LAWSUITS AND ALTERNATE DISPUTE RESOLUTION .
  22.1  Individual Obligations  . . . . . . . . . . . . . . . . . . . . . .
  22.2  Notice of Claim or Lawsuit  . . . . . . . . . . . . . . . . . . . .
  22.3  Settlements . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  22.4  Defense of Claims and Lawsuits  . . . . . . . . . . . . . . . . . .
  22.5  Liability for Damages . . . . . . . . . . . . . . . . . . . . . . .
  22.6  Indemnification for Non-Consent Operations  . . . . . . . . . . . .
  22.7  Damage to Reservoir, Loss of Reserves and Profits . . . . . . . . .
  22.8  Non-Essential Personnel . . . . . . . . . . . . . . . . . . . . . .

  ARTICLE 23 FARM-INS AND CONTRIBUTIONS . . . . . . . . . . . . . . . . . .
  23.1  Contributions From Third Parties  . . . . . . . . . . . . . . . . .
        23.1.1 Cash Contributions   . . . . . . . . . . . . . . . . . . . .
        23.1.2 Acreage Contributions  . . . . . . . . . . . . . . . . . . .
        23.1.3 Data Contributions   . . . . . . . . . . . . . . . . . . . .
  23.2  Restricted Bidding  . . . . . . . . . . . . . . . . . . . . . . . .
  23.3  Area of Mutual Interst . . . . .  . . . . . . . . . . . . . . . . .
        23.3.1 Notification Required  . . . . . . . . . . . . . . . . . . .
        23.3.2 Right of Participation . . . . . . . . . . . . . . . . . . .
        23.3.3 Election Period If Operations Are Not Required . . . . . . .
        23.3.4 Election Period If Operations Are Required . . . . . . . . .
        23.3.5 Assignments . . . . .  . . . . . . . . . . . . . . . . . . .
        23.3.6 Operating Agreement . . .  . . . . . . . . . . . . . . . . .
        23.3.7 Term . . . . . . . . . . . . . . . . . . . . . . . . . . . .
        23.3.8 Conflicting Agreements . . . . . . . . . . . . . . . . . . .
        23.3.9 Bidding Agreement . . . .  . . . . . . . . . . . . . . . . .

ARTICLE 24SUCCESSORS, ASSIGNS, AND SALE OF INTEREST . . . . . . . . . . . .
  24.1  Successors and Assigns . . . . . .  . . . . . . . . . . . . . . . .
  24.2  Effective Date of Transfer . .  . . . . . . . . . . . . . . . . . .
  24.3  Transferee Bound . . . . . .  . . . . . . . . . . . . . . . . . . .
  24.4  Assignments and Transfers of Working Interests  . . . . . . . . . .
        24.4.1 Exceptions to Prior Written Notice . . . . . . . . . . . . .
        24.4.2 Effective Date of Assignments  . . . . . . . . . . . . . . .
        24.4.3 Minimum Transfer of Interest . . . . . . . . .   . . . . . .
        24.4.4 Form of Assignments . . . . . . . . . . . .  . . . . . . . .
        24.4.5 Limited Warranty. . .  . . . . . . . . . . . . . . . . . . .
  24.5  Preferential Right to Purchase  . . . . . . . . . . . . . . . . . .
        24.5.1 Notice of Proposed Transaction . . . . . . . . . . . . . . .
        24.5.2 Exercise of Preferential Right to Purchase . . . . . . . . .
        24.5.3 Transactions Not Affected by the Preferential Right to
                 Purchase . . . . . . . . . . . . . . . . . . . . . . . . .
        24.5.4 Completion of the Transaction  . . . . . . . . . . . . . . .
        24.5.5 Special Circumstances Preferential Rights toPurchase . . . .

  ARTICLE 25 FORCE MAJEURE  . . . . . . . . . . . . . . . . . . . . . . . .
  25.1  Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . . . .

  ARTICLE 26 ADMINISTRATIVE PROVISIONS  . . . . . . . . . . . . . . . . . .
  26.1  Term of Agreement . . . . . . . . . . . . . . . . . . . . . . . . .
  26.2  Time Limits . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  26.3  Waiver of Right to Partition  . . . . . . . . . . . . . . . . . . .
  26.4  Compliance With Laws and Regulations  . . . . . . . . . . . . . . .
        26.4.1 Applicable Law . . . . . . . . . . . . . . . . . . . . . . .
        26.4.2 Severance of Invalid Provisions  . . . . . . . . . . . . . .
        26.4.3 Fair and Equal Employment  . . . . . . . . . . . . . . . . .
  26.5  Construction and Interpretation of This Agreement . . . . . . . . .
        26.5.1 Headings for Convenience . . . . . . . . . . . . . . . . . .
        26.5.2 Gender and Number  . . . . . . . . . . . . . . . . . . . . .
        26.5.3 Independent Representation . . . . . . . . . . . . . . . . .
  26.6  Integrated Agreement  . . . . . . . . . . . . . . . . . . . . . . .
  26.7  Execution of Documents  . . . . . . . . . . . . . . . . . . . . . .
        26.7.1 Binding Effect . . . . . . . . . . . . . . . . . . . . . . .
        26.7.2 Corporate Authority  . . . . . . . . . . . . . . . . . . . .
        26.7.3 Further Assurances . . . . . . . . . . . . . . . . . . . . .
        26.7.4 Multiple Counterparts  . . . . . . . . . . . . . . . . . . .


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                              OPERATING AGREEMENT

                                 ALLEGHENY AREA

                     OUTER CONTINENTAL SHELF GULF OF MEXICO

                               OFFSHORE LOUISIANA

        THIS AGREEMENT is made effective as of the 1st day of May, 1995, by and between ENSERCH EXPLORATION, INC., READING & BATES DEVELOPMENT CO., MOBIL OIL CORPORATION AND MOBIL OIL EXPLORATION & PRODUCING SOUTHEAST INC., the signers hereof, herein referred to collectively as "Parties" and individually as "Party."

        WHEREAS, the Parties are co-owners of one or more of the OCS oil and gas Leases, identified in Exhibit "A-2" (Description of Leases) and desire to provide for the sharing of Costs, risks and benefits in the exploration, development, appraisal, and operation of these Leases lying within the Contract Area for the production of Hydrocarbons.

        NOW, THEREFORE, in consideration of the premises and of the mutual promises exchanged and contained within this Agreement, the Parties agree to explore, appraise, develop and operate the Leases in the Contract Area according to the following provisions:


                                   ARTICLE 1
                              CONTRACT APPLICATION

  1.1 Application in General: This Agreement applies to the exploration, appraisal, development and operation of the Leases in the Contract Area for the production of Hydrocarbons therefrom.

  1.2 Application to the Contract Area: This Agreement and all of its Exhibits shall apply to the entire Contract Area and shall be deemed a separate agreement as to each of the Designated Prospects as defined in Article 2 below. If an MMS approved unit is formed comprising any of the Leases herein, each of the Parties shall use its best efforts to enter into a unit operating agreement containing the same terms and provisions as this Agreement. Regardless of which Leases are contained in any approved unit, if at all possible, the new unit operating agreement shall continue to be deemed a separate agreement as to each Designated Prospect. All of the rights and obligations in and under the Lease(s) comprising each of the Designated Prospects, and all property and the right to produce Hydrocarbons from each of the Designated Prospects shall be owned by the Parties in accordance with and subject to the terms and provisions of this Agreement.

                                  ARTICLE 2
                                 DEFINITIONS

  As  used in  this  Agreement (or  in  the Exhibits  attached  hereto), the
  initially  capitalized  terms   listed  below  shall  have  the  following
  meanings:

  2.1   Additional  Testing, Coring,  or Logging:    shall mean  any testing
        (excluding production testing), coring or logging which is in addition to that approved by virtue of any previously approved AFE.

  2.2 Affiliate: shall mean any corporation, limited liability company or partnership (including a limited partnership) or other entity owned or controlled by a Party to this Agreement. The term "Affiliate" of a Party includes any parent corporation, partnership or other entity that directly or indirectly owns or controls fifty percent (50%) or more of the outstanding stock (or other interests) having the right to vote for directors of a Party to this Agreement, and also includes any other corporation, partnership or other entity in which the parent corporation of a Party directly or indirectly owns or controls fifty (50%) of the voting stock (or other interests) in the other corporation, partnership or other entity.

        - Ownership or control by a Party is deemed to exist if a Party to this Agreement directly or indirectly owns or controls fifty percent (50%) or more of the outstanding stock of the corporation having the right to vote for directors of the corporation or fifty percent (50%) or more of the interests in the partnership or other entity.

        - The stock (or interests in a partnership or other entity) owned or controlled by a Party shall include all stock (or other interests) directly or indirectly owned or controlled by any other corporation, partnership or other entity owned or controlled by a Party to this Agreement.

  2.3   Agreement:   shall  mean this ALLEGHENY  AREA   Operating Agreement,
        together with its attached Exhibits set out in Article 3.1 hereof.

  2.4 Annual Operating Plan: shall mean the operational plan and estimate of Costs for operations in the next ensuing calendar year as described in Article 12.18 (Annual Operating Plan). This is not the Unit Operating Plan as required in Article IX of the Green Canyon 254 Unit Agreement.

  2.5 Appraisal Operations: shall mean all operations conducted within a Designated Prospect subsequent to Exploratory Operations and proposed pursuant to Article 11.0 (Appraisal Operations). The terms Appraisal Operations and Appraisal Well are interchangeable throughout this Agreement unless the context requires otherwise.

  2.6   Appraisal  Well:   shall mean  any well  proposed and drilled  as an
        Appraisal Operation.

  2.7 Authorization for Expenditure (AFE): shall mean any written proposal in sufficient detail as required in Article 8.8 (Content of Notice) made by a Party for the purpose of describing an operation being proposed and estimating the Costs to be incurred. The AFE, when executed by a Party, evidences that Party's Election to participate in the proposed operation and grants the Operator the authority to commit or expend funds, pursuant to this Agreement, for the account of the Participating Parties. Any AFE which proposes more than one operation shall be considered a separate AFE as to each operation only for those operations for which Parties are permitted separate Elections under the terms of this Agreement.

  2.8 Confidential Data: shall mean all proprietary geophysical, geological, geochemical, drilling or engineering data owned or developed by the Parties relating to operations conducted within the Contract Area including data owned or developed by any Party prior to the effective date of this Agreement. The term shall also include (but may not be limited to):

        -  certain commercial, contractual or financial information;

        - analyses, compilations, maps, models, interpretations or other documents that reflect or incorporate Confidential Data;

        - both originals and copies of geological and geophysical data, and well logs; and

        - all other subsurface, seismic and related data acquired or derived from operations conducted pursuant to this Agreement.

        The provisions of this Agreement with respect to Confidential Data shall not be applicable to "Confidential Information" as that term is defined in Exhibit "G" (Integrated Project Team and Technology Sharing).

  2.9 Contract Area: shall mean the OCS Leases described in Exhibit "A-2" (Description of Leases) which are graphically depicted in Exhibit "A-1" (Contract Area and Designated Prospect Outlines) as to all depths.

  2.10 Cost(s): shall mean the monetary amount of all expenses incurred by the Operator and the Participating Parties for (or on account of) any and all operations conducted pursuant to this Agreement. The terms expenses , expenditures , and Costs may be used interchangeably in this Agreement.

  2.11 Deepen or Deepening: shall mean any operation to drill an existing well (including sidetracking a well) deeper than the stratigraphic equivalent of the deepest formation previously authorized to be encountered in such well.

  2.12  Deeper  Drilling:   shall  mean the  drilling  of a  well below  the
        deepest Producible Reservoir penetrated by a Producible Well within the same Designated Prospect.

  2.13 Designated Prospect(s): shall mean those Leases or portions thereof, grouped as the prospect areas described in Exhibit "A-1" (Contract Area and Designated Prospect Outlines) attached hereto. The Parties intend that the boundaries of the Designated Prospects shall each cover as large an area as is practical using sound geological and geophysical principles. The Designated Prospect areas shall be periodically reviewed by the Parties, and, based upon drilling results and/or other information obtained, may be amended by the unanimous agreement of the Parties during such review.

  2.14  Development  Operations:    shall  mean  all  operations   conducted
        pursuant to a Development Plan.

  2.15  Development  Phase:   shall mean  Development  Operations associated
        with the installation of a Production System within the Designated Prospect.

  2.16 Development Plan: shall mean the plan for installing a Production System and developing and producing Hydrocarbons from the Designated Prospect as described in Article 12 (Development Plan). This is not the Development Plan as required by the MMS under 30 CFR 250.34 Section (a) nor the DOCD required under 30 CFR 250.34 Section
        (d)(1).

  2.17 Development Well: shall mean any well proposed within a Designated Prospect subsequent to the approval of a Development Plan for such Designated Prospect.

  2.18 Disproportionate Spending Settlement: shall mean the financial settlement of all or a portion of the percentage recoupment by a Non-Participating Party paying a disproportionate amount of Costs in the next ensuing operation in which the Non-Participating Party makes an Election to participate.

  2.19 Election: shall mean either: (i) a written decision by a Party either to participate or to become a Non-Participating Party in a proposed operation (including the AFE associated with the operation) or (ii) a failure of a Party to respond within the time limits set out in Article 8 (Voting, Elections, and Notices) or elsewhere as provided herein. An Election to participate is evidenced by a Party's execution of the AFE. An Election not to participate (become a Non-Participating Party) is evidenced either by a Party's written response against a proposal or such Party's failure to timely execute the AFE within the time limits set out in Article 8, or elsewhere herein, as applicable.

  2.20 Exploratory Operations: shall mean all operations (including any subsequent Exploratory Operation) conducted by one or more Parties in the drilling, testing and completing of the first well (including a substitute well for such well) in a Designated Prospect. With respect to the Green Canyon 254 Designated Prospect, the Enserch Exploration, Inc. Green Canyon 254 OCS-G 7049 #5 Well shall be deemed an Exploratory Operation.

  2.21 Exploratory Well: shall mean any well proposed and drilled as an Exploratory Operation by one or more of the Parties hereunder. The terms Exploratory Operations and Exploratory Well are interchangeable in this Agreement unless the context requires otherwise.

  2.22  Fabrication AFE:   shall  mean the individual AFEs  as described  in
        Article 12.8 (Fabrication AFE) collectively submitted pursuant to an approved Development Plan for the procurement, fabrication, construction and installation of a Production System.

  2.23 Facilities: shall mean all production processing and handling equipment beyond the wellhead connections installed for the benefit of a Designated Prospect(s) to handle or service Hydrocarbon production from such Designated Prospect(s). Facilities also include (but are not limited to) the flowlines and gathering lines that transport the Hydrocarbons from the wellhead to the processing and treating equipment but exclude pipelines used to move Hydrocarbons to shore.

  2.24 Final Design AFEs: shall mean the individual detailed design AFEs, collectively submitted pursuant to an approved Development Plan pursuant to Article 12.5 (Content of the Development Plan).

  2.25 General Matters: shall mean any matter decided by a vote of the Parties in accordance with Article 8.2 (Voting Procedures on General Matters and Elections). A proposal as a General Matter may or may not include an AFE. If the nature of the proposal requires that an AFE be submitted with the proposal, an affirmative vote for such proposal shall be evidenced by a Party s execution of the AFE for the proposal.

  2.26 Geophysical Operations: shall mean all operations associated with the acquisition of geophysical data over any part of the Contract Area pursuant to Article 9 (Geophysical Operations).

  2.27  Hydrocarbon(s):   shall mean  the oil and gas  and associated liquid
        and gaseous  by-products   which  may be  produced from  a  wellbore
        located on a Designated Prospect.

  2.28  Initial Exploratory Well:   Deleted.

  2.29 Integrated Project Team (IPT): shall mean the group of management, supervisory, technical, and support personnel from the Parties assigned to assist the Operator with preparing a Development Plan for each Designated Prospect and for the planning, design, engineering, and installation of a Production System for each Designated Prospect as further provided for in Exhibit "G" (Integrated Project Team and Technology Sharing). The IPT shall be formed pursuant to Article 12 (Development Plan).

  2.30 Joint Account: shall mean the account maintained by the Operator showing the charges paid and credits received in the conduct of the operations hereunder and which are to be shared by the Parties as provided in this Agreement.

  2.31 Lease(s): shall mean each of the OCS federal oil and gas Leases (or portion thereof) identified on Exhibits "A-1" (Contract Area and Designated Prospect Outlines) and "A-2" (Description of Leases) attached hereto.

  2.32 Non-Consent Operations: shall mean Exploratory Operations, Appraisal Operations, Development Operations or other operations or matters for which an AFE is approved and, for which one or more Parties, having the contractual right to do so, makes an Election or is deemed to have made an Election not to participate in the proposed operation or matter and where the Participating Parties proceed to conduct the operation at their sole Cost, risk, and benefit pursuant to provisions of Article 16 (Non-Consent Operations).

  2.33  Non-Operating Party:   shall mean  for each Designated Prospect  any
        Party to this Agreement other than the Operator (or a substitute Operator).

  2.34 Non-Participating Party: shall mean any Party to this Agreement who, having the contractual right to do so, makes an Election or is deemed to have made an Election not to participate in the proposed operation and who is subject to the provisions of Article 16 (Non-Consent Operations).

  2.35 Non-Participating Party's Share: shall mean the share of Working Interest, Costs and rights to produce Hydrocarbons that a Non-Participating Party would have assumed or received if all Parties had made an Election to participate in the proposed operation.

  2.36 Objective Depth: shall mean, for any well, the shallower of the total footage to be drilled (as measured in true vertical depth) or the penetration by the drill bit of a depth sufficient to test to the stratigraphic equivalent of the base of the deepest target formation or interval. Said depth, formation or interval (together with a bottomhole location) shall be set forth in the proposed Well Plan and AFE.

  2.37 Operator: shall mean the Party identified in Exhibit A-3" (Operator Designations) designated to conduct all operations in a particular Designated Prospect pursuant to the terms of this Agreement. The term shall also refer to any successor or substitute Operator selected pursuant to Article 4.2 (Designation of Operator for Development Operations), Article 4.3 (Substitute Operator) or
        Article 4.6 (Selection of Successor Operator).

  2.38 Participating Interest: shall mean a Participating Party's interest of participation in the Costs, risks and benefits (including rights to Hydrocarbons) of an operation conducted pursuant to this Agreement; that is, the proportion that the Party's Working Interest bears to the total Working Interest of all the Participating Parties in any operation (unless a different Cost sharing basis has been agreed upon by the Participating Parties in such operation).

  2.39 Participating Party: shall mean a Party who makes an Election to participate in sharing the Costs, risks and benefits (including rights to Hydrocarbons) of an operation conducted pursuant to this Agreement. If the Parties have agreed upon a different Cost sharing arrangement, those Parties shall be considered Participating Parties for all purposes of this Agreement.

  2.40 Producible Reservoir: shall mean a Hydrocarbon accumulation into which a Producible Well has been drilled and which is separated from and not in oil or gas communication with any other accumulation and identified as a Hydrocarbon bearing accumulation expected to be developed under any Development Plan or any other accumulation from which Hydrocarbons are ultimately produced.

  2.41 Producible Well: shall mean a well producing Hydrocarbons or, if not producing, a well that shall meet, according to either the MMS or the Participating Parties, the well producibility criteria set forth in Title 30 CFR 250.11 (effective May 31, 1988) or any succeeding order issued by an appropriate governmental authority.

  2.42 Production System: shall mean an offshore structure (whether fixed, compliant, subsea, or floating) and all associated components thereof including drilling components thereon, the associated Facilities as defined in Article 2.23, and risers which are used for the production of Hydrocarbons from the Designated Prospect. This term shall also include the following defined terms:

        2.42.1 Subsea Production System: shall mean an offshore subsea structure (i.e., where multiple wells or a single well could be utilized) or template and the components thereof (including flow lines and control systems) which are attached to the seafloor for use in obtaining Hydrocarbon production from a well not drilled from a Production System and routed to the Production System;

        2.42.2 Initial Production System: shall mean the Production System for the Designated Prospect included in the first approved Development Plan;

        2.42.3 Subsequent Production System: shall mean any new or expanded Production System proposed after the installation of the Initial Production System for the Designated Prospect.

  2.43 Sidetrack or Sidetracking: shall mean any operation to directionally control and/or intentionally deviate a well so as to change the bottomhole location to another bottomhole location not deeper than the stratigraphic equivalent of the original Objective Depth, unless such intentional deviation is done to straighten the hole, drill around junk or to overcome other mechanical difficulties.

  2.44 Subsequent Exploratory, Appraisal or Development Operation: shall mean any operation conducted subsequent to its respective Exploratory, Appraisal, or Development Well having reached its Objective Depth, but prior to the plugging and abandonment of such Exploratory, Appraisal or Development Well.

  2.45  Well  Plan:    shall  mean a  plan  for  any  proposed  Exploratory,
        Appraisal or Development Well which contains at least the information defined in Article 10.2.1 (Well Plan's Minimum Specifics).

  2.46 Withdrawing Party: shall mean a Party that withdraws from this Agreement under the conditions defined in Article 17.1 (Withdrawal), or is deemed to have withdrawn under Article 16.2 (Acreage Forfeiture Provisions).

  2.47 Working Interest: shall mean the interests of the Parties as reflected on Exhibit A (Working Interests of the Parties and Representatives) as such interest may be adjusted from time to time pursuant to the terms and provisions of this Agreement.

                                   ARTICLE 3
                                    EXHIBITS

  3.1 Exhibits: All references in this Agreement to "Exhibits" without further qualification shall mean the Exhibits listed below and attached to this Agreement. Each of the Exhibits listed below are made a part of this Agreement and shall be deemed incorporated into the body of this Agreement by this reference, as completely as if the full text of each Exhibit were contained within the text of this Agreement. If the provisions of any of the Exhibits conflict with any provisions of this Agreement, the provisions of this Agreement shall prevail with exception of Exhibits "C , D , and G" , where the conflicting provisions of Exhibits C , D , and G will prevail.

              Exhibit "A"     Working   Interests   of   the   Parties    and
                              Representatives
              Exhibit "A-1"   Contract Area and Designated Prospect Outlines
              Exhibit "A-2"   Description of Leases
              Exhibit "A-3"   Operator Designations
              Exhibit "A-4"   Area of Mutual Interest Outline
              Exhibit "B"     Offshore Insurance Provisions
              Exhibit "C"     Accounting Procedure
              Exhibit "D"     Gas Balancing Agreement
              Exhibit "E"     Equal  Employment  Opportunity   Provision  and
                              Certification of Nonsegregated Facilities
              Exhibit "F"     News Release Guidelines
              Exhibit "G"     Integrated Project Team and Technology Sharing
              Exhibit "H"     Production Handling
              Exhibit "J"     Security Instruments
              Exhibit "K"     Joint Bidding Agreement

                                  ARTICLE 4
                             SELECTION OF OPERATOR

  4.1 Designation of the Operator: The Party designated on Exhibit "A-3" (Operator Designations) will be the Operator of the associated Designated Prospect and shall conduct all operations within such
        Designated Prospect for the Joint Account of the Parties. This designation of operatorship is subject to approval by the Minerals Management Service (MMS) and the Parties agree to promptly execute and file such documents as may be required to gain approval of this designation of operatorship.

  4.2 Substitute Operator: If the Operator becomes a Non-Participating Party in a Non-Consent Operation, any Participating Party may be selected by the Participating Parties as a General Matter and designated as the substitute Operator for the Designated Prospect, with the same authority, rights, obligations and duties as the Operator, except when:

        (a)   the drilling and  other contracts for equipment and Facilities
              to  be   utilized  on   the  Non-Consent   Operation  are  not
              assignable; or

        (b) the operation is conducted from a Production System being operated by the Operator.

        If no substitute Operator is designated by the Participating Parties, then the Operator, at its option, shall conduct such Non-Consent Operations at the sole risk, Costs and expense of the Participating Parties. If the Operator conducts Non-Consent Operations on behalf of the Participating Parties (when the Operator is a Non-Participating Party), the Operator shall furnish the Participating Parties an estimate of the Costs of the Non-Consent Operation. The Operator shall not be required to proceed with such Non-Consent Operations unless and until the Costs thereof have been advanced to it by the Participating Parties, to the end that the Operator need not expend any of its own funds for such Non-Consent Operation. If a Non-Consent Operation conducted by a substitute Operator is completed or results in a producing well, said well shall be turned over to the Operator for future operations within thirty (30) days of completion of such operations.

  4.3 Resignation of Operator: The Operator may resign at any time by giving written notice to the Parties; provided, however, the Operator shall not resign during a Force Majeure situation described in Article 25.1 (Force Majeure). If the Operator no longer owns an interest in the Designated Prospect, the Operator shall be deemed to have resigned without any action by the Non-Operating Parties other than the selection of a successor Operator.

  4.4 Removal of Operator: The Operator may be removed either as a result of an assignment of all or a portion of the Operator's Working Interest in such Designated Prospect or for good cause under the following circumstances.

        4.4.1 Removal Upon  Assignment:   If  the Operator  assigns   a  ten
              percent (10%) or greater Working Interest in a Designated Prospect (excluding any interest assigned to an Affiliate) which reduces the Operator's Working Interest in the Designated Prospect to less than the Working Interest of another Non-Operating Party (and in Mobil s case, the combined Mobil ownership), whether accomplished by single or multiple assignments, then the Operator may be removed by vote of the Parties as a General Matter. Provided however, the Operator shall not be removed solely on the basis of a reduced Working Interest when the reduced Working Interest is equal to or larger than the next largest Working Interest of a Party (and in Mobil s case, the combined Mobil ownership) in the Designated Prospect.

        4.4.2 Removal for Cause by Vote: The Operator shall resign upon the unanimous vote of the Non-Operating Parties in the event this is a two or three-party Agreement or the majority vote of the Non-Operating Parties if the Agreement applies to four (4) or more Parties, if:

              (a) the Operator commits an event of default as hereafter defined and fails to commence to cure such default within thirty (30) days after receiving notice of such default. An event of default is defined as a material breach of this Agreement and includes, but is not limited to failure to pay timely contract invoices as they become due, failure to keep the property free of liens (except as provided herein), or a failure to pay properly in accordance with Exhibit C .

              (b) the Operator commits an act of gross negligence or willful misconduct; or,

              (c) the Operator is unable to meet the standards of operation contained in Articles 5.2 (Workmanlike Conduct), 5.3 (Drilling), and 5.6 (Reports to Government Agencies).

  4.5 Selection of Successor Operator: Upon resignation or removal of the Operator, a successor Operator shall be selected by the Parties as a General Matter. If the resigned or removed Operator fails to vote or votes only to succeed itself, then the successor Operator shall be selected as a General Matter after excluding the vote of the resigned or removed Operator. In the event there are only two Parties to this Agreement, the Non-Operating Party shall become the Operator.

  4.6 Effective Date of Resignation or Removal: The resignation or removal of the Operator shall become effective at 7:00 a.m. on the first day of the month following a period of ninety (90) days after said notice, unless a longer period of time is required to obtain approval by the Minerals Management Service. Prior to the successor Operator's assumption of the Operator's duties, the previous Operator (the "outgoing Operator") shall continue to exercise its authorities and meet its duties as Operator. Upon selection of a successor Operator, the outgoing Operator shall be bound by the terms of this Agreement as a Non-Operating Party. The resignation or removal of the outgoing Operator shall not prejudice any rights, obligations or liabilities which accrued during the period when the outgoing Operator acted as the Operator. If the outgoing Operator resigns or is removed, it shall be entitled to charge the Joint Account for the reasonable Costs incurred in connection with the change of operatorship.

  4.7 Delivery of Property: On the effective date of resignation or removal of the Operator, the outgoing Operator shall deliver to the successor Operator possession of everything relating to operations hereunder and co-owned by the Parties, including all funds relating to the Joint Account, all co-owned equipment, materials and appurtenances used in conducting operations and all books, records and inventories relating to operations hereunder (other than those books, records and inventories maintained by the outgoing Operator as the owner of a Working Interest). Upon such delivery, the outgoing Operator shall be discharged from all future rights and obligations as the Operator. The outgoing Operator shall further use its reasonable efforts to transfer to the successor Operator, effective as of the effective date of such resignation or removal, its rights as the Operator under all contracts exclusively relating to operations hereunder and the successor Operator shall assume all obligations of the Operator thereunder. As soon as practicable after the effective date of such resignation or removal, the Parties shall audit the Joint Account and conduct an inventory of all co-owned property, and such inventory shall be used in the return of and the accounting for the co-owned property by the outgoing Operator. All Costs incurred in connection with such audit and inventory shall be charged to the Joint Account.

                                  ARTICLE 5
                         RIGHTS AND DUTIES OF OPERATOR

  5.1 Exclusive Right to Operate: Except as otherwise provided, the Operator shall have the exclusive right and duty to conduct (or cause to be conducted) all operations pursuant to this Agreement. With the exception of any team formed pursuant to this Agreement, the number of employees or contractors used by the Operator in conducting operations hereunder, their selection, and the hours of labor and the compensation for services performed shall be determined by the Operator, and all such employees or contractors shall be the employees or contractors, respectively, of the Operator. The Operator shall contract for and employ any drilling rigs, tools, machinery, equipment, materials, supplies, vessels, services, consultants, and personnel reasonably necessary for the Operator to conduct the operations provided for in this Agreement. Except with the unanimous consent of all Parties, Operator shall not contract out to a third party the operation of the Production System or any platform provided, however, such operations by any of the Mobil Entities, as Operator, may be performed by Mobil Exploration & Producing U.S. Inc., as agent for the Mobil Entitles or any Mobil affiliate.

  5.2 Workmanlike Conduct: The Operator shall conduct all operations in a proper and workmanlike manner in accordance with methods and practices customarily used in sound oil and gas field practice and with that degree of diligence reasonably and ordinarily exercised by an experienced prudent operator engaged in a similar activity under the same or similar circumstances. The Operator shall not be liable to the Parties for losses sustained or liabilities incurred as a result of its actions as the Operator, except such as may result from its gross negligence or willful misconduct. Unless otherwise provided, Operator shall consult with the Parties and keep them all informed of all important matters.

  5.3 Drilling: The Operator may have all drilling operations conducted by qualified and responsible independent contractors who are not affiliated with the Operator and are employed under competitive contracts. A competitive contract is a contract containing current terms, rates and provisions that do not exceed those generally prevailing on the OCS in the Gulf of Mexico for operations involving drilling rigs of an equivalent type, operating in similar environments, and equipped to the Operator's standard conditions which are capable of drilling the proposed well(s) within the time schedule for the operations to be conducted. The Operator may employ its equipment, personnel, drilling rig, workover rig or snubbing unit in the conduct of such operations in accordance with Exhibit "C" (Accounting Procedure) or pursuant to a written agree-ment among the Participating Parties. If the Operator's equipment, personnel, drilling rig, workover rig or snubbing unit are employed in conducting operations under this Agreement, the terms, rates and provisions for use shall be consistent with then current competitive contracts prevailing in the OCS in the deepwater Gulf of Mexico. The Participating Parties may acquire by purchase or lease, a drilling rig as part of the Production System and in this instance the Costs to the Joint Account shall be as stated in Exhibit C .

  5.4 Liens and Encumbrances: The Operator shall use reasonable efforts to keep the Leases, Production Systems, Facilities and other equipment and any Hydrocarbons free from all liens and encumbrances, except those provided for in Article 6.3 (Security Provisions) which might arise by reason of the operations conducted under this Agreement.

  5.5 Records: The Operator shall keep accurate books, accounts and records of operations hereunder in compliance with the Accounting Procedure in Exhibit "C" (Accounting Procedure). Unless otherwise provided for in this Agreement, all records of the Joint Account shall be available to a Non-Operating Party at all reasonable times during the Operator's normal office hours pursuant to the provisions contained in Exhibit "C".

  5.6 Reports to Government Agencies: The Operator shall make timely to all governmental authorities reports that it has a duty to make as Operator and shall furnish copies of such reports to the Participating Parties. The Operator shall give timely written notice to the Parties of litigation and/or administrative proceedings of which it has notice affecting any Designated Prospect or operations hereunder.

  5.7   Information  to  Participating Parties:   The  Operator shall,  in a
        timely manner, furnish each Participating Party the following information pertaining to each well being drilled (provided such information was obtained or received by Operator):

        (a) copy of the application for permit to drill and all amendments thereto;

        (b) daily drilling and workover reports; daily mud checks, mud logs, lithological, and Hydrocarbon information; daily casing and cement tallies and cumulative Costs incurred on the operation;

        (c)   complete report of all core analysis;

        (d) copies of any logs or surveys as run (including a complete "library tape" of the digitally recorded data);

        (e) copies of well test results, bottomhole pressure surveys, gas and condensate analyses or similar information;

        (f) copies of reports made to and notices or orders received from regulatory agencies;

        (g)   48  hours  advance   notice  of  logging,  coring  or  testing
              operations (or, if conditions do not permit such advance notice, as much advance notice as is reasonably possible);

        (h) upon written request, and if sufficient quantities are available, samples of cutting and sidewall cores marked as to depth, to be packaged and shipped at expense of the requesting Party;

        (i)   copies of the drilling prognosis;

        (j) if conventional cores are taken, the requesting Party shall be allowed access to inspect and evaluate said cores; and

        (k) samples of gas, condensate and oil, if sufficient quantities are available.

        Upon written request, the Operator shall use its reasonable efforts to furnish to a requesting Participating Party any additional available information (including a complete slabbed section of all recovered cores, if requested and available), acquired by the Operator for the Participating Parties, not otherwise furnished under this Article (not including any derivative information independently developed at Operator's sole Cost and expense). The Costs of gathering and furnishing such additional available information shall be charged to the requesting Participating Party.

  5.8   Completed  Well Information:   Operator shall,  in a  timely manner,
        furnish to each Participating Party the following information pertaining to each completed well:

        (a)   monthly report of production and injection;

        (b)   copies of  reports made to regulatory agencies;

        (c)   report on status of wells not producing and not abandoned;

        (d)   Hydrocarbon status report;

        (e)   bottomhole pressure data;

        (f) composite of all logs run (e.g., TDT, Carbon-Oxygen, Spinner Surveys, Casing Collar, etc.); and,

        (g)   reports of inventory.

  5.9 Information to Non-Participating Parties: The Operator shall furnish to each Non-Participating Party copies of all non-
        confidential reports made to regulatory agencies. A Non-Participating Party shall be entitled to receive the information specified in Article 5.7 and 5.8 only after fulfilling the requirements specified in Article 16 (Non-Consent Operations). A Party which has permanently relinquished all of its Working Interest in either the Contract Area or a specific Designated Prospect, shall not be entitled to receive any information specified in Article 5.7 and 5.8 above with respect to such relinquished interest.

  5.10 Cost Information: Within one hundred twenty (120) days after completion of a Non-Consent Operation, the Operator shall furnish all Parties an itemized statement of the Cost of such operations and an inventory of the equipment pertaining thereto or, at its option, the Operator in lieu of an itemized statement of such Costs may submit a detailed statement of monthly billings. For the purposes of calculating recoupment of Costs pursuant to Article 16 (Non-Consent Operations), the Operator shall furnish to all Parties a quarterly statement showing operating expenses and the proceeds from the sale of Hydrocarbon production from the wells from which recoupment is being made.

  5.11 Managing Production: All Parties shall comply with the COPAS Operator/Producer Roles and Responsibilities Guidelines (October
        1993) ( OPRR Guidelines ) and shall cooperate and use due diligence to avoid gas imbalances resulting in Pipeline Penalties under the provisions of the transportation tariffs of any transporting pipelines. Notwithstanding anything in this Article 5 to the contrary, the Parties shall use the OPRR Guidelines to determine the allocation of penalties among the Parties. The Operator shall be solely responsible and liable for and shall protect, defend, indemnify and hold all other Parties harmless from and against any Pipeline Penalties allocated to the Operator in accordance with this
        Article 5.11. Each of the other Parties shall be solely responsible and liable for and shall protect, defend, indemnify and hold the Operator harmless from and against Pipeline Penalties allocated to such Party in accordance with this Article 5.11.

        5.11.1 Compensation: The Parties hereto recognize that Operator may be performing penalty avoidance services for Non-Operators, implementing procedures to avoid penalties and will be subject to additional risk of incurring penalties. Operator may be performing these services and incurring this additional risk without compensation. The Parties agree that in the event Operator and one or more Non-Operators enter into a subsequent Operating
                    Agreement(s) within the Area of Mutual Interest as identified on Exhibit A-4 hereof and such Agreement provides that its operator will be separately compensated for performing these services and incurring such risk, then Operator shall have the right to have this Agreement amended ( Amendment ) to provide for an identical fee which shall be effective retroactive to the effective date of such Non-Operator s participation under this Agreement on the date of such Amendment. The Amendment shall be applicable only to such Non-Operator s share of production hereunder. Operator shall notify the affected Non-Operator(s) of its election and shall forward a copy of the Amendment to such Party. The Amendment shall be effective without further action of the Parties to this Agreement. Non-Operator(s) shall pay Operator the fee provided in the Amendment for past production within sixty (60) days of receipt of such Amendment and Operator shall continue to receive such fee in accordance with the Amendment. This Agreement may be further amended as set forth above in the event other Non-Operators, acting as operator, are parties to operating agreements with Operator and separately receive payment for performing such services and incurring such risks. In any event, the Operator (or any Non-Operator, acting as Operator) shall keep the other Parties apprised of any and all penalty avoidance services being performed.

                                  ARTICLE 6
                        EXPENDITURES AND SECURITY RIGHTS

  6.1 Basis of Charges to the Parties: Except as otherwise provided, the Operator shall pay all Costs of operations hereunder and each Participating Party shall reimburse the Operator, in proportion to its Participating Interest, for the Costs of each such operation. The Operator shall have the right to require each Participating Party to advance its respective share of estimated expenditures, as provided in Exhibit "C" (Accounting Procedure). Funds received by the Operator under this Agreement may be commingled with Operator's own funds. All charges, credits and accounting for expenditures shall be made pursuant to Exhibit "C".

  6.2   Authorization  for  Expenditure  and Supplemental  Authorization For
        Expenditure: The Operator shall not make any single expenditure or undertake any project or operation costing Two Hundred Fifty Thousand Dollars ($250,000) or more, unless an Authorization for Expenditure (AFE) has either: (1) been included in a proposal for an operation and approved by the Participating Parties through their Election to participate in the operation, or (2) received the approval of the Parties as a General Matter. For any single expenditure or project costing in excess of Fifty Thousand Dollars ($50,000), but less than Two Hundred Fifty Thousand Dollars ($250,000), the Operator need not submit an AFE, but shall furnish written information describing the expenditure to each of the Participating Parties. In the event of an emergency and notwithstanding the foregoing, the Operator shall be empowered to immediately make such expenditures for the Joint Account of the Participating Parties as, in its opinion as a reasonable and prudent Operator, are required to deal with the emergency. The Operator shall report to the Participating Parties, as promptly as possible, the nature of the emergency and action taken.

        6.2.1 Required Authorization: Prior to making any expenditure for the Joint Account of less than Two Hundred Fifty Thousand Dollars ($250,000) that requires the utilization of a drilling or workover rig, the Operator shall obtain the approval of the Parties as a General Matter.

        6.2.2 AFE Overrun Notice: Operator shall provide an AFE overrun notice to all Participating Parties whenever it appears (based upon Operator's reasonable estimate) that the actual total Costs associated with any separate AFE will exceed the original AFE by more than ten percent (10%).

        6.2.3 Supplemental AFE for Cost Overruns for Wells: If during the drilling of Exploratory Wells, Subsequent Exploratory Operations, Appraisal Wells, subsequent Appraisal Operations, Development Wells, or subsequent Development Operations, it appears (based upon Operator's reasonable estimate) that the actual Costs will exceed the latest approved AFE for the well by twenty-five percent (25%) or two million dollars ($2,000,000), whichever is less, Operator shall submit a supplemental AFE to the Participating Parties to make an Election as to their further participation in the well AFE. Any Participating Party which becomes a Non-Participating Party as to such further operation under this Article 6.2.3 shall be subject to the provisions of Article 16 (Non-Consent Operations).

        6.2.4 Supplemental AFE for  Cost Overruns on Integrated Project Team
              AFE: If it appears (based upon Operator's reasonable estimate) that the actual Integrated Project Team Costs will exceed the latest approved AFE by twenty-five percent (25%) or two million dollars ($2,000,000), whichever is less, Operator shall submit a supplemental AFE to the Participating Parties to make an Election as to their further participation in the Integrated Project Team AFE. Any Participating Party which becomes a Non-Participating Party as to such further operation under this Article 6.2.4 shall be subject to the provisions of
              Article 16.5.3 (Non-Consent Geophysical Operations, Integrated Project Team and/or Final Design AFE) only for the amount of such supplement.

        6.2.5 Supplemental AFE for Cost Overruns on Final Design AFE: If it appears (based upon Operator's reasonable estimate) that the actual design Costs will exceed the latest approved Final Design AFE by twenty-five percent (25%) or five million dollars ($5,000,000), whichever is less, Operator shall submit a supplemental AFE to the Participating Parties to make an Election as to their further participation in the Final Design AFE. Any Participating Party which becomes a Non-Participating Party as to such further operation under this
              Article 6.2.5  shall be subject  to the provisions of  Article
              16.5.3 (Non-Consent Geophysical Operations, Integrated Project Team and/or Final Design AFE) only for the amount of such supplement.

        6.2.6 Supplemental AFE for Cost Overruns on Fabrication AFE: If it appears (based upon Operator's reasonable estimate) that the actual Costs associated with any separate AFE submitted under the Fabrication AFE will exceed the latest approved Fabrication AFE by twenty-five percent (25%) or ten million dollars ($10,000,000), whichever is less, Operator shall submit a supplemental AFE to the Participating Parties to make an Election as to their further participation in the Fabrication AFE. Any Participating Party which becomes a Non-Participating Party as to such further operation under this
              Article 6.2.6 shall  be subject  to the provisions  of Article
              16.2 (Acreage Forfeiture Provisions).

        6.2.7 Supplemental AFE for Cost Overruns on All Other AFEs: If it appears (based upon Operator's reasonable estimate) that the actual Costs will exceed the latest approved AFE for the operation by twenty-five percent (25%) or two million dollars ($2,000,000), whichever is less, Operator shall submit a supplemental AFE to the Participating Parties to make an Election as to their further participation in the operation. Any Participating Party which becomes a Non-Participating Party as to such further operation under this Article 6.2.7 shall be subject, if applicable, to the provisions of Article 16 (Non-Consent Operations) only for the amount of such supplement.

        6.2.8 Supplemental AFE for  Cost Overruns for All Supplemented AFEs:
              If it appears (based upon Operator s reasonable estimate) that the actual Costs associated with any already supplemented AFE will exceed the revised total (original plus all supplementals) AFE by twenty-five percent (25%) or two million dollars ($2,000,000), whichever is less, Operator shall submit another supplemental AFE to the Participating Party(s) to make an Election as to their future participation in such project. Any Participating Party which becomes a Non-Participating Party as to such further operation under such project shall be subject to the appropriate Non-Consent provisions of the supplemental AFE provision applicable thereto as set forth hereinabove.

        6.2.9 Further Operations During a Force Majeure: No Party shall be allowed to make an Election not to participate in a further operations under Articles 6.2.3 (Supplemental AFE for Cost Overruns for Wells), 6.2.4 (Supplemental AFE for Cost Overruns on Integrated Project Team AFE), 6.2.5 (Supplemental AFE for Cost Overruns on Final Design AFE), 6.2.6 (Supplemental AFE for Cost Overruns on Fabrication AFE), 6.2.7 (Supplemental AFE for Cost Overruns on All Other AFEs) or 6.2.8 (Supplemental AFE for Cost Overruns for All Supplemented AFES) during a Force Majeure or other emergency as described in Article 25.1 (Force Majeure), but may make its Election not to participate after termination of such emergency.

  6.3 Security Provisions: Notwithstanding anything to the contrary contained in this Agreement, it is understood and agreed that: (a) each Non-Operator hereby mortgages, pledges, and hypothecates to Operator and each other Non-Operator and grants Operator and each other Non-Operator a security interest in, and Operator hereby mortgages, pledges, and hypothecates to each Non-Operator and grants each Non-Operator a security interest in, all right, title, and interest of each such Non-Operator and Operator, as applicable, now or hereafter acquired in and to: (i) the oil and gas leases located within each and every Designated Prospect in the Contract Area ( the Designated Prospect Leases ); (ii) all surface or subsurface machinery, equipment, fixtures, inventory, facilities, and other property of whatever kind, character or nature, now or hereafter located on the Designated Prospect Leases or held for use in connection with the Designated Prospect Leases or in connection with the operation hereof, or the treating, handling, storing, transportation, processing, marketing or sales of Hydrocarbons, including without limitation, all oil wells, gas wells, water wells, injection wells, casing, tubing, tubular goods, rods, pumping units, engines, Christmas trees, platforms, derricks, separators, compressors, flow lines, tanks, gas systems (for gathering, treating or compression) pipe lines, chemicals, solutions, water systems, power plants, transformers, starters and controllers, tools, telegraph,  telephone, loading  racks, loading  docks,  and shipping facilities,  but  not  the  Production  System,  (collectively,  the
         Equipment );  (iii)  Hydrocarbons  which  are  produced   from  the
        Designated  Prospect  Leases,  all  products  processed or  obtained therefrom, and all inventory thereof upon extraction from the wellhead; (iv) all contract rights and other general intangibles related to the Designated Prospect Leases, the operation thereof or the treating, handling, storing, transportation, processing, marketing or sales of Hydrocarbons, or under which the proceeds of Hydrocarbons arise or are evidenced or governed; (v) all accounts resulting from the sale of Hydrocarbons at the wellhead and all other accounts, contract rights, operating rights, general intangibles, chattel paper, documents, and instruments arising from or by virtue of any transaction related to the Designated Prospect Leases, the Equipment, or the Hydrocarbons: (vi) all proceeds of the foregoing or payments in lieu of Hydrocarbons, whether such proceeds or payments are goods, money, documents, instruments, chattel paper, securities, accounts, general intangibles, fixtures or other assets (all of the aforesaid properties, rights and interest of Operator, herein called the Operator s Property , and all the aforesaid properties, rights and interests of each Non-Operator with respect to each Non-Operator, herein called such Non-Operator s Property ). The liens and security interests granted by each Party in favor of the other Party secures the payment and performance of all present and future obligations, liabilities, and indebtedness of each party under this Agreement together with interest thereon at the rate provided  in the  Accounting Procedure  (attached hereto  as Exhibit
         C ),  now or  hereafter arising,  up to  the Limit  (as hereinafter defined) for each Party  as hereinafter set forth (as to each party, the Secured Obligations). Any party (not an original signatory to this Agreement or the Leases) whether by assignment, merger, mortgage, operation of law or otherwise, shall be deemed to have taken such interest subject to the liens and security interests granted by this Article 6.3 as to all Secured Obligations attributable to such interest being acquired, whether or not such Secured Obligations arose before or after such interest is acquired. Each Party hereunder shall be entitled to exercise all of the rights and remedies of a mortgagee of immovable or real property and/or of a secured party under applicable Louisiana law, including but not limited to Chapter 9 of the Louisiana Commercial Laws. R.S. 10:9-101, et seq. If Operator seeks to enforce the liens and security interests granted to it hereunder against any Non-Operator, Operator shall have the right to appoint a keeper of such Non-Operator s Property, or any part thereof, pursuant to the terms and provisions of La. R.S. 9:5131 et seq. and 9:5136 et seq. If a Non-Operator seeks to enforce the liens and security interests granted to it hereunder against Operator or another Non-Operator, such Non-Operator shall have the right to appoint a keeper of the Operator s Property, or any part thereof, or of the Non-Operator s Property, or any part thereof, as applicable, pursuant to the terms and provisions of La. R.S. 9:5131 et seq. and 9:5136 et seq. The maximum amount of the Secured Obligations of each Party to be secured hereunder that may be outstanding at any time (the Limit ) is fixed at ten million dollars ($10,000,000) with reference to each Non-Operator, and ten million dollars ($10,000,000) with reference to Operator.

  6.4 Financing Statement and Recording of this Agreement: To perfect the security interests grated here under, the Parties hereto agree to execute simultaneously herewith and cause to be filed in the appropriate filing offices, this Agreement and a financing statement
        on  form UCC-1,  as  in the  form  attached  hereto as  Exhibit   J
        (Security Instruments). The Parties shall have a continuing obligation to execute additional financing statements to continue such perfection and to accurately reflect the current properties covered by this Agreement. The Parties hereto further agree to execute and thereafter register, file or record or cause to be registered, filed or recorded in any appropriate governmental office, this Agreement and any document or instrument supplemental to or confirmatory of this Agreement, which may be necessary or desirable for the continued validity, perfection or priority of the rights of the Parties under this Agreement.

  6.5 Unpaid Charges: In the event of the failure of any Party to pay its share of the Costs when due as provided in this Agreement, Operator (or the Non-Operator with the largest Working Interest in the Designated Prospect to which such failure applies if Operator is in default of the payment of costs hereunder), at any time and from time to time, shall be entitled to collect and receive the proceeds from the sale of all or any part of such Party s share of the Hydrocarbons from the Leases, including the proceeds from previously executed sales contracts made by or for such delinquent Party. All sums so collected shall be applied against the delinquent or unpaid expenses due from such Party, the balance of such proceeds, if any, to be paid to the Party or other person entitled thereto. Operator may likewise take any other credit due any such delinquent Party and apply the same against sums due from such Party under this Agreement. Except to the extent they conflict with the options granted to a non-defaulting Party in Article 6.7 (Default), the rights granted to Operator in this Article shall not be construed as exclusive remedies but shall be in addition to all rights, privileges and remedies afforded Operator by other provisions of this Agreement and by law or equity. Service of a true copy of this Agreement upon any purchaser of all or any part of a delinquent Party s share of the Hydrocarbons from the Leases shall constitute written authorization on the part of such delinquent Party for such purchaser to pay the proceeds from such sale to the Operator (or the Non-Operator with the largest Working Interest in the Designated Prospect to which such failure applies if the Operator is in default on the payment of costs hereunder) during such delinquency, and such purchaser shall be considered as having been notified of such authorization prior to the time of such service. The books and records kept by Operator with respect to operations hereunder shall constitute conclusive proof for purposes of this Article of the existence or nonexistence of any such delinquency insofar as the right of Operator (or the Non-Operator) to collect the proceeds from the sale of all or any part of the Hydrocarbons is concerned, subject, however, to all rights of inspection, verification, and audit provided for in this Agreement. The exercise of the rights granted in this Article shall not in anyway affect the obligation of any delinquent Party to make royalty payments. If the Operator fails to pay its share of the Costs, the Non-Operator shall be afforded the same remedy and rights as provided to the Operator in this Article 6.

  6.6 Contributions by Non-Delinquent Parties: If any Party neglects or fails to pay its share of Costs incurred hereunder within ninety
        (90) days after rendition of billing therefor by Operator, the other Parties (including Operator) shall advance to Operator their respective proportionate part of the Costs and expenses of such defaulting Party. Parties so advancing the unpaid Costs and expenses of any such defaulting Party shall bear the cost of collecting any payments in proportionate part and shall be reimbursed by the Operator in like fashion upon receipt by the Operator of any past due amounts owing by any such defaulting Party. Any interest collected by Operator in such connection shall likewise be applied to such reimbursement. Any Party so advancing a defaulting Party s Costs and expenses shall be subrogated to the lien and rights appurtenant thereto herein given Operator or any other Party.

  6.7 Default: If any Party (including the Operator) fails to pay, as provided above and in Exhibit C , its share of any Cost which it is obligated to make under any provision of this Agreement, and if such default continues for a period of thirty (30) days following delivery by Operator (or by any Non-Operator in case of a default by Operator) of notice of such default to such Party, then at any time after the expiration of such 30-day notice period the Operator (or any Non-Operator if the Operator is the Party in default) shall be entitled to the remedies in (a) and (b) or (a) and (c)below:

        (a) Operator (or any Non-Operator if Operator is the Party in default) may suspend by written notice any or all of the rights of the defaulting Party granted by this Agreement, without prejudice to the right of the non-defaulting Party to continue to enforce the obligations of the defaulting Party under this Agreement. The rights of a defaulting Party that may be suspended hereunder at the election of the non-defaulting Parties shall include, without limitation, the right to elect to participate in any further operation regarding the well or subject operation proposed under this Agreement to which the default relates; and

        (b) Operator (or any Non-Operator if Operator is the Party in default) may sue to collect the amounts in default and attorney fees together with all damages suffered by the non-defaulting Parties as a result of the default, plus interest accruing on the amounts recovered from the date of default until the date of collection at the rate specified in Exhibit "C" hereto and to enforce the liens and security interests granted under Article 6.3; or

        (c) Operator (or any Non-Operator if the Operator is the Party in default) may deliver a written Notice of Non-Participation Election to the defaulting Party at any time after the default occurs with the following effect:

              (i) If the billing is for the drilling of a new well or the plugging back, reworking or deepening (including sidetracking) of a dry hole or a well not then producing in paying quantities, or for the completion or recompletion of any well, the defaulting Party will be conclusively deemed to have elected not to participate in the subject operation subsequent to the time of default and to be a Non-Participating Party with respect thereto under the Article which is applicable to the operation, notwithstanding any Election to participate theretofore made.

              (ii) Until the delivery of such Notice of Nonparticipation Election to the defaulting Party, such Party shall have the right to cure its default by paying the unpaid billing plus interest at  the rate set forth in  Exhibit
                     C  hereto.   Any interest relinquished pursuant to this
                    Article shall be  owned by the non-defaulting Parties in
                    proportion to their interests, and the non-defaulting Parties shall be liable to contribute their shares of the defaulted amount.

        Notwithstanding the other provisions of this paragraph, if a Party fails to pay part or all of its share of Costs hereunder because of a legitimate disagreement as to the appropriateness of part or all of the billing in question, and if such Party makes such disagreement and the grounds therefor known to the Operator in writing prior to the due date of such billing and timely tenders payment of all undisputed amounts, then such Party shall not be subject to sub-paragraph (a) or (c) of Section 6.7.

  6.8 Carved-out Interests: Except for those which are set forth in Exhibit A-2 (Description of Leases) hereof, agreements creating any overriding royalty, production payment, net proceeds interest, carried interest or any other interest carved out of a Working Interest in a Lease(s) shall specifically make such interests inferior to the rights of the Parties to this Agreement. If any Party whose Participating Interest is so encumbered does not pay its share of expenses, and the proceeds from the sale of its Hydrocarbon production under Article 6.3 (Security Provisions) are insufficient for that purpose, the security rights provided for herein may be applied against the carved-out interests with which such Working Interest is burdened. In such event, the rights of the owner of such carved-out interest shall be subordinated to the security rights granted by Article 6.3. Additionally, in the event a Party elects not to participate in any operation hereunder and becomes a Non-Participating Party pursuant hereto, then and in that event, the Participating Parties shall acquire the interest of such Non-Participating Party with respect to such Election, free and clear of any and all obligations created under or pursuant to any carved-out interest as described above.

                                  ARTICLE 7
                            CONFIDENTIALITY OF DATA

  7.1 Confidentiality Obligation: The Parties agree that all Confidential Data acquired or obtained by any Party shall be kept confidential during the term of this Agreement and for an additional period of two (2) years after the termination of this Agreement. Each Party agrees to maintain the secrecy of the Confidential Data using at least the standard of care it normally uses in protecting its own confidential information and trade secrets. The Confidential Data shall be made available to each Participating Party for its exclusive use. During the confidentiality period, the Confidential Data shall not be disclosed to any third party (unless disclosed under an "exception to confidentiality" or as a "permitted disclosure", as set out in Article 7.1.1 or 7.1.2, respectively).

        7.1.1 Exceptions to Confidentiality: The confidentiality obligation shall not apply to the extent that particular items of Confidential Data:

                    (a) are now or later become part of the public domain (other than as a result of a wrongful act or omission by the Party disclosing the Confidential
                          Data); or

                    (b) are now or later become available to a Party on a non-confidential basis from a source, other than a Party hereto, that is legally permitted to disclose the item of Confidential Data; or

                    (c) were known to a Party on a non-confidential basis prior to the disclosure of the Confidential Data to it under the terms of this Agreement or to which such Party was otherwise entitled at the time of disclosure; or

                    (d) is independently developed by employees or contractors of a Party whose employees or contractors have not had access to Confidential Data.

        7.1.2 Permitted Disclosures: The Operator may disclose items of Confidential Data to such third parties as may be necessary in connection with the operation of a Designated Prospect, provided such third parties are bound by written agreement to keep secret the Confidential Data for a period of time not less than is set forth in Article 7.1 of this Agreement (or a lesser period if agreed by all Parties). The Operator shall promptly inform the other Parties hereto of the names of such third parties and list the items of Confidential Data disclosed. Notwithstanding anything herein to the contrary and subject to the restrictions that: (i) the Confidential Data shall not be removed from the custody and premises of the Party making such disclosure, excepting disclosure made pursuant to items (1) and (5) below; and (ii) that such third party be bound by written agreement not to use or disclose the Confidential Data except for the express purpose for which such disclosure is to be made, any Party may disclose, in whole or in part, the Confidential Data:

                    (1) to any Affiliate of such Party provided such Affiliate shall be bound by the confidentiality provision contained herein; or

                    (2) to any bona fide financially responsible, prospective assignee of any portion of such Party's Working Interest (including but not limited to an entity with whom a Party or its Affiliates is conducting bona fide negotiations directed toward a merger, consolidation or a sale of a Party's or an Affiliate's shares or substantially all of its assets in the OCS Gulf of Mexico), provided that the disclosing Party shall give all other Parties to this Agreement not less than fifteen (15) days advance written notice specifying the extent to which that Party intends to disclose the Confidential Data to the prospective assignee and the name of such prospective assignee; or

                    (3) to any potential contractors or professional consultants engaged by or on behalf of such Party and acting in that capacity where such disclosure is essential to such contractor's or consultant's work; or

                    (4) to any bank or other financial institution to the extent appropriate to a Party arranging financing for its obligations under this Agreement; or,

                    (5) to the extent required by the terms of any Lease, or by law, order, decree, regulation or rule (including without limitation, those of any regulatory agency, securities commission, stock exchange, judicial or administrative proceeding). If a Party is legally compelled to disclose any Confidential Data such Party shall promptly provide all other Parties to this Agreement written notice of such proceedings so that the non-disclosing Parties may seek a protective order or other remedy. A disclosing Party shall furnish only such Confidential Data as is legally required and will use its reasonable efforts to obtain confidential treatment for any Confidential Data disclosed; or,

                    (6) to an entity desiring to transport and/or purchase Hydrocarbons produced hereunder for the purpose of making Hydrocarbon reserve estimates and other technical evaluations.

        7.1.3 Limited Releases to Offshore Scout Association: The Operator may disclose the following well information at weekly Offshore Oil Scout meetings:

              7.1.3.1     Well Location:
                          (a)         proposed surface location;
                          (b)         surveyed surface location with X & Y;
                          (c)         proposed bottom hole location;
                          (d)         KB and water depth;
                          (e)         OCS number and well number; and
                          (f) actual bottom hole location (must be reported within two weeks of reaching total depth of the well).

              7.1.3.2     Well Operations:
                          (a)         rig move in date;
                          (b)         spud date;
                          (c)         weekly drilling depth, MW;
                          (d)         casing depths, cement, EMWs;
                          (e) mud weight, sidewall cores, cores, RFTs (only that they were taken);
                          (f)         logs (only the depths and type run);
                          (g)         date total depth is reached; and
                          (h)         date rig is released.

              7.1.3.3     Well Completion Information:
                          (a) any Media Release or public filing of well completion information will be furnished at weekly Scout meetings.

        7.1.4 Continuing Confidentiality Obligation: Any Party who ceases to own a Working Interest in the Contract Area shall nonetheless remain bound by the confidentiality and use obligations of this Agreement as to any Confidential Data obtained through this Agreement.

  7.2 Ownership of Confidential Data: Except as otherwise provided for in this Article, all Confidential Data produced as a result of an operation hereunder shall be the property of all Participating Parties in that operation. Any Non-Participating Party shall have no rights in or access to Confidential Data produced or derived from a Non-Consent Operation unless and until the provisions of Article 16 (Non-Consent Operations) are satisfied.

        7.2.1 Well Log and Data Trades: Any Participating Party may propose the exchange or trade of any co-owned Confidential Data for other similar data and information owned by a third party. The approval of such exchange or trade shall require the unanimous approval of the Participating Parties who own such data. Upon approval of such trade by all Participating Parties, the Operator shall consummate such exchange or trade with the third party. The Operator shall promptly provide all Participating Parties copies of the third-party data obtained along with copies of any agreement relating to such exchange.

        7.2.2 Ownership of Non-Consent Data: When the Non-Participating Party becomes a Participating Party in the operation, as provided herein, such non-consent Confidential Data and information previously withheld from such Non-Participating Party shall thereafter become co-owned by such Party.

  7.3 Access to the Lease and Rig: Each Participating Party's authorized representatives including those related to financing arrangements of the Production System shall have access to any drilling rig, Production System or Facility serving a Designated Prospect to observe and inspect operations and wells in which it participates (and the records and other data pertaining thereto). Access by the Participating Party to any drilling rig, Production System or Facility serving a Designated Prospect shall be arranged through the Operator twenty-four (24) hours in advance (or, if conditions do not permit, as much advance notice as is reasonably possible). Each Party's access will be at its sole Cost, risk and expense and at reasonable times and provided such access does not unreasonably interfere with the operations being conducted.

  7.4   Development  of  Proprietary  Information  and/or  Technology:   The
        ownership,  use,  treatment   and  disclosure  of  any   proprietary
        information and/or technology specific to drilling technology, production technology, production structure and Facilities and their transportation and installation, pipelines, flowlines and offshore oil and gas transportation which are charged to the Joint Account shall be handled in accordance with Exhibit "G" (Integrated Project Team and Technology Sharing).

  7.5 News Releases: Except to the extent required by the terms of any Lease, or by law, order, decree, regulation or rule (including without limitation, those of any regulatory agency, securities commission, stock exchange, judicial or administrative proceeding), the Parties shall use reasonable efforts to unanimously agree upon the timing and content of releases to the news media concerning operations covered by this Agreement. However, in the event the Parties cannot unanimously agree upon either the timing and/or content of the news release within five (5) days of such proposed news release, then such timing and/or content shall require approval as a General Matter. Failing General Matter approval of a news release, such news release may be prepared in accordance with Exhibit "F" (News Release Guidelines).

                                  ARTICLE 8
                         VOTING, ELECTIONS, AND NOTICES

  8.1 Overall Supervision of Business Affairs: The activities of the Parties under this Agreement that are not within the scope of the Operator s authority to unilaterally decide under Article 5.0 (Rights and Duties of Operator) or Article 6.2 (Authorization for Expenditure) shall be divided into the following broad classes:

        8.1.1 General Matter Vote: General Matters for which a vote for approval is required prior to action, but no accompanying Election regarding participation is required, or;

        8.1.2 Elections: Proposed operations for which an Election regarding participation is required for such operation. (An example of such an operation is an Election for a Fabrication AFE proposed pursuant to a previously approved Development Plan under Article 12.8 (Fabrication AFE) without the requirement for approval as a General Matter.)

        The Parties shall decide and take action upon all General Matters and Elections in accordance with the provisions of this Article 8.

  8.2 Voting Procedures on General Matters and Elections: Unless otherwise provided, any General Matter or Election shall require the approval of the Parties and shall be decided by a vote of the Parties as follows:

        8.2.1 Voting Interest: Each Party shall have a voting interest equal to its Working Interest in a Designated Prospect or, with respect to a Non-Consent Operation, its Participating Interest in such operation, as applicable.

        8.2.2 Vote Required: The Parties shall attempt to reach unanimous agreement regarding proposals requiring approval of the Parties. However, in the event that the Parties cannot unanimously agree, (except as otherwise provided in this Agreement), a General Matter shall be decided by an affirmative vote of: one (1) or more of the Parties having a combined voting interest of fifty percent (50%) or more.

              For General Matters where an AFE is not required with a proposal, a Party shall evidence its vote for approval in writing. A Party failing to vote, or respond timely to a General Matter, shall be deemed to have voted against the proposal.

        8.2.3 Second Opportunity for an Election: Upon approval of a proposal which requires an Election, any Party who either: (i) elected not to approve the proposal; or (ii) failed to elect shall have forty eight (48) hours (exclusive of Saturdays, Sundays and federal holidays) from receipt of notice from the Operator that a proposal has been approved, to respond with a second Election as to its participation in the proposal. Failure to respond in a timely manner shall be deemed an
              Election not to participate. When a drilling rig is on location and standby charges are accumulating, the time permitted for such a response shall not exceed forty-eight
              (48) hours (inclusive of Saturday, Sunday or legal holidays) or longer period if such requesting Party agrees to bear one hundred percent (100%) of all standby charges for said extended period.

  8.3 Response Time for General Matters and Elections: After receipt of notice pursuant this Article 8, the Parties shall either: (i) submit their vote in response to a General Matter proposal as described under Article 8.1.1, or (ii) make an Election if the proposal does not require a vote as a General Matter as described under Article
        8.1.2. The Operator shall give prompt notice of the results of such voting or Elections to each Party. Unless specified otherwise herein, the response times required for each type of proposal shall be as follows:

        8.3.1 Well Operation Proposal: When any proposed well operation does not require construction of a Production System, each Party shall respond with its Election within thirty (30) days after receipt of the proposal. When a drilling rig is on location and standby charges are accumulating, an Election in response to the proposal shall be made within forty-eight (48) hours after receipt of the proposal (exclusive of Saturdays, Sundays and federal holidays or longer period if such requesting Party agrees to bear one hundred percent (100%) of all standby charges for said extended period); provided that the forty-eight (48) hour provision of this Article 8.3.1 shall not apply to a new well (other than a substitute well) proposed under Articles 10.2 (Proposal of Exploratory Operations), 11.1 (Proposal of Appraisal Operations) or 13.1 (Proposal of Development Operations).

        8.3.2 Production System Construction: Elections involving the construction and installation of a Production System shall require a response within one hundred eighty (180) days after receipt of the Fabrication AFE.

        8.3.3 Other AFE Related Operations: Except as otherwise provided for in Articles 8.3.1 and 8.3.2, the response time to a proposed operation will depend upon the AFE gross expenditure amount. Response times will be as follows:

                    (a)   AFE   of     $250,000  or   more  but   less  than
                          $10,000,000 response will  be made  within  thirty
                          (30) days after receipt of said proposal.

                    (b)   AFE  of   $10,000,000  or   more  but   less  than
                          $50,000,000 response will  be  made  within  sixty
                          (60) days after receipt of said proposal.

                    (c) AFE of $50,000,000 or more response will be made within one hundred eighty (180) days after receipt of said proposal.

        8.3.4 Other Proposals:   For  all other  proposals requiring notice,
              each Party shall respond with an Election within thirty (30) days after receipt of the proposal.

        8.3.5 Failure  to Respond:   Failure  of any  Party to respond  to a
              proposal within the required period shall be an Election not to participate in the proposed operation.

        8.3.6 Suspensions of Production: Anything in this Article 8.3 notwithstanding, if the MMS grants a Suspension of Production (an "SOP") or a Suspension of Operations (an "SOO") for all or any part of the Designated Prospect, shorter time limits set forth as requirements of the SOP/SOO shall supersede the longer time periods for a Party's Election as provided for under this Agreement.

        8.3.7 Standby Charges: Unless otherwise agreed between the Parties, the Participating Parties in a prior operation shall be responsible for standby charges accrued until all Parties having a right to do so, have made an election to either participate or not participate in a subsequent proposed operation. All standby charges accruing after the final Election regarding the subsequent operation has been made shall be the responsibility of the Participating Parties in the subsequent operation.

  8.4 Meetings of the Parties: In addition to the annual meeting required by Article 12.18 (Annual Operating Plan), meetings of the Parties shall be called by the Operator upon its own motion or at the request of any Party. Except in the case of emergency, or except when agreed by unanimous consent, no meeting shall be called on less than ten (10) days (exclusive of Saturdays, Sundays and federal holidays) advance notice, and such notice shall include an agenda of the meeting. The representative of the Operator shall be chairman of each meeting and shall take minutes of each meeting. Only matters set out in the agenda for the meeting shall be considered at the meeting unless unanimously agreed to by all the Parties to this Agreement. A Party may add items to the agenda by providing at least five (5) days advance written notice to all Parties of such additional items.

  8.5 Designation of Representatives: The names and addresses of the representatives who are authorized to represent and bind each Party with respect to voting on General Matters or Elections hereunder, are set forth in Article II of Exhibit "A" (Working Interests of the Parties and Representatives) attached hereto. The designated representatives may be changed by written notice to the other Parties in accordance with Article 8.7 (Giving and Responding to Notices).

  8.6 Elections: An Election to participate in an Exploratory Operation, an Appraisal Operation or a Development Operation shall include an Election to participate in all necessary expenditures for drilling, testing, logging and plugging/abandonment to the Objective Depth as set out in the Well Plan. An Election to participate in a Development Well shall also include an Election to participate in all necessary expenditures through the installation of the wellhead if set forth in the Well Plan.

  8.7 Giving and Responding to Notices: All notices and responses (including notices/proposals of General Matters, Elections) shall be made in writing and delivered to the designated representative in person or by facsimile transmission (followed by a phone call confirming receipt), U.S. mail, overnight express or courier. When a drilling rig is on location and standby charges are accumulating, all notices and responses shall be given by telephone and immediately confirmed in writing. Any notices and responses shall be effective only when received by the Party to whom such notice, proposal or response is directed except as otherwise provided in this Article 8.7. Any notice or response transmitted by facsimile shall be deemed given and received only after the receiving Party has confirmed receipt of such facsimile. Any notice or response transmitted by overnight express or courier shall be deemed given and received twenty-four (24) hours (exclusive of Saturdays, Sundays and federal holidays) after such notice or response is deposited or transmitted. Any notice or response by U.S. mail (other than overnight express) shall be deemed given and received five days (exclusive of Saturdays, Sundays and federal holidays) after the notice or response is deposited in the mail.

  8.8 Content of Notice: Any notice which requires a response within a time period shall indicate which of the response times specified in
        Article 8.3 (Response Time for General Matters and Elections) is required. If a notice proposes a well operation, the notice shall include the following information:

        (a) the type of well operation being proposed, i.e., Exploratory, Appraisal or Development Operation(s);

        (b)   any Well Plan applicable to for the proposed operation; and

        (c) an AFE showing the estimated Costs of the operation, including all necessary expenditures associated with the drilling, testing and completing or abandoning the well.

        If the notice proposes a Production System, Subsea Production System, Subsequent Production System or Facilities, the notice shall include the following information:

        (a)   the type of system or Facilities being proposed; and

        (b)   description of  same, including  location, estimated  Costs of
              operation,   including   design,   engineering,   fabrication,
              transportation and installation.

  8.9   Agent for Mobil Entities:

        (a) For all purposes of this Agreement, except for any Designation of Operator recognized by the MMS, Mobil Oil Corporation and Mobil Oil Exploration & Producing Southeast Inc., collectively herein the Mobil Entities , agree that Mobil Exploration & Producing U.S. Inc. shall be the true and lawful agent of the Mobil Entities hereunder with respect to all of the rights, powers and duties of the individual Mobil Entities, including, without limitation, the giving and receiving of notices and taking any action on behalf of the individual Mobil Entities. Mobil Exploration & Producing U.S. Inc. accepts and acknowledges this relationship and agrees to perform same hereunder.

        (b) Enserch Exploration, Inc. and Reading & Bates Development Co. shall be entitled to and agrees to treat any notice given or action taken by Mobil Exploration & Producing U.S. Inc., as a notice from or an action by the Mobil Entities.

  8.10 Votes by Affiliates: For purposes of this Article 8 it is understood and agreed that the interest of the Mobil Entities, as well as any of its or their Affiliates which subsequently become a Party to this Agreement, shall be aggregated and combined, for all purposes hereof, including but not limited to notice, voting, Election and approval purposes, as if the Mobil Entities constituted a single Party to this Agreement. Similarly, each of Enserch Exploration, Inc. and its Affiliates or Reading & Bates Development Co. and its Affiliates shall be aggregated and combined, for all purposes hereof, including but not limited to notice , voting, Election and approval purposes, should any of their respective Affiliates subsequently become a Party to this Agreement. Such aggregation and combination shall not extend to any assignee or transferee to a non-Affiliate permitted under the terms of Article 24 (Successors, Assigns and Sale of Interest).

                                  ARTICLE 9
                             GEOPHYSICAL OPERATIONS

  9.1 Geophysical Operations: Any Party may propose to acquire or process geophysical surveys (other than shallow hazard surveys, velocity surveys or other similar well bore geophysical operations) to evaluate all or any portion (s) of the Contract Area at any time during the term of this Agreement. These geophysical surveys may
        consist  of  either  conducting   proprietary   surveys,  purchasing
         speculative   surveys  from  vendors,  or  participating in   group
        shoot   surveys. Geophysical  Operations  are not  to  be considered
        Exploratory, Appraisal, or Development Operations and may be conducted simultaneously with Exploratory, Appraisal, or Development Operations.

        9.1.1 Conduct of Proprietary Geophysical Operations: The Operator shall conduct all proprietary geophysical surveys (or processing) for the account of the Participating Parties based upon their Participating Interest share of the Costs of the surveys. The Operator shall provide the Participating Parties with copies of all field data and support documentation as appropriate for any and all seismic data collected from the geophysical survey. The Operator shall obtain all licenses and/or permits from all governmental agencies necessary to support the surveys. The ownership of any proprietary geophysical data derived from a proprietary survey shall be limited to the field tapes, i.e., raw data and initial processing (not including re-processed or interpreted data) and owned on the basis of the Parties Participating Interests in the survey. If the geophysical data is acquired by a geophysical contractor instead of through the Operator, then
              wherever  in   this  Article  the  word    Operator   appears,
               Contractor  shall be substituted therefor.  If a Party elects not to participate in a proprietary geophysical survey, then a
              Participating Party shall elect to either : (i) proceed with the Geophysical Operation with the interest of the Non-Participating Party shared by the Participating Parties on the basis of their respective Working Interests, unless otherwise agreed, or (ii) change its Election to become a Non-Participating Party. A Non-Participating Party shall not be entitled to any geophysical data obtained from the proprietary geophysical survey unless the Non-Participating Party agrees to become an underinvested Party per terms of Article 16.5.3 (Geophysical Operations, Integrated Project Team and/or Final Design AFE).

        9.1.2 Group-Shoot and Speculative Seismic Surveys: The Parties shall make a good faith effort to coordinate the acquisition of any new group-shoot or speculative seismic surveys covering one or more of the Leases within the Contract Area. This shall enable all Parties who desire to acquire such data to take advantage of group rates available from most seismic contractors and will allow each Party a license to use such data. For such seismic data purchases covering the Leases, the acquiring Parties shall mutually agree upon the Cost shares of the total licensing fee (rather than on their Working Interest shares).

                                  ARTICLE 10
                             EXPLORATORY OPERATIONS

  10.1 Application: Exploratory Operations shall mean all operations (including any subsequent Exploratory Operation) conducted by one or more of the Parties hereunder in the drilling, testing and completing of the first well (including a substitute well for such well) in a Designated Prospect as described in this Article 10 (Exploratory Operations). The Costs, risks and obligations of Exploratory Operations conducted in accordance with this Agreement shall be borne by the Parties as provided in Article 10.2.4 (Exploratory Operations Costs) below.

  10.2 Proposal of Exploratory Operations: Any Party may propose to conduct an Exploratory Operation within a Designated Prospect by giving notice of the proposal (along with the associated AFE and Well Plan) to all other Parties. If all the Parties elect to participate in drilling the proposed Exploratory Well, Operator shall commence the proposed well in accordance with this Article 10 and drill same at their Cost and risk. No Exploratory Well shall be drilled by any Party hereto on any Designated Prospect without the approval of one or more Parties having a combined voting interest of fifty percent (50%) or more except, however: (a) subsequent to the beginning of the last two (2) years of the primary term of any Lease within such Designated Prospect having a primary term of five (5) years (regardless of whether the lease has a primary term which will extend to eight (8) years) or (b) subsequent to the beginning of the last three (3) years of any Lease within such Designated Prospect having a primary term of ten (10) years upon which there is no well agreed to be drilled by at least a fifty percent (50%) voting interest, any one or more of the Parties hereto may drill an
        Exploratory Well upon such Lease upon its Election. If fewer than all the Parties elect to participate in and agree to bear one hundred percent (100%) of the Cost and risk of drilling the proposed well or conducting a proposed operation, Operator shall drill such well or conduct such operation, provided that a Participating Party may, subject to Article 4.2, take over the operation as substitute Operator in the event Operator does not elect to participate. The Operator (or substitute operator) shall then commence the Exploratory Operation at the sole Cost and risk of the Participating Parties. Except as provided in Article 16.2 (Acreage Forfeiture Provisions) and Article 16.4 (Non-Consent Operations to Maintain a Designated Prospect), Costs of a Non-Consent Exploratory Operation will be recouped in accordance with Article 16 (Non-Consent Operations).

        10.2.1 Well Plan's Minimum Specifics: The Well Plan for any Exploratory Well and any proposed Subsequent Exploratory Operation will include at least the following information:

                    (a)   the surface and target bottomhole locations;

                    (b)   the expected  spud date and  the anticipated  time
                          necessary   to   conclude   drilling,  evaluation,
                          completion and/or abandonment operations;

                    (c) the true vertical depth to be drilled, along with the specified Objective Depth (and other target zones to be penetrated);

                    (d)   the proposed drilling plan,  including the  casing
                          program    and   any    anticipated   Sidetracking
                          operations;

                    (e) details of any coring, logging or other evaluation operations to be conducted; and

                    (f) information concerning the drilling rig to be used, including day rates, water depth rating and other limitations relevant to the drilling operations to be conducted.

        10.2.2      Pre-Spud Technical  Meeting and  Revision of  Well Plan:
                    Subsequent to the approval of the Exploratory Operation, but prior to commencing such Exploratory Operations (other than a substitute operation), the Participating Parties shall meet for a Pre-Spud Technical Meeting . The purpose of the meeting is to review the Well Plan describing the specific operations planned for the Exploratory Well. Any proposed revision to the operations specified in the original Well Plan and AFE shall require mutual agreement of the Participating Parties. Any such revision to the Well Plan shall be evidenced by the signature to an amended AFE for the proposed Exploratory Operation. In the absence of agreement upon a revised Well Plan, the original Well Plan and AFE shall stand as approved. Any revisions to the original Well Plan or AFE by the Participating Parties shall not give any Non-Participating Party an additional opportunity to make an Election unless the Objective Depth is changed or the target bottomhole location is changed by more than three hundred (300) feet, in which case the Exploratory Operation shall be proposed anew to all Parties having the right to elect thereon.

        10.2.3 Timely Operation: A proposed Exploratory Operation shall be commenced within one hundred eighty (180) days from the date upon which it is approved except as a result of Force Majeure as set forth in Article 25.1. If operations have not commenced in a timely manner, the approved Exploratory Operation shall be deemed withdrawn, with the effect as if the Exploratory Operation had never been approved. If an approved Ex-ploratory Operation is deemed withdrawn due to lack of timely commencement of operations, any Costs incurred during said one hundred eighty (180) day period which are attributable to the proposed operation shall still be chargeable to the Participating Parties. An Exploratory Operation shall be deemed to have commenced on the date the rig arrives on location or, if the rig is already on location, the date when actual drilling operations for the proposed Exploratory Operation are begun.

        10.2.4 Exploratory Operations Costs: The Costs, risks and obligations associated with drilling, testing, logging and abandoning (whether permanent or temporary) an Exploratory Well, any substitute well and any subsequent Exploratory Operations shall be borne by the Par-ticipating Parties in proportion to their Participating Interest in such Exploratory Operation.

        10.2.5 AFE Overruns and Substitute Well: The Operator shall timely commence an Exploratory Operation and continue the operation with due diligence to the Objective Depth subject to (i) a supplemental AFE s being required pursuant to Article 6.2 (Authorization for Expenditure and Supplemental Authorization For Expenditure) or (ii) the Operator encountering mechanical difficulties, uncontrolled influx of subsurface water, abnormal pressures, pressured or heaving shale, salt, granite or other practicably impenetrable substances or other similar conditions prevailing in the hole that render further drilling impracticable. If the Exploratory Well is abandoned due to the conditions described under
                    10.2.5 (ii), then the Operator or any Participating Party may propose a substitute well (with the associated AFE and Well Plan), and each Participating Party in the abandoned Exploratory Well shall make an Election whether to participate in the proposed substitute well. The Operator (or substitute Operator) shall commence the substitute well at the sole Cost and risk of the Parties making an Election to participate. Any Party who makes an Election not to participate in either (i) or (ii) above shall be subject to the provisions of Article 16.2 (Acreage Forfeiture Provisions) or Article 16.5.1 (Non-Consent Subsequent Exploratory Operations), whichever is applicable.

  10.3 Subsequent Exploratory Operations at Objective Depth: After (i) the Exploratory Well (or its substitute) has been drilled to its Objective Depth, (ii) all operations in the controlling AFE and Well Plan have been completed or terminated (except plug and abandon) and
        (iii) all logs and test results have been distributed to the Participating Parties, the Operator, shall promptly notify the Participating Parties of the Operator's proposal for one of the following operations:

        (a) conduct Additional Testing, Coring or Logging of the formations encountered prior to setting production casing;
        (b)   Sidetrack the well bore to core the formations encountered;
        (c) Deepen the well to a new Objective Depth (however, if a casing string is required to Deepen the well, then option "d" shall precede Deepening the well);
        (d) Sidetrack the well to another bottomhole location not deeper than the stratigraphic equivalent of the original Objective Depth;
        (e)   conduct production testing;
        (f)   conduct on the well other operations not listed herein;
        (g) complete the well at Objective Depth in the objective zone or formation;
        (h) plug back the well and attempt a completion in a shallower zone or formation;
        (i)   temporarily abandon the well; or
        (j)   permanently plug and abandon the well.

        10.3.1      Response  to Operator's  Proposals:   Within forty-eight
                    (48) hours (exclusive of Saturdays, Sundays and federal holidays) after receipt of Operator's proposal to conduct Subsequent Exploratory Operations, or longer period if such requesting Party agrees to bear one hundred percent (100%) of all standby charges for said extended period, each Participating Party shall respond to the Operator's proposal by making its Election to participate in Operator's proposal or by making a counterproposal. Failure of a Participating Party to respond to a proposal (except a proposal to plug and abandon) shall be deemed an Election not to participate in the Operator's proposal and to become a Non-Participating Party from that point.

        10.3.2 Counterproposals: If a Participating Party makes a counterproposal for Subsequent Exploratory Operations, the other Participating Parties shall have an additional twenty-four (24) hours to respond to all counterproposals. If conflicting proposals for Subsequent Exploratory Operations are made, preference for voting shall be given first to operation (a) above, next to operation (b) above, and so forth. If different depths or locations are proposed for Subsequent Exploratory Operations, preference shall be given to the shallowest depth (or the bottomhole location nearest the existing well bore) and then to other depths or bottomhole locations in descending (or more distant) order. After a decision to conduct a Subsequent Exploratory Operation is made and the Subsequent
                    Exploratory Operation is commenced, the remaining proposals for other types of subsequent Exploratory Operations shall be deemed withdrawn. At the completion of the Subsequent Exploratory Operation, the Operator shall again submit proposal(s) for Subsequent Exploratory Operations to the Participating Parties, through the procedure provided herein, until such time as the well is plugged and abandoned.

        10.3.3      Approval  of  Subsequent  Exploratory Operations  by All
                    Parties: If the proposed Subsequent Exploratory Operation is approved by all then-Participating Parties, the Operator (or substitute Operator) shall commence the Subsequent Exploratory Operation at the Cost(s) and risk of the Participating Parties.

        10.3.4 Approval of Subsequent Exploratory Operations by Fewer Than All Parties: If a proposal for Subsequent Exploratory Operations (except a proposal to plug and abandon), is approved by at least a fifty percent (50%) interest but by fewer than all then-Participating Parties, then the Operator (or substitute Operator) shall conduct the operation at the sole Cost and risk of the Participating Parties. Any Non-Participating Party in a Subsequent Exploratory Operation shall be subject to Article 16.5.1(Non-Consent Subsequent Exploratory Operations). A Non-Participating Party in a Subsequent Exploratory Operation shall be relieved of the Costs, risks and obligations of the Subsequent Exploratory Operation, except as to its share of the Costs of plugging and abandoning the Exploratory Well in its then-current condition. No operation shall be performed on the well unless deemed by the Operator to be safe and the well bore is in a condition to perform the proposed operation.

        10.3.5 Subsequent Exploratory Operations If Not Approved: If no proposed Subsequent Exploratory Operation (except a proposal to plug and abandon) receives approval by the Participating Parties having a voting interest of at least fifty percent (50%), then prior to an Exploratory Wells being plugged and abandoned, Operator (or substitute Operator) shall conduct at the sole Cost and risk of the Participating Parties, the proposed Subsequent Exploratory Operation receiving the largest percentage of Participating interest approval, and in the event of conflicting Elections between two (2) or more Subsequent Exploratory Operations, by Parties having equal interests, then preference shall be given first to operation (a) then (b) and so on, as set forth in Article 10.3 (Subsequent Exploratory Operations at Objective Depth). Any Non-Participating Party in such subsequent Exploratory Operation shall be subject to
                    Article 16 (Non-Consent Operations). Such Non-Participating Party shall be relieved of the Costs, risk and obligation of the Subsequent Exploratory Operation, except as to its share of the Costs of plugging and abandoning the Exploratory Well in its then-current condition. No operation shall be performed on the well unless deemed by the Operator to be safe and the well bore is in a condition to perform the operation.

  10.4 Deeper Drilling: A proposal to drill an Exploratory Well to an Objective Depth below the deepest Producible Reservoir penetrated by a Producible Well or to reenter and Deepen an existing Exploratory Well to an Objective Depth below the deepest Producible Reservoir penetrated by a Producible Well shall require unanimous approval of the Parties.

  10.5 Plugging and Abandoning Costs: Upon the conclusion of all operations set forth in an Exploratory Operation s Well Plan and all Subsequent Exploratory Operations on such well, or if the Operator encounters mechanical difficulties or impenetrable conditions, which make further drilling impracticable, then the Operator may propose to plug and abandon the well. Upon approval of the well abandonment by the Participating Parties having a voting interest of at least fifty percent (50%) or, failing approval, the Operator deems the well bore not to be safe or in a condition to perform operations, the Operator shall commence the plugging and abandonment of the well. The Participating Parties in the original operation shall pay all Costs of plugging and abandoning the Exploratory Well (except any increased plugging and abandoning Costs associated solely with a Subsequent Exploratory Operation conducted as a Non-Consent Operation). The Participating Parties in any Non-Consent Operation shall be responsible for the increased plugging and abandoning Costs attributable to the Non-Consent Operation.

  10.6 Conclusion of Exploratory Operations: Exploratory Operations shall cease in any Designated Prospect after the abandonment of the Exploratory Well, whether permanent or temporary, and the release of the rig from the Exploratory Well (including any substitute well).

  10.7 Subsurface Team: Within sixty (60) days after rig release of the Exploratory Well, the Parties shall form a subsurface team. Each Party shall be entitled to have at least one (1) representative on the subsurface team. Each Party shall be responsible for designating its representative(s) for the subsurface team. A Party's representatives for the subsurface team may be changed at any time. The salaries, burdens, benefits, other compensation and expenses of each subsurface team member shall be the responsibility of the Party employing or providing the subsurface team member. The Operator shall serve as the coordinator for the subsurface team. Members of the subsurface team will work independently at office locations provided by the Party designating such member. The responsibilities of the subsurface team shall include but not be limited to the following items:

        -     making recommendations for Appraisal Operations,

        - evaluating potential Producible Reservoirs within a Designated Prospect, and;

        - advising the Integrated Project Team regarding subsurface matters so the Integrated Project Team can more effectively assist the Operator in the preparation of the Development Plan pursuant to Article 12 (Development Plan).

        The subsurface team will meet as it deems necessary to carry out the above activities. Once the subsurface team is formed, it will remain in existence until the expiration or dissolution of the Designated Prospect.

                                  ARTICLE 11
                              APPRAISAL OPERATIONS

  11.1 Proposal of Appraisal Operations: After completion of Exploratory Operations any Party may propose to conduct an Appraisal Operation within a Designated Prospect by giving notice of the proposal (along with the associated AFE and Well Plan) to all other Parties. If all the Parties agree to participate in drilling the proposed Appraisal Well, Operator shall commence the proposed well in accordance with this Article 11 and drill same at their Cost and risk. No Appraisal Well shall be drilled by any Party hereto on any Designated Prospect without the approval of one or more Parties having a combined voting interest of fifty percent (50%) or more except, however: (a) subsequent to the beginning of the last two (2) years of the primary term of any Lease within such Designated Prospect having a primary term of five (5) years (regardless of whether the Lease has a primary term which extends to eight (8) years); (b) the last three
        (3) years of the primary term of any Lease within such Designated Prospect having a primary term which has been extended to eight (8) years; or (c) subsequent to the beginning of the last three (3) years of any Lease within such Designated Prospect having a primary term of ten (10) years upon which there is no well being reworked, drilled, or agreed to be drilled by at least a fifty percent (50%) voting interest, any one or more of the Parties hereto may drill an Appraisal Well upon such Lease upon its Election. If fewer than all the Parties elect to participate in and agree to bear 100% of the Cost and risk of drilling the proposed well or conducting a proposed operation, Operator shall drill such well or conduct such operation, provided that a Participating Party may, subject to Article 4.2, take over the operation as substitute Operator in the event Operator does not elect to participate. Costs of a Non-Consent Appraisal
        Operation will be recouped in accordance with Article 16 (Non-Consent Operations). The formation of an Integrated Project Team may occur concurrently with Appraisal Operations.

        11.1.1 Well Plan's Minimum Specifics: The Well Plan for the Appraisal Operation shall include at least the information set forth under Article 10.2.1 (Well Plan's Minimum Specifics).

        11.1.2      Pre-Spud Technical  Meeting and  Revision of  Well Plan:
                    The Pre-spud Technical Meeting and Revision of the Well Plan shall be in accordance with Article 10.2.2 (Pre-Spud Technical Meeting and Revision of Well Plan). The Well Plan for an Appraisal Operation shall be deemed automatically revised with each Sidetracking, Deepening, or additional Operations approved by the Participating Parties.

        11.1.3 Timely Operation: A proposed Appraisal Operation shall be commenced within one hundred eighty (180) days from the date upon which it is approved. Except as a result of Force Majeure (Article 25.1), if operations have not commenced in a timely manner, the approved Appraisal Operation shall be deemed withdrawn, with the effect as if the Appraisal Operation had never been approved. If an approved Appraisal Operation is deemed withdrawn due to lack of timely commencement of operations, any Costs incurred during said one hundred eighty (180) day period which are attributable to the proposed operation shall still be chargeable to the Participating Parties. An Appraisal Operation for the drilling of an Appraisal Well shall be deemed to have commenced on the date the rig arrives on location or, if the rig is already on location, the date when actual drilling operations are begun.

        11.1.4 AFE Overruns and Substitute Well: The Operator shall timely commence an Appraisal Operation and continue the operation with due diligence to the Objective Depth, subject to (i) a supplemental AFE being required pursuant to Article 6.2 or (ii) the Operator encountering mechanical difficulties, uncontrolled influx of subsurface water, abnormal pressures, pressured or heaving shale, salt, granite or other practicably impenetrable substances or other similar conditions prevail in the hole that render further drilling impracticable. If the Appraisal Well is abandoned due to the conditions described under Section
                    11.1.4 (ii), then the Operator or any Participating Party may propose a substitute well (with the associated AFE and Well Plan), and each Participating Party in the abandoned Appraisal Well will make an Election whether to participate in the proposed substitute well. The Operator (or substitute Operator) shall commence the substitute well at the sole Cost and risk of the Parties making an Election to participate. Costs of a Non-Consent substitute well will be recouped in accordance with Article 16 (Non-Consent Operations).

  11.2 Subsequent Appraisal Operations at Objective Depth: After (i) the Appraisal Operation has been drilled to its Objective Depth, (ii) all operations in the controlling AFE and Well Plan have been completed or terminated (except plug and abandon) and (iii) all logs and test results have been distributed to the Participating Parties, the Operator shall promptly notify the Participating Parties (and Non-Participating Party(ies) in the case of a proposal under Section
        11.2 (c) and (d), if applicable) of the Operator's proposal for one of the following operations:

        (a)   conduct   Additional  Testing,   Coring  or  Logging   of  the
              formations encountered prior to setting production casing;
        (b)   Sidetrack the well bore to core the formations encountered;
        (c) Sidetrack the well to another bottomhole location not deeper than the stratigraphic equivalent of the original Objective Depth;
        (d)   Deepen the well to a new Objective Depth;
        (e)   conduct production testing;
        (f) complete the well at the Objective Depth in the objective zone or formation;
        (g) plug back the well and attempt a completion in a shallower zone or formation;
        (h)   conduct on the well other operations not listed herein;
        (i)   temporarily abandoning the well; or
        (j)   permanently plug and abandon the well.

        11.2.1      Response  to Operator's  Proposals:   Within forty-eight
                    (48) hours (exclusive of Saturdays, Sundays and federal holidays) after receipt of Operator's proposal to conduct subsequent Appraisal Operations, or longer period if such requesting Party agrees to bear one hundred percent (100% ) of all standby charges for said extended period, the Participating Parties shall respond to the Operator's proposal by making its Election to Operator's proposal or making a counterproposal. Failure of a Participating Party to respond to a proposal (except a proposal to plug and abandon) shall be deemed an Election not to participate in the Operator's proposal and to become a Non-Participating Party from that point.

        11.2.2 Counterproposals: If a Participating Party makes a counterproposal for a subsequent Appraisal Operation, the other Participating Parties shall have an additional twenty-four (24) hours to respond to all counterproposals. If conflicting proposals for subsequent Appraisal Operations are made, preference for voting shall be given first to operation (a) above, next to operation (b) above, and so forth. If different depths or locations are proposed for subsequent Appraisal Operations, preference for voting shall be given to the shallowest depth (or the location nearest the existing well bore) and then other depths or locations in descending (or more distant) order. After a decision to conduct a subsequent Appraisal Operation is made and the subsequent Appraisal Operation is commenced, the remaining proposals for other types of
                    subsequent  Appraisal   Operations   shall   be   deemed
                    withdrawn. At the completion of the subsequent Appraisal Operation, the Operator shall again submit proposal(s) for subsequent Appraisal Operations to the Participating Parties, through the procedure provided herein, until such time as the well is plugged and abandoned.

        11.2.3      Approval  of  Subsequent  Appraisal  Operations  by  All
                    Parties: If the proposed subsequent Appraisal Operation is approved by all then Participating Parties, the Operator (or substitute Operator) shall commence the subsequent Appraisal Operation at the Cost(s) and risk of the Participating Parties.

        11.2.4 Approval of Subsequent Appraisal Operations by Fewer Than All Parties: If a proposal for Subsequent Appraisal Operations (except a proposal to plug and abandon), is approved by the Election of at least fifty percent (50%) interest of the then Participating Parties' interest, but by fewer than all then Participating Parties, then the Operator (or substitute Operator) shall conduct the operation at the sole Cost and risk of the Participating Parties. Any Non-Participating Party in a Subsequent Appraisal Operation shall be subject to Article 16 (Non-Consent Operations). A Non-Participating Party in a Subsequent Appraisal Operation shall be relieved of the Costs, risks and obligations of the Subsequent Appraisal Operation, except as to its share of the Costs of plugging and abandoning the Appraisal Well in its then-current condition. No operation shall be performed on the well unless deemed by the Operator to be safe and the well bore is in a condition to perform the proposed operation.

        11.2.5 Subsequent Appraisal Operations If Not Approved: If no proposed Subsequent Appraisal Operation (except a proposal to plug and abandon) receives sufficient election to be approved by at least fifty percent (50%) interest of the then participating Parties, then prior to an Appraisal Well being plugged and abandoned, Operator (or substitute Operator) shall conduct at the sole Cost and risk of the Participating Parties, the Subsequent Appraisal Operation receiving the largest percentage of Participating interest approval, and in the event of equal elections between two (2) or more of such proposed Appraisal Operations, then preference shall be given first to operation (a) then (b) and so on, as set forth in Article 11.2 (Subsequent Appraisal Operations at Objective Depth). Any Non-Participating Party in such Subsequent Appraisal Operation shall be subject to Article 16 (Non-Consent Operations). Such Non-Participating Party shall be relieved of the Costs, risk and obligation of the subsequent Appraisal
                    Operation, except as to its share of the Costs of plugging and abandoning the Appraisal Well in its then-current condition. No operation shall be performed on the well unless deemed by the Operator to be safe and the well bore is in a condition to perform the operation.

  11.3 Election by Non-Participating Parties in Deepening or Sidetracking Appraisal Operations: If an Appraisal Well is drilled to its initial Objective Depth and does not appear to result in a well that will qualify as a Producible Well, and if any Participating Party proposes to either (i) Deepen said Appraisal Well, or (ii) Sidetrack said Appraisal Well, then, as provided in Article 11.2 (c) or (d), the Operator shall notify each original Non-Participating Party of the proposal. Each original Non-Participating Party may respond with an Election regarding such a proposal to Deepen or Sidetrack by notifying the Operator of its Election within forty-eight (48) hours (exclusive of Saturdays, Sundays and federal holidays) after receiving the Operator's notice, or longer period if such requesting Party agrees to bear one hundred percent (100%) of all standby charges for said extended period. Any original Non-Participating Party making an Election to participate in the Deepening or
        Sidetracking of an Appraisal Well shall be deemed to be underinvested in an amount equal to its share of the Cost incurred in such Non-Consent Well (including but not limited to drilling, testing, logging or coring) prior to such Deepening or Sidetracking. The Parties that participated in drilling to the initial Objective Depth will be deemed overinvested in that amount, and all Costs for operations under this Agreement that would otherwise be allocated proportionately to such overinvested Parties shall be allocated to the underinvested Parties until all overinvestments are eliminated. Any original Non-Participating Party making an Election to participate in the Deepening or Sidetracking of an Appraisal Well shall remain a Non-Participating Party in the Appraisal Well to the initial Objective Depth until the Costs recoverable under Article 16 (Non-Consent Operations), less any payments through a Disproportionate Spending Settlement and/or Article 16.9 (Underinvestment of Costs), have been recouped by the original Participating Parties.

  11.4 Deeper Drilling: A proposal to drill an Appraisal Well to an Objective Depth below the deepest Producible Reservoir penetrated by a Producible Well shall require approval of the Parties having at least a fifty percent (.50%) voting interest and shall be further subject to the following provisions.

        11.4.1 Limited Participation in Deeper Drilling: If a proposal is approved pursuant to Article 11.4 above, any Party may either; (a) make an Election to participate in the proposed Deeper Drilling operation; (b) make an Election not to participate in the proposed Deeper Drilling operation; or (c) make an Election to limit its participation to drilling to the base of the deepest Producible Reservoir to be penetrated by the Deeper Drilling operation.

                    A Party making an Election to limit its participation in a Deeper Drilling Appraisal Well to the base of the deepest Producible Reservoir shall bear its Participating interest share of the Cost and risk of drilling (including abandonment) to the base of the deepest Producible Reservoir. If a Party makes an
                    Election not to participate in the proposed Deeper Drilling, the proposed Deeper Drilling operations shall be conducted pursuant to Article 16 (Non-Consent Operations).

        11.4.2 Multiple Completion Alternatives Above and Below the Deepest Producible Reservoir: If a Non-Participating Party in a Deeper Drilling operation below the deepest Producible Reservoir considers the well to be capable of producing at or above the deepest Producible Reservoir, and has indicated a desire to complete the well at or above the deepest Producible Reservoir, any further Deeper Drilling operations shall be conducted subject to the following provisions:

              (a) Multiple Completions: If all the Participating Parties in the well agree that a multiple well completion(s) are possible and practicable involving (i) a completion at or above the deepest Producible Reservoir and (ii) a completion below the deepest Producible Reservoir, the Participating Parties in the Deeper Drilling operation shall bear 100% of the Costs of drilling to an Objective Depth below the deepest Producible Reservoir that are in excess of the original Costs to drill and complete the well in the deepest Producible Reservoir.

              (b) Single Completions: If all the Participating Parties in the well do not agree that multiple well completions are possible or practicable, the Non-Participating Party in the Deeper Drilling operation shall be deemed overinvested in the original well in an amount equal to the Non-Participating Party's Share of the original Costs of drilling the well to the deepest Producible Reservoir. The Participating Parties in the Deeper Drilling operation shall assume their proportionate share of the Non-Participating Party's Share of the Costs of other operations conducted under this Agreement until all overinvestments are eliminated.

              (c)   Overinvestments   for   Single    Completions:       The
                    Participating Parties as to the depths below the deepest Producible Reservoir shall be deemed overinvested in an amount equal to the Non-Participating Party's Share of the well's Cost down to the deepest Producible Reservoir at the first occurrence of the following events:

                    (i) the well is not a Producible Well in the deeper depths and the well is plugged back to a shallower zone; or,

                    (ii) the well is completed as a Producible Well in the deeper depths, but Hydrocarbon production from the deeper zone is later depleted prior to Non-Consent Recoupment (attributable to Deeper Drilling operation) and the well is plugged back to a shallower zone; or,

                    (iii) the well  is completed as a Producible Well in the
                          deeper depths and the Participating Parties have recovered the applicable Non-Consent Recoupment (attributable to the Deeper Drilling operation) from Hydrocarbon production from the deeper zone.

                    The overinvestment shall be depreciated at the rate of one-half percent (.50%) per month from the date the Deeper Drilling operation commences to the earlier of the date of (i), (ii) and (iii) above, but such depreciation shall not reduce the overinvestment below forty percent
                    (40.0%)  of  the  original  overinvestment.    The  Non-
                    Participating Parties  in the Deeper Drilling  operation
                    shall   assume   their   proportionate  share   of   the
                    Participating Party's Share of the Costs of other operations conducted under this Agreement until all overinvestments are eliminated.

        11.4.3      Completion Attempts At or  Above the Deepest  Producible
                    Reservoir: If a well drilled below the deepest Producible Reservoir is not completed for production in the deeper depths, then the Participating Parties in said well down to the deepest Producible Reservoir shall have a right to utilize the well for completion in a Producible Reservoir. The Participating Parties in drilling below the deepest Producible Reservoir in said well shall bear the Costs (including plugging back Costs) necessary to place the well in proper condition for completion in a Producible Reservoir. If a well drilled below the deepest Producible Reservoir is damaged to the extent that it is rendered incapable of being completed and produced at or above the deepest Producible Reservoir in that well, the Participating Parties in the Deeper Drilling operation shall be obligated, at their sole Cost and risk, to restore the well to its condition prior to the Deeper Drilling operations below the deepest Producible Reservoir. The Participating Parties in the Deeper Drilling Operation shall be obligated to pay for the entire Cost of redrilling the well if the damage cannot be repaired. Both the Participating Parties in the original drilling operation and the Participating Parties in the Deeper Drilling operation shall be Participating Parties in the completion attempt in the shallower formation.

  11.5 Plugging and Abandoning Costs: Upon the conclusion of all operations set forth in an Appraisal Operations Well Plan and all Subsequent Appraisal Operations on such well, or if the Operator encounters mechanical difficulties or impenetrable conditions, which make further drilling impracticable, then the Operator may propose to plug and abandon the well. Upon approval of the well abandonment by the Participating Parties having a voting interest of at least fifty percent (50%) or failing approval, the Operator deems the well bore not to be safe or in a condition to perform further operations, the Operator shall commence the plugging and abandonment of the well. The Participating Parties in the original operation shall pay all Costs of plugging and abandoning the Appraisal Well (except any increased plugging and abandoning Costs associated solely with a Subsequent Appraisal Operation conducted as a Non-Consent Operation). The Participating Parties in any Non-Consent Operation shall be responsible for the increased plugging and abandoning Costs attributable to the Non-Consent Operation.

                                   ARTICLE 12
                                DEVELOPMENT PLAN

  12.1 Phased Development Plans: The results of Exploratory and/or Appraisal Operations may justify the development of one or more Producible Reservoirs within a Designated Prospect. The Operator shall prepare for the approval of the Parties a Development Plan in order to pursue such development of a Designated Prospect. In order to provide for the orderly preparation of the Development Plan, unless otherwise mutually agreed by all the Parties, the Parties shall form  an  Integrated  Project  Team  subject to  Article  12.2
        (Proposal of Integrated Project Team) whose duties are more specifically set forth in Exhibit "G" (Integrated Project Team and Technology Sharing) and which shall be charged with assisting the Operator in the preparation of a Development Plan and in design, engineering, fabrication, transportation and installation of the Initial Production System and Facilities. In view of the Costs and scope of Development Operations for a Designated Prospect, the Parties may agree to divide Development Operations into an initial Development Phase and one or more subsequent Development Phases. Each Development Phase shall be centered upon the installation of a new or expanded Production System for a Designated Prospect. A separate Development Plan shall be prepared for each Development Phase, and each Development Plan shall be developed, approved and implemented pursuant to this Article 12.

  12.2 Proposal of Integrated Project Team: The Operator shall have the exclusive right to submit a proposal for the formation of the Integrated Project Team during the first six (6) month period following rig release for an Exploratory Well on any of the Designated Prospects. However, if an Appraisal Operation is approved by the Parties prior to the proposal for the formation of the Integrated Project Team, the Operator's exclusive proposal period shall be extended until six (6) months after rig release of the last approved Appraisal Operation on any of the Designated Prospects. If Operator fails to propose the formation of the Integrated Project Team during its exclusive proposal period(s), then, after expiration of the Operator's exclusive proposal period(s), any Party may propose the formation of the Integrated Project Team.

  12.3 Integrated Project Team Election: A proposal for the formation of the Integrated Project Team shall not require the approval of the Parties as a General Matter. Each Party shall have an Election as to its participation in the AFE for the Integrated Project Team, pursuant to Article 8.3.3 (Other AFE Related Operations). The formation and administration of the Integrated Project Team shall be handled in accordance with Exhibit "G" (Integrated Project Team and Technology Sharing) with the Costs of the Integrated Project Team being charged in accordance with Exhibit "C" (Accounting Procedure). A Party which makes an Election not to participate in the Integrated Project Team shall become a Non-Participating Party as to the costs of the Integrated Project Team and shall be subject to the provisions of Article 16.5.3 (Non-Consent Geophysical Operations, Integrated Project Team and/or Final Design AFE). A Non-
        Participating Party shall not have access to the data or studies prepared by the Integrated Project Team until satisfaction of the requirements of Article 16.5.3.

  12.4 Proposal of a Development Plan: The Operator shall have the exclusive right for a period of twelve (12) months from the formation of the Integrated Project Team to submit a Development Plan for the review and approval of the Parties, such proposed Development Plan to be based upon the work and recommendations of the Integrated Project Team. If Operator has begun preparation of a Development Plan during the first six (6) months of the twelve (12) month period, but the Development Plan will not be completed and submitted by the end of the Operator's exclusive period, the Operator may request an extension of the exclusive period to allow completion of the work in progress. Any request for extension shall include a report of the progress to date and specify a date for submission of the Development Plan not more than three (3) months from the expiration of the exclusive submission period. The Parties may grant an extension by a General Matter vote. If the Parties mutually agree not to form an Integrated Project Team, then the Operator shall have the exclusive right to propose a Development Plan for a period of twelve (12) months following completion of the Exploratory Operations or Appraisal Operations, whichever is later.

        12.4.1 Alternative Development Plans: If a Development Plan is not timely submitted by the Operator or the Development Plan submitted by the Operator is not approved pursuant to Article 12.6 (Approval of a Development Plan) or
                    12.6.1 (Amended Approval Requirement for Development Plans) below, then any Party shall have the option to submit a Development Plan. Development Plans proposed after expiration of the Operator's exclusive period shall be considered for approval by the Parties in the order in which the Development Plans are submitted.

  12.5 Content of the Development Plan: Any Development Plan proposed under this Agreement shall contain sufficient detail to allow the Parties to adequately evaluate the scope, timing, Costs and capacity of the proposed Development Plan and Production System. All Development Plans submitted shall include at least the following information:

        (a)   Initial  Production  System:    Description  of   the  Initial
              Production System including:

              (i) the type of Production System proposed (i.e., tension leg well jacket, floating production system, etc.), including the Production System's location, configuration (i.e., number of well slots or subsea tiebacks) and production capacity;

              (ii)  a description of the Facilities, including the gathering
                    and   pipeline   system   necessary  to   transport  the
                    Hydrocarbons from the well heads to shore;

              (iii) a project execution  plan which includes a time schedule for designing, contracting, fabricating, constructing, transporting, installing, commissioning, and start-up;

              (iv) the estimated date of initial Hydrocarbon production and the estimated daily rate of Hydrocarbon production thereafter; and,

              (v) the estimated Costs of the Production System not in the form of an AFE;

        (b) Producible Reservoirs: A description of the Hydrocarbon bearing geological formations expected to be developed under the Development Plan along with the general area and depth of sands or reservoirs to be developed by the Production System, and wellstream characteristics for use in designing the Production System;

        (c)   Recoverable Reserves:    An  estimated  range  of  recoverable
              reserves for the proposed Development Plan;

        (d) Predrilling Operations: A reasonable description of predrilling operations, if any, planned in support of later development, including an estimate of the timing, Cost and location of each predrilling operation;

        (e)   Development Wells:   A reasonable  description of drilling and
              completion plans for all Development Wells, including an estimate of the timing, Cost and location of each well.

        (f) Other Data: Provided such information is available, any other information reasonably necessary to perform an evaluation of the technical and economic feasibility of the Initial Production System provided for in the Development Plan.

  12.6 Approval of a Development Plan: The Operator shall have ninety (90) days to obtain unanimous approval of the Parties for any Development Plan proposal submitted by the Operator during its exclusive period. If either (i) the Operator fails to gain the unanimous approval of the Parties or (ii) the Operator fails to submit a Development Plan, the Parties shall have a period of ninety (90) days commencing with either the expiration of the Operator's exclusive period or the failure to obtain approval in which either the Operator's Development Plan or an alternate Development Plan may be unanimously approved by the Parties.

        12.6.1 Amended Approval Requirement for Development Plans: If a Development Plan is not unanimously approved upon conclusion of the ninety (90) day period provided in
                    Article 12.6 above, then the unanimous agreement requirement, provided for under Article 12.6 shall be amended to provide:

                    (i) during this amended approval process, consideration for approval by the Parties shall be given first and simultaneously to any previously proposed Development Plan;

                    (ii) for a twelve (12) month period following expiration of the two (2) separate ninety (90) day plus ninety (90) day periods, approval of a Development Plan shall be by the Parties as a General Matter. No new alternative Development Plan shall be submitted during the last six (6) months of this twelve (12) month period; and

                    (iii) if  a  Development Plan  is  not  approved,  as  a
                          General Matter, during the twelve (12) month period, then the Development Plan shall be approved according to the following:

                    (a) If there is only one Development Plan submitted and such Development Plan receives an affirmative vote of at least forty percent (40%) of the voting interest, such Development Plan shall be deemed approved by the Parties;

                    (b)   If there  are two  (2)  or more  Development  Plans
                         submitted and two (2) receive an affirmative vote of at least forty percent (40%) of the voting interest, then the Development Plan receiving the largest affirmative vote shall be deemed approved by the Parties.

                    (c) If there are two (2) or more Development Plans submitted and one Development Plan receives an affirmative vote of at least forty percent (40%) of the voting interest, and the other Development Plan(s) receives an affirmative vote of less than forty percent (40%) of the voting interest, then the Development Plan receiving the affirmative vote of at least forty percent (40%) of the voting interest shall be deemed approved by the Parties;

                    (d) If two (2) competing Development Plans each receive an affirmative vote of forty percent (40%) voting interest, the Parties will use reasonable efforts to diligently pursue a compromise Development Plan, failing which then the Development Plan submitted first shall be deemed approved by the Parties.

  12.7 Final Design AFE: No later than six (6) months from the date the Development Plan is approved as provided in Article 12.6 above, Operator shall submit to all Parties the Final Design AFE for the Initial Production System for their Election. Such Final Design AFE shall include a Cost estimate for design which shall include both the Cost of Operator and Non-Operator staff time (including Affiliate employees) and the Cost of contract labor and services for the design and testing necessary to adequately define the system for the bidding of fabrication. The Final Design AFE may also include the Cost of long-delivery equipment items which must be purchased before the start of fabrication and construction. Operator may provide other additional documents as necessary to allow the Parties to adequately evaluate the Final Design AFE.

        12.7.1 Response to Final Design AFE: Each Party shall respond as to its Election in the Final Design AFE proposal within the time frame as described in Article 8 (Voting, Notices, and Elections). If all the Parties make an Election to participate in the Final Design AFE, then the Operator shall proceed with the Final Design AFE for the Joint Account of the Parties. If a Party makes an Election not to participate in the Final Design AFE, then each of the Participating Parties shall elect to either: (i) proceed with the Final Design AFE with the interest of the Non-Participating Party shared by the Participating Parties on the basis of their respective Working Interests, unless otherwise agreed in writing, or (ii) change its Election to become a Non-Participating Party. All risk, Cost, and expense shall be borne in proportion to the respective interests of the Participating Parties. Any Non-Participating Party shall be subject to the Non-Consent provisions as set forth in Article 16.5.3 (Non-Consent Geophysical Operations, Integrated Project Team/and/or Final Design AFE).

  12.8 Fabrication AFE: No later than six (6) months from the date of the last Election for the Final Design AFE as provided in Article 12.7 above, unless such additional time is necessary due to circumstances beyond Operator's control, Operator shall submit a Fabrication AFE for the Initial Production System to all Parties for their Election. The Fabrication AFE shall consist of separate AFEs for each major component in the construction, fabrication and installation of the Initial Production System identified in the approved Development Plan and Final Design AFE. If the Operator does not timely submit the Fabrication AFE, any Party may submit a Fabrication AFE for the Development Plan. The Fabrication AFE shall consist of a separate AFE for: (i) the structural components of the Initial Production System, (ii) the equipment and Facilities to be located on the Designated Prospect (or located off the Designated Prospect but serving the Designated Prospect), and (iii) any pipelines or other Facilities for handling Hydrocarbon production. The Election regarding the Fabrication AFE shall be a single Election and not an Election as to the individual AFEs comprising the Fabrication AFE.

        12.8.1 Response to Fabrication AFE: The Parties shall make their Election as to the Fabrication AFE within the time period as described in Article 8.3.2 (Production System Construction). Development Wells shall be subject to separate AFEs and shall not be included within the Fabrication AFE. If all the Parties make an Election to participate in the Fabrication AFE, then the Operator shall proceed to design, fabricate, construct, transport and install the Initial Production System for the Joint Account of the Parties. By making an Election to participate in the Fabrication AFE, each Participating Party commits to pay its Participating Interest share of the Costs, risks and liabilities of the Initial Production System as set out in the Fabrication AFE. Each Non-Operator Participating Party shall have the option to attend regularly scheduled meetings between the Operator and any contractors constructing the Initial Production System or Facilities specified in the Fabrication AFE as well as visits to the construction sites. Any Non-Participating Party shall be subject to Article 16.2 (Acreage Forfeiture Provisions) and the Participating Parties shall elect to either: (i)
                 proceed with the Fabrication AFE with the interest of the Non-Participating Party shared by the Participating Parties on the basis of their respective Working Interests, unless otherwise agreed, or (ii) change its Election to become a Non-Participating Party. The Working Interest of the Non-Participating Party shall be shared by the Participating Parties in accordance with Article 16.2.2 (Initial Production System).

  12.9 Minor Modifications and Revisions to Development Plans: In implementing the Development Plan, the Operator may make minor modifications and revisions to the Development Plan subject to the following:

        12.9.1 Minor Modifications to Development Plans: The Operator may, without the approval of the Participating Parties, make minor modifications to a Development Plan if such minor modifications are both necessary and reasonable to accomplish the Development Plan. For purposes of this paragraph, a minor modification shall mean a modification which does not cause the estimated Cost of any separate AFE submitted under the Fabrication AFE to increase by more than twenty-five percent (25%) or Two Million Dollars ($2,000,000), whichever is less, and does not change the type of Production System, the number of Development Wells, the capacity of the Facilities or the Hydrocarbon transmission system of the Development Plan. Such minor modifications also shall not materially change the risk or timing of the Development Plan nor any prior Elections of the Parties.

        12.9.2 Revisions to Development Plans : A Development Plan may be revised as needed to accommodate new data, interpretations or other changes not covered by Article 12.9.1 (Minor Modifications to Development Plans) or by Article 12.10 (Major Modifications to Development Plans). Any such revision pursuant to this Article 12.9.2 shall require approval as a General Matter. The Operator shall provide a copy of the revised Development Plan to all Parties, except in the case when the Development Plan is automatically revised as a result of a Development Operation not included in the then current Development Plan being approved as a General Matter as provided in Article 13.1 (Proposal of Development Operations).

  12.10 Major  Modifications  to   Development  Plans:  The  Operator  shall
        promptly notify the Participating Parties whenever a major modification to a Development Plan is anticipated and shall furnish to the Participating Parties the Operator's proposal to modify the Development Plan (and associated AFE's) along with the basis for the proposal and estimated Costs. Approval of major modifications shall require the unanimous affirmative vote of all Participating Parties in accordance with Article 12.6. A major modification shall be deemed to have occurred when:

        (i) the type of the Production System is materially changed or the capacity is changed by ten percent (10%) or more; or

        (ii) the number of well slots of the Production System is changed by at least twenty-five percent (25%); or

        (iii) the type of Hydrocarbon transmission system is changed (e.g., pipeline vs. barge, etc.).

        If the major modification is approved by all the Participating Parties, then the Operator shall immediately advise any Party who made an Election not to participate in the Fabrication AFE for the original approved Development Plan and provide the modified Development Plan to such Non-Participating Party. Any Non-Participating Party shall have the right for a period of forty-five
        (45) days, after receipt of the modified Development Plan from the Operator, in which to make an Election to participate in the modified Development Plan. Any Non-Participating Party s Election to participate in the modified Development Plan shall be subject to a Disproportionate Spending Settlement in an amount equal to one hundred percent (100%) of such Non-Participating Party's share of the actual Costs incurred for the Development Plan. The Non-Participating Party who makes an Election to participate in the modified Development Plan shall be an underinvested Party until such underinvestment is eliminated. The Participating Parties shall deliver to the Non-Participating Party who makes an Election to participate in the modified Development Plan an assignment of one hundred percent (100%) of such Non-Participating Party's former Working Interest in the Designated Prospect, the wells therein and production therefrom within thirty (30) days after full payment is received. If the major modification is approved, the Development Plan (and any associated AFE's) shall be deemed modified and the Operator shall carry out the modified Development Plan. In the event a major modification is not approved by all Participating Parties, the Operator shall continue to implement the approved Development Plan.

  12.11 Supplemental AFE for Cost Overruns on Fabrication AFE: Shall be as provided for in Article 6.2.6 (Supplemental AFE for Cost Overruns on Fabrication AFE).

  12.12 Termination of a Development Plan: Any proposed termination of an approved Development Plan may only be accomplished by unanimous consent of the Participating Parties.

  12.13 Timely Operations for Initial Production Systems: The Operator shall commence, or cause to be commenced, the construction of the Initial Production System in any Designated Prospect(s) within one (1) year from the last Party's Election for the Fabrication AFE. Such construction shall be deemed timely commenced on the date the major fabrication contract for the Production System is awarded. If such construction has not commenced in a timely manner, then the approved Fabrication AFE shall be deemed withdrawn with the effect as if the Fabrication AFE had never been submitted. The above notwithstanding, if the MMS grants a "Suspension of Production" or a "Suspension of Operations" (an "SOP/SOO") for an approved Development Plan, any shorter time limits set forth as requirements of the SOP/SOO shall supersede the corresponding longer time limit set forth in this Agreement or the Development Plan.

  12.14 Expansion, Modification, or Repair of an Initial  Production System:
        Subsequent to the installation of the Initial Production System described and approved in the first Development Plan for a
        Designated Prospect, any Party may propose the expansion, modification or repair of any existing Production System in which it has participated by written notice to the other Participating Parties in such Production System. Such proposal shall be presented in accordance with Articles 12.18 (Annual Operating Plan) and 8.3 (Response Time for General Matters and Elections) for approval as a General Matter. If approved as a General Matter, it will be binding on all Participating Parties in the Initial Production System and Operator shall proceed with such project for the benefit of the Joint Account and all Cost, risk and expense of such operation shall be borne in proportion to the respective Participating Parties' Working Interest in such Initial Production System unless otherwise agreed. This Article 12.14 shall not constitute a limit on a Party's right to install its own Facilities under Article 15 (Disposition of Production). The provisions of this Article 12.14 shall not apply to subsequent Development Phase(s).

  12.15 Subsequent Development Phases: At any time after the last Party's Election under the Fabrication AFE for the Initial Development System, any Participating Party may propose an additional Development Phase(s) and the installation of a subsequent or expanded Production System(s). Upon proposal of a Subsequent Development Phase, the Operator shall propose the formation of an Integrated Project Team to prepare a Development Plan for the Subsequent Development Phase. The preparation and approval of the Development Plan for a Subsequent Development Phase shall follow the same procedures specified in this Article 12 for the preparation and approval of the initial Development Plan.

  12.16 Access to Existing Facilities: Development Operations in subsequent Development Phases shall have reasonable access (on a space available basis) to gathering, processing and transportation Facilities installed for previous Development Phases.

  12.17 Non-Consent Operations in Subsequent Development Phases: If fewer than all Parties make an Election to participate in a Subsequent Development Phase, the Operator (or substitute Operator) shall conduct Development Operations in the Subsequent Development Phase for the account of the Participating Parties and at their sole Cost and risk. The Participating Parties shall conduct the Subsequent Development Operations in the Subsequent Development Phase with the benefit of the non-consent provisions specified in Article 16 (Non-Consent Operations). A Non-Participating Party in a Subsequent Development Phase shall not be entitled to any information or data from any Development Operation associated with such Development Phase, unless the Non-Participating Party makes an Election to
        participate  in  such  operations  of  the  Subsequent   Development
        pursuant to Article 16.7 (Operations From a Subsequent Non-Consent Production System). Any Non-Participating Party in a Subsequent Development Phase may retain its Working Interest in the Designated Prospect corresponding to a Development Phase in which it participated. However, such a Non-Participating Party shall not unreasonably interfere with Development Operations in the Subsequent Development Phase (and shall not make any claim for drainage upon the Participating Parties in the Subsequent Development Phase, so long as the Subsequent Development Phase is conducted according to prudent operating practices). In all events, the sequence and conduct of Development Operations in a Subsequent Development Phase shall be controlled by the Participating Parties in the Subsequent Development Phase Operation. Hydrocarbon production volumes between Phases shall be measured on the basis of well tests and operating expenses between Phases allocated upon the basis of Hydrocarbon production volume throughput.

  12.18 Annual Operating Plan: Beginning in the year in which a Development Plan is approved for a Designated Prospect, and each subsequent year thereafter, the Operator shall develop an Annual Operating Plan. The Annual Operating Plan process will be used (i) as a reporting mechanism by which the Operator will inform the Non-Operating Parties of results of the previous year's activities, (ii) to review ongoing operations and (iii) to forecast activities, anticipated Hydrocarbon production volumes, operating expenses and capital expenditures for the remainder of the current year and the next succeeding calendar year.

        12.18.1  Development and  Submission of  the Annual  Operating Plan:
                 Prior to May 1 of each year, the Operator will conduct a meeting with the Non-Operating Parties to review the results of the previous year. The Operator will also provide the Non-Operating Parties with its anticipated activities for the current and following year and solicit input regarding these activities from the Non-Operating Parties. After this meeting, the Operator will prepare and submit its proposed draft for the Annual Operating Plan prior to June 1 of each year.

        12.18.2 Review of the Annual Operating Plan: The Non-Operating Parties will provide suggested changes, additions or deletions to the Annual Operating Plan to the Operator and all other Parties prior to July 15 of each year. The Operator will then make any changes it deems necessary and submit the Annual Operating Plan no later than October 1 of each year.

        12.18.3  Content  of Annual  Operating Plan:   The  Annual Operating
                 Plan will include an estimated capital budget, expense budget and Operator's anticipated forecast as follows:

           12.18.3.1.  Capital  Budget:   The  Annual  Operating  Plan  shall
                       contain an estimated capital budget that includes the following:

                    (a) a list of proposed wells to be drilled including their anticipated order, drilling time, depths, locations, objective sands, type of well
                         (Development, Appraisal, etc.), purpose of well (production, injection, etc.) and estimated Costs;

                    (b) capital workovers, which shall be defined as any workover operation conducted to recomplete a well to a new zone or install artificial lift, listed by well, with their estimated Cost;

                    (c) other capital projects requiring a gross expenditure greater than three million dollars ($3,000,000). The term "capital project" shall include addition of new equipment, expansion or upgrades of existing equipment; and

                    (d) an estimated total amount (in aggregate) for capital projects.

           12.18.3.2   Expense  Budget:   The  Annual  Operating  Plan  shall
                       contain an estimated expense budget that includes the following:

                    (a) expense workovers, which shall be defined as any anticipated workover operation which is not a capital workover (such as repair work or reworks within the same zone), listed by well, with their estimated Cost;

                    (b) all expense projects requiring a gross expenditure greater than three million dollars ($3,000,000). The term "expense project" shall include repair, replacement, inspection and maintenance of existing equipment;

                    (c) an estimated total amount (in aggregate) for expense projects; and

                    (d) estimated Operations and Maintenance (O&M) expenditures for the year may be shown in the aggregate. O&M expenses shall include the ongoing, everyday expenditures necessary to operate the field.

        12.18.3.3 Operator Forecasts and Informational Items: The Annual Operating Plan shall contain the Operator's reasonable forecasts and projections (but are recognized as forecasts and projections only) including the following information:

                 (a)   production forecasts;

                 (b)   injection forecasts;

                 (c)   fuel and flare gas forecasts;

                 (d)   scheduled  or planned  downtime  exceeding  three  (3)
                       days;

                 (e)   data collection programs; and

                 (f)     other areas deemed of significance by the Operator.

        12.18.4 Effect of the Annual Operating Plan: The Annual Operating Plan shall be primarily for informational and planning purposes and shall not obligate any Party to any expenditures or constitute an Election to participate in or a proposal of any specific operation. However, the Annual Operating Plan is recognized as the Operator's effort to forecast and plan for activities during the year while providing for input from the Non-Operators. Pursuant to the terms and conditions of this Agreement, any Party may make proposals for operations which were not included in the Annual Operating Plan. Approval of any such operation, under the terms provided in Article 8 (Voting, Elections, and Notices), shall be deemed a modification to the Annual Operating Plan.

                                  ARTICLE 13
                             DEVELOPMENT OPERATIONS

  13.1 Proposal of Development Operations: It is the intent of the Parties to proceed with development of the Contract Area in accordance with the approved Development Plan. Any Party may propose to conduct specific Development Operations which were included in the Development Plan by giving notice of the proposal and the associated Well Plan, which shall include at least the information set out in
        Article 10.2.1 (Well Plan's Minimum Specifics), and AFE to all other Parties. Each Development Operation included in an approved Development Plan shall not require approval as a General Matter. The Operator (or substitute Operator) shall commence the Development Operation at the sole Cost and risk of the Parties making an Election to participate. Costs of a non-consent Development Operation will be recouped in accordance with Article 16 (Non-Consent Operations). Any Participating Party may propose to conduct specific Development Operations which were not included in the Development Plan. However, such a proposal shall also specify that it is not for an operation included in the Development Plan. A proposal for a Development Operation not included in the Development Plan shall require approval as a General Matter and, if approved, such Development Operation not included in the Development Plan shall automatically revise the Development Plan. However, the provisions of this Article 13 (Development Operations) shall not apply to the proposal for the Initial Production System in the Designated Prospect. The Initial Production System shall be proposed as a part of the Development Plan in accordance with
        Article 12 (Development Plan) of this Agreement.

        13.1.1 Operator's Counterproposal: If a Non-Operating Party makes a proposal that was not included in the approved Development Plan and such proposal is approved as a General Matter with the Operator being the non-approving Party, the Operator shall have the option to:

              (a)   make  an  Election   to  participate  in   the  operation
                    proposed by the Non-Operating Party;

              (b)   become  a   Non-Participating  Party   pursuant  to   the
                    provisions of Article 16 (Non-Consent Operations); or,

              (c) make a counterproposal within the applicable response time that attempts to satisfy the same or similar objectives (in terms of timing and development of the Designated Prospect) as would the Non-Operating Party's proposal.

                 The Operator's counterproposal, if approved as a General Matter, shall have the effect of voiding the Non-Operating Party's proposal. A Party making an Election not to participate in the Operator's counterproposal shall become a Non-Participating Party in the Operator's counterproposal shall become a Non-Participating Party in the operation subject to Article 16 (Non-Coinsent Operations). If the Operator's counterproposal is not approved, Operator shall make its Election and commence the originally proposed operation in a timely manner.

        13.1.2 AFE Overruns and Substitute Wells: The Operator shall timely commence a Development Operation and continue the drilling of such well with due diligence to its Objective Depth or until (i) a supplemental AFE is required pursuant to Article 6.2 (Authorization for Expenditure and Supplemental Authorization for Expenditure)) or (ii) the Operator encounters mechanical difficulties, uncontrolled influx of subsurface water, abnormal pressures, pressured or heaving shale, salt, granite or other practicably impenetrable substances or other similar conditions prevail in the hole that render further drilling impracticable. If the Development Well is abandoned due to the conditions described under Section 13.1.2 (ii), then the Operator or any Participating Party may propose a substitute well (with the associated AFE and Well Plan), and each Participating Party in the abandoned Development Well shall make an Election whether to participate in the proposed substitute well. The Operator (or substitute Operator) shall commence the substitute well at the sole Cost and risk of the Parties making an Election to participate. Costs of a Non-Consent substitute Development Well will be recouped in accordance with Article 16 (Non-Consent Operations).

        13.1.3 Timely Operations: A proposed Development Operation except as provided in Article 12.13 (not requiring the installation of a Production System) shall be commenced within one hundred eighty (180) days from the date upon which the last applicable Election to participate was made. Except as a result of Force Majeure (Article 25.1), if operations have not been timely commenced within one hundred eighty (180) days from the last Election date, the proposal and Elections shall be deemed withdrawn, with the effect as if the proposal and Elections had never been made. If a proposal is deemed withdrawn due to lack of timely commencement of operations, any Costs incurred during said one hundred eighty (180) day period which are attributable to the proposed operation shall still be chargeable to the Participating Parties. A Development Operation for the drilling of a Development Well shall be deemed to have commenced on the date the rig arrives on location or, if the rig is already on location, the date when actual drilling operations are begun.

  13.2 Subsequent Development Operations at Objective Depth: After a Development Well (or its substitute) has been drilled to its Objective Depth as set forth in the Well Plan (and all logs and evaluations have been distributed to the Participating Parties), the Operator shall promptly notify the Participating Parties of the Operator's proposal for one of the following operations:

        (a)   conduct  Additional   Testing,  Coring   or  Logging   of  the
              formations encountered prior to setting production casing;
        (b)   complete the well at the Objective Depth in the objective zone or formation;
        (c) Sidetrack the well to another bottomhole location not deeper than the stratigraphic equivalent of the original Objective Depth;
        (d) plug back the well and attempt a completion in a shallower zone or formation;
        (e)   Deepen the well to a new Objective Depth;
        (f)   conduct other operations on the well not listed;
        (g)   temporarily abandon the well; or
        (h)   permanently plug and abandon the well.

        13.2.1 Response to Operator's Proposal: Within forty-eight (48) hours (exclusive of Saturdays, Sundays and federal holidays) after receipt of Operator's proposal to conduct Subsequent Development Operations, or longer period if such requesting Party agrees to bear one hundred percent (100%) of all standby charges for said extended period, each Participating Party shall respond to the Operator's
                 proposal  by   making  its   Election  to   participate  in
                 Operator's proposal or by making a counterproposal. Failure of a Participating Party to respond to a proposal (except a proposal to plug and abandon) shall be deemed an Election not to participate in the Operator's proposal and to become a Non-Participating Party from that point.

        13.2.2 Counterproposals: If a Participating Party makes a counterproposal for Subsequent Development Operations, the other Participating Parties shall have an additional twenty-four (24) hours to respond thereto. If conflicting proposals for Subsequent Development Operations are made, preference for voting shall be given first to operation (a) above, next to operation (b) above, and so forth. If different depths or locations are proposed for Subsequent Development Operations, preference shall be given to the shallowest depth (or the location nearest the existing well bore) and then other depths or locations in descending (or more distant) order. After a decision to conduct a Subsequent Development Operation is made and the Subsequent Development Operation is commenced, the remaining proposals for other types of Subsequent Development Operations shall be deemed withdrawn. At the completion of the Subsequent Development Operation, the Operator shall again submit proposal(s) for Subsequent Development Operations to the Participating Parties, through the procedure provided herein, until such time as the well is plugged and abandoned.

        13.2.3   Approval   of  Subsequent  Development  Operations  by  All
                 Parties: If the proposed Subsequent Development Operation is approved by all Parties, the Operator (or substitute Operator) shall commence the Subsequent Development
                 Operation  at the  Cost(s)  and risk  of  the Participating
                 Parties.

        13.2.4 Approval of Subsequent Development Operations as a General Matter by Fewer Than All Parties: If a proposal for Subsequent Development Operations (except a proposal to plug and abandon), is approved as a General Matter by fewer than all Parties, then the Operator shall conduct the operation at the sole Cost and risk of the Participating Parties. Any Non-Participating Party in a Subsequent Development Operation shall be subject to Article 16 (Non-Consent Operations). A Non-Participating Party in a Subsequent Development Operation shall be relieved of the Costs, risks and obligations of the Subsequent Development Operation, except as to its share of the Costs of plugging and abandoning the Development Well in its then-current condition. No operation shall be performed on the well unless deemed by the Operator to be safe and the well bore is in a condition to perform the proposed operation.

  13.3  Election  by Non-Participating Parties in  Deepening or Sidetracking
        Operations: If a Development Well is drilled to its initial Objective Depth and does not appear to result in a well that will qualify as a Producible Well, and if any Participating Party proposes to either (i) Deepen said Development Well or (ii) Sidetrack said Development Well, then as provided in Article 13.2
        (c)  or   (e),  the  Operator  shall   notify  each   original  Non-
        Participating Party of the proposal. Each original Non-Participating Party may respond with an Election regarding such a proposal to Deepen or Sidetrack by notifying the Operator of its Election within forty-eight (48) hours (exclusive of Saturdays, Sundays and federal holidays) after receiving the Operator's notice, or longer period if such requesting Party agrees to bear one hundred percent (100%) of all standby rig charges for said extended period. Any original Non-Participating Party making an Election to participate in such Deepening or Sidetracking of a Development Well shall be deemed to be underinvested in an amount equal to its share of the Cost incurred in such Non-Consent Well (including but not limited to drilling, testing, logging or coring) prior to the Deepening or Sidetracking. The Parties that participated in drilling to the initial Objective Depth will be deemed overinvested in that amount, and all Costs for operations under this Agreement that would otherwise be allocated to such overinvested Parties shall be allocated to the underinvested Parties until all overinvestments are eliminated. Any original Non-Participating Party making an Election to participate in the Deepening or Sidetracking of a Development Well shall remain a Non-Participating Party in the Development Well to the Initial Objective Depth until the Costs recoverable under Article 16 (Non-Consent Operations), less any payments through a Disproportionate Spending Settlement and/or
        Article 16.9 (Underinvestment of Costs), have been recouped by the original Participating Parties.

  13.4 Deeper Drilling: A proposal to drill a Development Well to an Objective Depth below the deepest Producible Reservoir penetrated by a Producible Well or to reenter and Deepen an existing Development Well to an Objective Depth below the deepest Producible Reservoir penetrated by a Producible Well shall require approval as a General Matter and shall be further subject to the following provisions.

        13.4.1 Limited Participation in Deeper Drilling: If a proposal is approved pursuant to Article 13.4, any Party may either;
                 (a) make an Election to participate in the proposed Deeper Drilling operation; (b) make an Election not to participate in the proposed Deeper Drilling operation; or (c) make an Election to limit its participation to drilling to the base of the deepest Producible Reservoir to be penetrated by the Deeper Drilling operation.

                 A Party making an Election to limit its participation in a deeper Development Well to the base of the deepest Producible Reservoir shall bear its Participating Interest share of the Cost and risk of drilling (including abandonment) to the base of the deepest Producible Reservoir. If a Party makes an Election not to participate in the proposed Deeper Drilling, the proposed Deeper Drilling operations shall be conducted pursuant to Article 16 (Non-Consent Operations).

        13.4.2   Multiple   Completion  Alternatives  Above  and  Below  the
                 Deepest Producible Reservoir: If a Non-Participating Party in a Deeper Drilling operation below the deepest Producible Reservoir considers the well to be capable of producing at or above the deepest Producible Reservoir, and has indicated a desire to complete the well at or above the deepest Producible Reservoir, any further Deeper Drilling operations shall be conducted subject to the following provisions:

              (a) Multiple Completion: If all the Participating Parties in the well agree that a multiple well completion(s) is possible and practicable involving (i) a completion at or above the deepest Producible Reservoir and (ii) a completion below the deepest Producible Reservoir, the Participating Parties in the Deeper Drilling operation shall bear 100% of the Costs of drilling to an Objective Depth below the deepest Producible Reservoir that are in excess of the original Costs to drill and complete the well in the deepest Producible Reservoir.

              (b) Single Completions: If all the Participating Parties do not agree that multiple well completions are possible or practicable, the Non-Participating Party in the Deeper Drilling operation shall be deemed overinvested in the original well in an amount equal to the Non-Participating Party's Share of the original Costs of drilling the well to the deepest Producible Reservoir. The Participating Parties in the Deeper Drilling operation shall assume their proportionate share of the Non-Participating Party's Share of the Costs of other operations conducted under this Agreement until all overinvestments are eliminated.

              (c) Overinvestments for Single Completions: The Participating Parties as to the depths below the deepest Producible Reservoir shall be deemed overinvested in an amount equal to the Non-Participating Party s Share of the well s Cost down to the deepest Producible Reservoir at the first of the following events:

                 (i) the well is not a Producible Well in the deeper depths and the well is plugged back to a shallower zone; or,

                 (ii) the well is completed as a Producible Well in the deeper depths, but Hydrocarbon production from the deeper zone is later depleted prior to Non-Consent Recoupment (attributable to Deeper Drilling operation) and the well is plugged back to a shallower zone; or,

                 (iii) the well is completed as a Producible Well in the deeper depths and the Participating Parties have recovered the applicable Non-Consent Recoupment (attributable to the Deeper Drilling operation) from Hydrocarbon production from the deeper zone.

                 The overinvestment shall be depreciated at the rate of one-half percent (.50%) per month from the date the Deeper Drilling operation commences to the earlier of the date of
                 (i), (ii) and (iii) above, but such depreciation shall not reduce the overinvestment below forty percent (40.0%) of the original overinvestment. The Non-Participating Parties in the Deeper Drilling operation shall assume their proportionate share of the Participating Party's Share of the Costs of other operations conducted under this Agreement until all overinvestments are eliminated.

        13.4.3   Completion  Attempts  At or  Above  the Deepest  Producible
                 Reservoir: If a well drilled below the deepest Producible Reservoir is not completed for production in the deeper depths, then the Participating Parties in said well down to the deepest Producible Reservoir shall have a right to utilize the well for completion in a Producible Reservoir. The Participating Parties in drilling below the deepest Producible Reservoir in said well shall bear the Costs (including plugging back Costs) necessary to place the well in proper condition for completion in a Producible Reservoir. If a well drilled below the deepest Producible Reservoir is damaged to the extent that it is rendered incapable of being completed and produced at or above the deepest Producible Reservoir in that well, the Participating Parties in the Deeper Drilling operation shall be obligated, at their sole Cost and risk, to restore the well to its condition prior to the Deeper Drilling operations below the deepest Producible Reservoir. The Participating Parties in the Deeper Drilling Operation shall be obligated to pay for the entire Cost of redrilling the well if the damage cannot be repaired. Both the Participating Parties in the original drilling operation and the Participating Parties in the Deeper Drilling operation shall be Participating Parties in the completion attempt in the shallower formation.

  13.5 Plugging and Abandoning Costs: At the conclusion of all operations set forth in a Development Well s Well Plan and all Subsequent Development Operations on such well or if the Operator encounters mechanical difficulties or impenetrable conditions, which make further drilling impracticable, then the Operator may propose to plug and abandon the well. Upon approval of the well abandonment as a General Matter by the Participating Parties, the Operator shall commence the plugging and abandonment of the well. The Participating Parties in the original operations shall pay all Costs of plugging and abandoning the Development Well (except any increased plugging and abandoning Costs associated solely with a Subsequent Development Operation conducted as a Non-Consent Operation). The Participating Parties in any Non-Consent Operation shall be responsible for the increased plugging and abandoning Costs attributable to the Non-Consent Operation.

                                  ARTICLE 14
             USE OF/AND ADDITIONAL FACILITIES AND GATHERING SYSTEMS

  14.1 Approval of Additional Facilities: Any Party may propose the installation of additional Facilities by notice to the other Parties together with information adequate to describe the proposed Facilities and their estimated Costs. Except as provided in Article
        15.1 (Facilities to Take In Kind), the installation of additional Facilities shall require approval as a General Matter. Upon approval as a General Matter, the Operator shall proceed to install the Facilities as approved, provided, in the judgment of the Operator, it does not interfere with continuing operations on the Contract Area. The installation of any additional Facilities shall be at the sole Cost and risk of the Participating Parties. Any Non-Participating Party shall be subject to Article 16.5.5 (Non-Consent Subsequent Production System and Facilities). This Article shall only apply to Facilities which were not included in the approved Development Plan.

  14.2  Expansion, Modification or  Repair of an Existing Production System:
        Deleted.  Refer to Article 12.14.

  14.3 Use of Production System Located on a Designated Prospect: The Participating Parties hereto with respect to a particular Production System shall have priority use of the co-owned capacity for use in operating and developing a Designated Prospect pursuant to an approved Development Plan. Use of the Production System attributable to a particular Designated Prospect for handling production coming from outside such Designated Prospect may be granted only if Production System Capacity as defined in Exhibit H attached hereto is available beyond the requirements of an approved Development Plan for developing a Designated Prospect. Use of excess capacity from a Production System shall be subject to the following priority of usage:

        a. First priority to Hydrocarbon production from Leases that are co-owned by the Participating Parties and that are located inside the Designated Prospect(s) for which the Production System was installed pursuant to an approved Development Plan..

        b. Second  priority  to   Hydrocarbon production from  Lease(s) that
           are co-owned by all of the Participating Parties in the Production System and that are outside the Designated Prospect(s) for which the Production System was installed pursuant to an approved Development Plan, but from a Designated Prospect within the Contract Area.

        c. Third priority to Hydrocarbon production from Lease(s) that are co-owned by less than all, but at least one, of the
           Participating  Parties  in  the Production  System  and that  are located outside the Designated Prospect(s) for which the Production System was installed pursuant to an approved Development Plan, but from a Designated Prospect(s) within the Contract Area.

        d. Fourth priority to hydrocarbon production from a lease in which less than all Parties have an ownership interest and in which the other Party(ies) was offered an interest but declined pursuant to the AMI provisions of Article 23.3 (Area of Mutual Interest) hereof.

        e. Fifty priority to hydrocarbon production owned by a Participating Party coming from outside the Contract Area.

        f. Sixth priority to  hydrocarbon production owned by third parties.

        Priority "a", b , c , d and "e" shall require no further approval by the Participating Parties. Priority "f" shall require unanimous approval by all the Participating Parties in such Production System. In the event that unanimous approval cannot be reached by the Participating Parties under priority "f" each Party shall be entitled to use its share of excess capacity as it deems appropriate. Exhibit H attached hereto shall apply to the use of excess capacity by one or more of the Parties or third parties.

  14.4 Approval of Additional Facilities on a Designated Prospect: This Article shall only apply to Facilities which are to be located on a Designated Prospect and which were not included in the approved
        Development Plan. Any Party may propose the installation of additional or expanded Facilities for a Designated Prospect beyond those specified in the Development Plan by giving notice to the other Participating Parties together with information adequate to describe the proposed Facilities and their estimated Costs. Except as provided in Article 15.1 (Facilities to Take In Kind), the installation of additional Facilities on the Production System beyond the scope of the Development Plan shall require the approval of the Participating Parties as a General Matter, and the availability of sufficient deck space and buoyancy to support the proposed additional Facilities. Upon approval, the Operator shall proceed to install the additional Facilities for the benefit of the Participating Parties provided that, in the judgment of the Operator, the additional Facilities do not interfere with continuing operations on a Designated Prospect. The installation of any additional Facilities shall be at the sole Cost and risk of the Participating Parties. Any Non-Participating Party shall be subject to Article 16.5.5 (Non-Consent Subsequent Production System and Facilities)

  14.5 Contract Area Production: Notwithstanding any other provision of this Agreement to the contrary, production from Leases co-owned by the Participating Parties in any Designated Prospect shall at all times have first preference to use all of the capacity of the Production System (in whole or in its several parts) installed for such Designated Prospect(s), over any production from outside the Contract Area.

                                  ARTICLE 15
                           DISPOSITION OF PRODUCTION

  15.1 Facilities to Take in Kind: Any Party shall have the right at its sole risk and expense to construct Facilities for taking its share of production in kind, provided that such Facilities at the time of installation do not interfere with continuing operations on the Contract Area. During the construction and operation of such Facilities, the Party responsible for the construction or operation shall indemnify and defend the other Parties against any claims or liabilities which may result from such construction or operation and such Party shall be responsible for any damages or losses sustained by the other Parties as a result of the construction or operation of such Facilities.

  15.2 Duty to Take in Kind: Each Party has the right and duty to take in kind or separately dispose of its share of the oil and gas produced and saved from the Leases and Contract Area.

  15.3 Failure to Take in Kind: If any Party fails to take in kind or dispose of its share of production, the following will apply:

        15.3.1 Failure to Take Oil: If any Party fails to take in kind or dispose of its share of oil, Operator shall either (a) purchase the oil in accordance with 15.3.4 or (b) sell the oil to others in accordance with 15.3.3.

        15.3.2 Failure to Take Gas: If any Party fails to take in kind or dispose of its share of gas, then Exhibit "D" shall apply.

        15.3.3 Operator s Disposition of Oil for Non-Taking Party: All contracts obtained by Operator for the sales of a non-taking Party s share of oil to a third party shall be at a price not less than the price Operator is receiving for its own share of production for the contract period. A non-taking Party receiving such price acknowledges that it represents fair market value for the product sold.

        15.3.4 Operator s Purchase of Oil of Non-Taking Party: If Operator purchases the oil of a Party failing to take in kind or dispose of its share, Operator will pay the average of the following postings for oil of the same kind, gravity and quality; Scurlock Permian Corporation South Louisiana Eugene Island (Onshore), Texaco Trading & Transportation
                 Inc. s South Louisiana Sour (onshore), and EOTT Energy Corp. South Louisiana Sour (Eugene Island Onshore), less transportation, separation and storage fees incurred prior to delivery to the posting point. If for any reason any of these three postings is unavailable, the Parties will agree on three postings for averaging.

              If Operator contracts to sell a non-taking Party s share of oil and/or condensate, such sales shall be only for such reasonable periods of time as are consistent with the needs of the industry, but in no event shall any contract for the sale of oil and/or condensate be for a period in excess of three
              (3) months.

              Operator shall deduct transportation and other reasonable marketing costs associated with a purchase or sale of a non-taking Party s oil.

        15.3.5 No Obligation to Market Share: Unless required by governmental authority or by judicial process, no Party shall be forced to share an available market with any other Party.

  15.4 Expenses of Delivery in Kind: Any cost incurred by Operator in making delivery of any Party s share of oil, or disposing of same, shall be borne by such Party.

                                  ARTICLE 16
                            NON-CONSENT OPERATIONS

  16.1 Conduct of Non-Consent Operations: If any Party makes or is deemed to have made an Election to become a Non-Participating Party in an operation, the proposed operation shall be conducted as a Non-Consent Operation. If the Participating Parties timely commence the Non-Consent Operation, then the Non-Participating Parties shall be subject to either the acreage forfeiture provisions of Article 16.2 (Acreage Forfeiture Provisions) or 16.4 (Non-Consent Operations to Maintain a Designated Prospect), or the Cost recoupment provisions of Article 16.5 (Percentage Recoupment for Non-Consent Operations), each reflecting the increased risks and Costs assumed by the Participating Parties. Any operation that invokes the provisions of this Article 16 must be proposed and conducted in good faith using cost estimates and Objective Depths which are reasonable for the Designated Prospect considering the geological and geophysical data available at the time of the proposal. If any proposed operation requires approval as a General Matter, such approval shall be obtained prior to the Participating Parties proceeding with the Non-Consent Operation. The Operator (or substitute Operator) shall conduct any Non-Consent Operation at the sole risk and expense of the Participating Parties in the Non-Consent Operation. Any Non-Consent Operations shall not unreasonably jeopardize, hinder or interfere with operations conducted by all Parties (unless the Non-Consent Operation will maintain all or a portion of the Designated Prospect under Article 16.4 (Non-Consent Operations to Maintain a Designated Prospect)).

        16.1.1 INDEMNITY AND WAIVER FOR NON-CONSENT OPERATIONS: THE INDEMNITY AND WAIVER FOR NON-CONSENT OPERATIONS SHALL BE AS PROVIDED FOR IN ARTICLES 22.6 (INDEMNIFICATION FOR NON-CONSENT OPERATIONS) AND 22.7 (DAMAGE TO RESERVOIR, LOSS OF RESERVES AND PROFITS).

        16.1.2 Cost Information: The Costs of any Non-Consent Operation shall be borne by the Participating Parties in the proportion that their Participating Interests bear to the sum of all Participating Interests in the Non-Consent Operation (unless otherwise agreed by the Participating Parties). The Costs of a Non-Consent Operation shall include the Costs of maintaining the drilling equipment on site during the notice period for an Election or vote pursuant to Article 8 (Voting, Elections, and Notices) including any response times and no part of such Costs shall be borne by the Non-Participating Parties unless otherwise provided. Within one hundred twenty (120) days after completion of a Non-Consent Operation, the Operator shall furnish all the Parties an itemized statement of the Cost of the Non-Consent Operation and an inventory of the equipment pertaining thereto. The Operator shall furnish to the Parties a monthly statement showing operating, maintenance and other expenses attributable to the Non-Consent Operations, and the revenues from the sale of Hydrocarbon production for the preceding month from operations subject to recoupment under this Article 16 (Non-Consent Operations). The Non-Operating Parties shall furnish the Operator any revenue or price information for their take in kind production. In accounting for the revenues from Non-Consent Operations, Hydrocarbon production need not be separately metered, but may be determined upon the basis of monthly well tests.

        16.1.3 Non-Consent Operations in Producible Well: Once a Producible Well has been completed and placed on production, Non-Consent Operations shall not be conducted in that well unless approved by all the Participating Parties in such well, unless such well is not capable of producing from its current completion(s).

        16.1.4 Non-Consent Operations in Producible Reservoirs: Unless otherwise agreed by all Parties, Non-Consent Operations for a Development Well shall not be conducted in any Producible Reservoir previously penetrated by a Producible Well drilled from or producing through the same Production System serving the proposed Non-Consent Well and the Producible Well unless such Producible Reservoir shall have been designated as an Objective Depth or completion zone in the well proposal.

        16.1.5 Multiple Completions: Non-Consent Operations shall not be conducted in any existing well having multiple completions unless:

              (a) each of the multiple completions are owned by the same Parties in the same proportion; or,

              (b) none of the previous well completions are capable of producing; or,

              (c)   all  Participating Parties  in  the well  containing  the
                    multiple   completions   consent   to  such   Non-Consent
                    Operation(s).

              For the purposes of this Article 16, each completion shall be considered as a separate well.

  16.2 Acreage Forfeiture Provisions: In view of the significantly greater risks associated with Exploratory Operations for each of the remaining undrilled Designated Prospects(s), and the Fabrication AFE for the Initial Production System, the Parties agree that upon timely commencement of such operations, the Participating Parties shall be entitled to an assignment of the Non-Participating Party's right, title and interest (including operating rights) in all of the Leases comprising a Designated Prospect. Within thirty (30) days of the timely commencement of such Non-Consent Operation, the Non-Participating Party(s) shall execute and deliver an assignment of its interest to the Participating Parties, with no reimbursement by and at no cost to the Participating Parties. If an assignment is made pursuant to this Article 16.2, such assignment shall be free and clear of the interests contemplated in Article 19.1 (Overriding Royalties and Burdens on Production) and Article 6.8 (Carved-Out Interests) and then each Participating Party shall accept its Participating Interest share of the Non-Participating Party's assigned interest, unless otherwise agreed. Except as otherwise provided in Article 16.4.3 (Limitations on Acreage Forfeiture) and
        Article 12.10 (Major Modifications to Development Plans), the Non-Participating Party's Election not to participate in an Exploratory Operation, or the Fabrication AFE for the Initial Production System or a supplemental AFE pursuant to Article 6.2.6. (Supplemental AFE for Cost Overruns on Fabrication AFE) shall require such Non-Participating Party to relinquish and permanently assign to the Participating Party(s) one hundred percent (100%) of Non-Participating Party s right, title and interest in and to all of the Leases comprising the Designated Prospect, any wells drilled thereon and any Production System attributable thereto.

        16.2.1 Exploratory Operations: If one or more Participating Party(s) proceed with timely operations for the Exploratory Well on a Designated Prospect as a Non-Consent Operation, the Non-Participating Party(s) in either the Exploratory Well or any supplemental AFE for that well, shall relinquish and assign to the Participating Party(s) one hundred percent (100%) of the Non-Participating Party's right, title and interest in and to all of the Leases comprising the Designated Prospect, and any wells drilled thereon.

        16.2.2 Initial Production System: If one or more Participating Party(s) proceed with timely operations for the Initial Production System as authorized in the Fabrication AFE as a Non-Consent Operation, the Non-Participating Party(s) shall relinquish and assign to the Participating Party(s) one hundred percent (100%) of the Non-Participating Party's right, title and interest in and to all of the Leases comprising the Designated Prospect, and any wells drilled thereon. If pursuant to Article 6.2.6 the Operator submits a supplemental Fabrication AFE, a Participating
                 Party must submit its Election within the applicable response time set out in Article 8.3.3 either to: (a) approve the supplemental Fabrication AFE or (b) not consent to the supplemental Fabrication AFE (and be subject to the acreage forfeiture provisions of this Article 16.2 with no reimbursement by and at no cost to the remaining Participating Parties, as if that Party had not approved the Fabrication AFE). If any Party fails to approve the supplemental Fabrication AFE within the applicable response time, such Party shall be deemed to have not consented to the supplemental Fabrication AFE . Any such approval shall not prejudice a Party s right to withdraw under the provisions of Article 17.

        16.2.3 Costs of Prior Operations: Any Non-Participating Party subject to a non-consent provision shall remain liable for its share of previously incurred Costs for operations where it was a Participating Party and there shall be no re-allocation of previously incurred Costs due to the Non-Participating Party's election or assignment.

  16.3 Notices and Orders: If the Operator is required by notice or order (including SOPs and SOOs) from any government agency having jurisdiction over the Contract Area to either drill or rework a well, or conduct other operations to maintain all or a portion of a Designated Prospect, the Operator shall immediately furnish each of the Parties with a copy of such order or notice.

  16.4  Non-Consent  Operations  to Maintain  a  Designated  Prospect:   The
        following provisions are applicable if:

        (a) an operation is required, pursuant to a governmental agency order, notice, regulation, SOO or SOP requirement or Lease obligation, to maintain all or any portion of a Designated Prospect; or

        (b)   a proposal is made for an operation within the final  eighteen
              (18) months of the primary term of a Lease which has no Producible Well and such Lease is not held by a unit, SOO or SOP,

        then such operation must be timely commenced and shall be conducted pursuant to this Article 16.4. The response time for a proposal made hereunder shall be the earlier of:

        (c) the response time provided in Article 8 (Voting, Elections, and Notices); or,

        (d)   one hundred eighty   (180) days before the deadline  under the
              order, notice, regulation, SOO or SOP requirement or Lease obligation, whichever is earlier.

        If the proposal requires approval as a General Matter and such approval is not obtained within the applicable response period, then any Party who made an Election to participate in the Non-Consent Operation may proceed with such operation after giving notice to the other Parties. The other Parties will have fifteen (15) days after receipt of the notice to make an Election.

        16.4.1 Acreage Forfeiture in the Entire Designated Prospect: If it is necessary to drill or rework a well or conduct other operations to maintain the entire Designated Prospect, then each Non-Participating Party in the Non-Consent Operation shall relinquish and permanently assign to the Participating Parties one hundred percent (100%) of the Non-Participating Party's Working Interest in the entire Designated Prospect within thirty (30) days after commencement of such well or other operation.

        16.4.2   Acreage Forfeiture in a Portion of the Designated Prospect:
                 If a well is drilled or reworked or other operations are conducted in order to maintain a portion of the Designated Prospect, then each Non-Participating Party in the Non-Consent Operation shall relinquish and permanently assign to the Participating Parties one hundred percent (100%) of the Non-Participating Party's Working Interest in the affected portion of the Designated Prospect within thirty
                 (30) days after commencement of such well or other operation. If a Party forfeits its Working Interest pursuant to this Article 16.4.2, then such Party shall have no further rights under this Agreement as to the portion of the Designated Prospect forfeited. All remaining Parties shall amend this Agreement to provide for the change of ownership on Exhibit A as to the forfeited portion of the Designated Prospect and this Agreement shall apply separately to such operational area.

        16.4.3 Limitations on Acreage Forfeiture: Notwithstanding the foregoing, if more than one well is drilled or more than one operation is conducted, any of which would maintain the entire Designated Prospect or the affected portion of the Designated Prospect, an assignment shall not be required from any Participating Party in any such well or other operation. In addition, no Party shall be required to relinquish or assign all or any portion of its Working Interest in the Designated Prospect if the order, requiring the well or other operation, is appealed and successfully overturned.

  16.5 Percentage Recoupment for Non-Consent Operations: Except as provided in Articles 16.2 (Acreage Forfeiture Provisions) and 16.4 (Non-Consent Operations to Maintain a Designated Prospect), upon the timely commencement of any Non-Consent Operation, each Non-Participating Party's Working Interest in the Non-Consent Operation along with the right to produce Hydrocarbon therefrom shall be owned by and vested in each Participating Party in the proportion that each Participating Party's Working Interest bears to the total Working Interest of all Participating Parties (unless other proportions are agreed in writing by the Participating Parties) for as long as the Non-Consent Operation originally proposed is being conducted or Hydrocarbon production is obtained from the Non-Consent Operation subject to Non-Consent Articles 16.6.1 (Dry Hole Reversion) and 16.6.2 (Deepening a Non-Consent Well). Subject to
        Article 16.6 such Working Interest, and rights and title to Hydrocarbon production shall revert to each Non-Participating Party when all Participating Parties have recouped from the Non-Participating Party's former Working Interest and proceeds from production associated with that Working Interest an amount equal to the product of such Participating Party s share of the
        Costs of the Non-Consent Operation multiplied by the recoupment percentage for each operation set out below. The Non-Participating Party's Share of the Non-Consent Operation shall be reduced (to the extent of the Non-Participating Party's prior Working Interest) by any third-party cash contribution credited to the Non-Consent Operation. Upon recoupment by the Participating Parties of the recoupment percentage, the Working Interest forfeited by the Non-Participating Parties in the Non-Consent Operation,, shall revert to the former Non-Participating Party and the former Non-Participating Party shall become a Participating Party in the Non-Consent Operation.

        16.5.1 Non-Consent Subsequent Exploratory Operations: The recoupment amount for Non-Consent Subsequent Exploratory Operations shall be the Non-Participating Party's share of the Costs of the Subsequent Exploratory Operations conducted including, but not limited to, evaluating, Deepening, Sidetracking, completing, recompleting, equipping, and plugging back of the Subsequent Exploratory Operation multiplied by one thousand percent (1000%).

        16.5.2 Non-Consent Appraisal Operations: The recoupment for Non-Consent Appraisal Operations shall be the Non-Participating Party's Share of the Costs of drilling, evaluating,
                 Deepening, Deeper Drilling, Sidetracking, completing, recompleting, equipping, and plugging back and of the Appraisal Operation multiplied by four hundred percent (400%).

        16.5.3 Non-Consent Geophysical Operations, Integrated Project Team and/or Final Design AFE: A Party making an Election not to participate in a Geophysical Operations, Integrated Project Team and/or Final Design AFE will be an underinvested Party in an amount equal to two hundred percent (200%) of the amount such Party would have paid had it participated in such AFE pursuant to Article 16.9 (Underinvestment of Costs). As an underinvested Party, the Non-Participating Party will be responsible for all Costs of subsequent operations and/or AFE under this Agreement (in addition to Costs associated with such Party's Working Interest) in which the Non-Participating Party makes an Election to participate, which would otherwise be the responsibility of the Parties making an Election to participate in such Geophysical Operations, Integrated Project Team and/or Final Design AFE, until the underinvestment is eliminated.

        16.5.4   Non-Consent  Development  Operations:   The  recoupment for
                 Non-Consent Development Operations (including workovers) shall be the Non-Participating Party's Share of the Costs of drilling, evaluating, Deepening, Deeper Drilling,
                 Sidetracking, completing, recompleting, equipping, and plugging back the Development Operation multiplied by three hundred percent (300%).

        16.5.5   Non-Consent Subsequent  Production System  and  Facilities:
                 The recoupment for any non-consent Subsequent Production System or Facilities shall be the Non-Participating Party's Share of the Cost of designing, fabricating and installing the Subsequent Production System or Facilities, including the Cost of an injection or disposal well, multiplied by two hundred percent (200%).

        16.5.6 Additional Production Recoupment: In addition to the percentage recoupment set forth above for various Non-Consent Operations, the Participating Parties shall be entitled to recoup:

              (a) two hundred percent (200%) of the Non-Participating Party's Share of the Cost of Facilities necessary to carry out the Non-Consent Operation; plus,

              (b) one hundred percent (100%) of the Non-Participating Party's Share of the Cost of using any Production System already installed for the Designated Prospect for which the Non-Participating Party has a Participating Interest; plus,

              (c) one hundred percent (100%) of the Non-Participating Party's Share of the Cost of operating expenses, maintenance Costs, royalties, and severance, gathering, production taxes and other governmental fees based on production.

        16.5.7 Recoupment From Hydrocarbon Production: Recoupment for a Non-Consent Operation which results in a discovery of a Producible Reservoir or extension of an existing Producible Reservoir shall be made from the following portions of the Non-Participating Party's Share of Hydrocarbon production:

              (a) Subsequent Exploratory Operations, Appraisal Wells, or Development Wells: Recoupment shall be taken from one hundred percent (100%) of the Non-Participating Party's Share of all Hydrocarbon production from the Non-Consent Operation (if the well is completed for Hydrocarbon production), and from fifty percent (50%) of the Non-Participating Party's Share of Hydrocarbon production from all wells subsequently drilled and completed in the Producible Reservoir discovered by said Non-Consent Operations or the extended portion of an existing Producible Reservoir discovered by said Non-Consent Operation and in which the Non-Participating Party has a Participating Interest.

              (b)   Non-Consent    Subsequent    Production    Systems    and
                    Facilities: Recoupment shall be taken from one hundred percent (100%) of the Non-Participating Party's share of Hydrocarbon production from all wells which are drilled from and/or produced through the Subsequent Production System or Facilities and/or wells benefited from injection or disposal wells.

              The interest shall revert to each Non-Participating Party only after the Participating Parties have completely recouped, from Hydrocarbon production, the amounts specified herein.

  16.6 Reversion of Interests to Non-Participating Party: Subject to the provisions of Article 16.5.7 (Recoupment from Hydrocarbon Production), a Non-Participating Party's Working Interest which is subject to recoupment from future Hydrocarbon production shall revert to the Non-Participating Party upon the occurrence of the first of the following events:

        -  the Non-Consent Operation results in a dry hole; or,

        - hydrocarbon production ceases prior to complete recoupment by the Participating Parties; or,

        - the Participating Parties propose to Deepen below the original Objective Depth if the original operation resulted in a dry hole; or,

        -  upon complete recoupment.

        16.6.1 Dry Hole Reversion: If a Non-Consent Operation, other than a Non-Consent Operation under Articles 16.2 (Acreage Forfeiture Provisions) and 16.4 (Operations to Maintain a Designated Prospect), results in a dry hole and fails to obtain Hydrocarbon production or, if Hydrocarbon production ceases prior to complete recoupment by the Participating Parties, then the Non-Participating Party's Working Interest which has been relinquished shall revert to the Non-Participating Party. However, all Non-Consent Wells, Production Systems, any Facilities and rights to produce from a Producible Reservoir under Article 16.5.7 shall remain vested in the Participating Parties. Any salvage value in excess of complete recoupment shall be credited to all Parties according to their Working Interest and without regard to their participation status.

        16.6.2 Deepening a Non-Consent Well: If a Non-Participating Party makes an Election to participate in the Deepening operation, then the Participating Parties shall be deemed overinvested to the extent of the Non-Participating Party's Share of Costs in the original Non-Consent Operation (less any amount recouped by the Participating Parties out of production or through a Disproportionate Spending Settlement). If the Participating Parties have recouped the Cost of the well at the time they desire to Deepen the well then the Non-Participating Party will not be an underinvested Party in the Deepening of the well. However, in such case, the Participating Parties in the original well shall still be permitted complete recoupment from the other wells in the Producible Reservoir, discovered or extended by the original well as provided in Article 16.5.7(a) (Subsequent Exploratory Operations, Appraisal Wells or Development Wells), until the total non-consent amount to be recouped has been recovered from the Producible Reservoir.

  16.7 Operations From a Subsequent Non-Consent Production System: Any Party who made an Election not to participate in a Subsequent Production System may make an Election to participate in operations from such Subsequent Production System. If a Non-Participating Party makes an Election to participate in such operations, then the Non-Participating Party may reduce the percentage recoupment amount through a Disproportionate Spending Settlement in subsequent
        Development Operations conducted from the Subsequent Production System. Any Disproportionate Spending Settlement amounts shall be subtracted from the recoupment entitled to the Participating Parties in the Subsequent Production System pursuant to Article 16.5.5 (Non-Consent Subsequent Production System and Facilities).

  16.8 Allocation of Production System Costs to Non-Consent Operations: In the event a Non-Consent Well is proposed to be drilled from or produced through a Production System owned by all the Parties, the rights of Participating Parties to use the Production System for the proposed Non-Consent Well and the Costs therefore shall be based on the following:

        16.8.1 Investment Charges: If a Non-Consent Well will utilize either a Production System and/or Subsea Production System owned by all the Parties, the Non-Participating Parties in such well shall be deemed to be the overinvested Parties in such Production Systems to the extent the Participating Parties in such well would have paid a charge for the right to use the Production System and/or Subsea Production System and its Facilities as follows:

              (a) The Participating Parties in such well shall pay a one-time slot usage fee covering its use of the Production System in an amount equal to two percent (2%) of the Cost of the Production System, the Subsea Production System and its Facilities to the owners of the Production System (to be shared in proportion to the owner's Working Interest in the Production System). For purposes of the slot usage fee, the total Cost of the Production System shall be reduced by .41667% per month commencing upon the first monthly anniversary date of when the Production System was installed and every monthly anniversary thereafter until the total Cost of the Production System is reduced to twenty-five percent (25%) of the original Cost. The Cost of additions to the Production System shall be reduced in the same manner commencing upon the first monthly anniversary after the addition is installed. If the Non-Consent Well is abandoned, the right of Participating Parties to use that Production System slot shall terminate unless such Parties commence drilling a substitute well from the same slot within ninety (90) days after abandonment. The slot usage fee shall not apply to a slot which is deemed to be "surplus." A slot may be deemed surplus by the unanimous consent of all Parties owning an interest in the Production System.

              (b) If Hydrocarbon production from the Non-Consent Well is handled through Facilities owned by all Parties, the Participating Parties shall pay to the owners of the Facilities a sum equal to that portion of the total Cost of such Facilities which one well bears to the total number of wells which the Facilities are designed to accommodate.

        16.8.2 Operating and Maintenance Charges: The Participating Parties in a non-consent well shall pay all Costs necessary to connect their well to the Facilities and the Production System. The expense of operating and maintaining the Facilities and the Production System shall be allocated equally per active completion among all active completions served. Subsea Production System operating and maintenance expenses shall be allocated equally per active subsea completion among all active subsea well completions served by such Subsea Production System.

        16.8.3 Payments: The payment of sums pursuant to Article 16.8.1 (Investment Charges) shall not be a purchase of an additional interest in the Production System or Facilities. Such payments shall be included in the total amount which the Participating Parties are entitled to recoup out of Hydrocarbon production from the Non-Consent Well, but only to the extent of actual Costs. Such charges shall be paid by the Participating Parties in such well by allocating (in addition to any other Costs allocated to them under this Agreement) all Costs attributable to tangible, intangible and other cost categories that would otherwise be allocated to the Non-Participating Parties until all overinvestment is eliminated.

  16.9 Underinvestment of Costs: A Non-Participating Party shall not be liable for settling any underinvestment of its share of the Costs of a Non-Consent Operation unless, having the right to do so under this Agreement, the Non-Participating Party makes a revised Election to become a Participating Party. Unless otherwise provided in this Agreement, a Non-Participating Party has the right to make a revised Election to become a Participating Party under the following
        Articles:

        (a) Article 9.1.1 (Conduct of Propriety Geophysical Operations);

        (b) Article 11.3 (Election by Non-Participating Parties in Deepening or Sidetracking Appraisal Operations);

        (c) Article 11.4 (Deeper Drilling in Appraisal Operations);

        (d) Article 12.3 (Integrated Project Team Election);

        (e) Article 12.7 (Final Design AFE);

        (f) Article 12.10 (Major Modification to Development Plans);

        (g) Article 13.3 (Election by Non-Participating Parties in Deepening or in Development Sidetracking Operations); and

        (h) Article 13.4 (Deeper Drilling in Development Operations).

        16.9.1 Settlement of Underinvestments: Upon making a revised Election, a Non-Participating Party shall settle any underinvestment for its share of the Costs in a Non-Consent Operation by either; (a) making a Disproportionate Spending Settlement by bearing all Costs of all future operations until the underinvestment is eliminated, (i.e. one hundred percent (100%) of the Non-Participating Party's share of the Costs of the original operation) or, (b) making an immediate cash settlement to the original Participating Parties in the full amount of the underinvestment. The original Participating Parties in the Non-Consent Operation shall select the manner of eliminating the under-investment at their sole discretion as a General Matter.

        16.9.2 Cash Settlement of Underinvestment: If there are no further proposed or planned operations on the Designated Prospect for which Costs would be allocated toward the elimination of an underinvestment, the underinvested Party shall pay any overinvested Party the remaining underinvested amount in cash. If operations on the Designated Prospect, for which Costs are being paid by the underinvested Party and allocated to the underinvestment, do not eliminate the underinvestment within two (2) years, or any other shorter period specified in this Agreement, from the date the underinvestment accrued, or upon final settlement of this Agreement, whichever comes first, the underinvested Party shall pay the overinvested Party the remaining underinvestment in cash. Percentage recoupment for Non-Consent Operations under Article 16.5 (Percentage Recoupment for Non-Consent Operations) shall not be considered an over/under investment.

                                  ARTICLE 17
                                   WITHDRAWAL

  17.1 Withdrawal. If a Party wishes to withdraw from this Agreement in any one or more or all Designated Prospects, it shall tender an offer to withdraw to the non-withdrawing Parties ( Tender ). The Tender shall include an offer to assign to the other Parties who do not desire to withdraw, the following with respect to the Designated Prospect(s) to which the withdrawal applies:

        (a)   marketable  title  to   the  Withdrawing  Party's    undivided
              interest in the Production System fabricated for that Designated Prospect(s) free of burdens or encumbrances, including financing arrangements, at fair market value as determined by an independent appraisal, as hereinafter described; and,

        (b) all of its interest in the Leases, wells, Facilities, and platforms (except for the Production System) in the affected Designated Prospect(s) without warranty but free of any overriding royalty (except for overriding royalty burdens listed in Exhibit A ), or other burdens or encumbrances, including financing arrangements, at salvage value, less the cost of plugging and abandonment.

        If the Tender is accepted, the assignees, in proportion to the respective interests so acquired, shall pay the assignor for its interest, the fair market value of the undivided interest in the Production System described in (a) above as determined by the mutual agreement of the Parties hereto, provided, that if the Parties fail to agree, then the fair market value shall be determined by an independent appraisal. Independent appraisal shall mean an appraisal mutually agreed to by two nationally recognized independent appraisers, one of which appraisers shall be chosen by withdrawing Party and one by majority vote of Non-withdrawing Parties , or, if such appraisers cannot agree on such appraisal, an appraisal arrived at by a third independent appraiser chosen by the mutual consent of such two appraisers, provided that, if either withdrawing Party or Non-withdrawing Parties shall fail to appoint an appraiser within (15) days after a written request to do so by the other, or if such two appraisers cannot agree on such appraisal and fail to appoint a third appraiser within (20) days after the date of the appointment of the second of such appraisers, then any Party may apply to the American Arbitration Association to make such appointment. In the event such third independent appraiser shall be chosen to provide such appraisal, unless the Parties agreed otherwise, such appraisal shall be required to be made within (20) days of such appointment. An independent appraisal of the fair market value of the Production System shall mean an appraisal which assumes that the sale would be an arm s-length transaction between an informed and willing buyer, under no compulsion to buy, and an informed and willing seller, under no compulsion to sell. The fees and expenses of appraisers for an independent appraisal, whenever undertaken pursuant to this Agreement, shall be borne equally by all the Parties and each Party shall separately bear any fees, costs and expenses of its respective attorneys and experts (other than the appraisers referred to above) incurred in connection with such independent appraisal.

        If the Tender is accepted, the assignees, in proportion to the respective interests so acquired, shall pay the assignor for its interest, the salvage value of the items identified in (b) above less its share of the estimated cost of salvaging same, plugging and abandoning of wells, and removal of all platforms and Facilities (except for the Production System), as determined by the Parties. If such withdrawing Party s interest in such salvage value is less than such Party s share of the estimated costs, the withdrawing Party shall pay the Operator, for the benefit of the Parties succeeding to its interest, a sum equal to the deficiency. Within sixty (60) days after the effective date of the assignment, Operator shall render a final statement to the withdrawing Party for its share of all expenses, including any deficiency in salvage value, incurred as of the first day of the month following the date of receipt of the notice. Provided all such expenses (including any deficiency hereunder) due from the withdrawing Party have been paid within thirty (30) days after rendering of such final statement, the withdrawing Party shall thereafter be relieved from all further obligations and liabilities with respect to the Designated Prospect(s).

        The Tender offer shall remain open for thirty (30) days after the receipt by the non-withdrawing Parties of the independent appraisal. If the Tender is not accepted in writing by the non-withdrawing Parties within such time period, it shall be deemed to have been rejected. If the Tender is accepted, the assignment of the withdrawing Party s interest shall not relieve such Party from any obligation or liability incurred prior to the first day of the month following receipt of the assignment by assignees. The assigned interest shall be owned by the assignees in the proportion that their respective Participating Interests bear to the remaining Participating Interest.

        If the Tender is not accepted, the withdrawing Party shall retain its interests in the property described in (a) and (b) above and shall be free to sell such interests in accordance with Article 24, except that Article 24.2 titled Preferential Right To Purchase shall not apply to a sale, which consideration is for a price equal to or greater than the fair market value as set out in this Article
        17.1 of the Tender, and such sale is contracted for by the withdrawing Party within 180 days after date of the non-withdrawing Party s election not to purchase the withdrawing Party s interest. If the withdrawing Party has not sold its interest within such time period, it may sell subject to the Preferential Right to Purchase or submit a new Tender to the non-withdrawing Parties in accordance with this Article.

  17.2  Limitations on Withdrawal:

        17.2.1 During an Emergency: No Party shall be relieved of its obligations hereunder during a blowout, a fire, or other emergency, but may withdraw from this Agreement in accordance with Article 18.1 (Abandonment of Wells) after termination of such emergency, provided such Party shall remain liable for its share of all costs associated with the emergency.

        17.2.2 Current Operations and Voting: Any Party withdrawing prior to completion of any operations (pursuant to an AFE) in a Designated Prospect in which it had previously made an Election to participate shall remain fully liable for its share of the AFE. After giving its notification of withdrawal, the Withdrawing Party shall not be entitled to make an Election to participate or vote on any General Matter in the Designated Prospect involved, other than General Matters for which the Withdrawing Party retains a financial responsibility.

        17.2.3 Prior Expenses: The Withdrawing Party(ies) shall remain responsible for its Participating Interest share of any Costs of operations, rentals, royalties, taxes, damages or other liability or expense accruing or commencing prior to the effective date of the withdrawal. Prior to the effective date of the withdrawal, the Operator shall render an estimate to the Withdrawing Party(ies) for its share of all identifiable expenses incurred or expected to be incurred prior to the effective date of withdrawal, along with a statement of any deficiency in salvage value. Prior to any withdrawal, a Withdrawing Party, at its sole expense, shall satisfy or provide security satisfactory to the remaining Party(ies) for all obligations and liabilities it has incurred or are attributable to it prior to the effective date of the withdrawal. Furthermore, any liens, charges and other encumbrances which the Withdrawing Party(ies) placed (or caused to be placed) on its Working Interest prior to its withdrawal shall be fully satisfied or released prior to its withdrawal (unless the Remaining Parties are willing to accept the Working Interest subject to such liens). Provided all such expenses (including any deficiency in abandonment Costs) have been paid, the notice of withdrawal and the assignments shall be effective upon the specified effective date.

        17.2.4 Confidentiality: A Withdrawing Party shall continue to be bound by the confidentiality provisions of Article 7 (Confidentiality of Data) after the withdrawal, but, as of the effective date of the withdrawal, shall have no further access to technical information relating to operations hereunder. The Remaining Party(ies) shall have no obligation of confidentiality hereunder to the Withdrawing Party.

                                  ARTICLE 18
                            ABANDONMENT AND SALVAGE

  18.1 Abandonment of Wells: Any Participating Party may propose the abandonment of a well which has been drilled hereunder by notifying the other Participating Parties. No well shall be abandoned without the unanimous consent of the Participating Parties therein. Any Party may propose the abandonment of such well by notifying the Participating Parties in writing. The Participating Parties not consenting to such abandonment shall pay the Parties desiring to abandon their proportionate share of the value of the well s salvageable material and equipment as determined pursuant to Exhibit
         C   (Accounting Procedure),  less the  current estimated  costs (as determined by  the Parties)  of salvaging same and  of plugging  and abandoning the well.

        Each Party desiring to abandon a well shall assign to the non-abandoning Parties, in proportion to their Participating Interest, its interest in such well and the equipment therein and its ownership in the production from such well. Such assignment shall be without warranty and free of any overriding royalties (except for overriding royalty burdens listed on Exhibit "A" hereof) or any other burdens or encumbrances. Any Party so assigning shall be relieved from any further liability with respect to the well; provided, however, such Party shall remain fully responsible for all of its obligations incurred prior to the time of the assignment provided for herein.

  18.2 Facilities and Platform Salvage and Removal Costs: Except as otherwise provided for herein regarding the disposition of the Production System, when the Parties owning other Facilities or another platform, agree that no further use will be made of such Facilities or platform, they shall be disposed of by the Operator for the Participating Parties at the highest bid or removed at the risk and expense of such Parties. If a Party purchases Facilities or a platform, it will be deemed the owner and assume all risks upon acquiring ownership rights in such Facilities or platform.

  18.3 Approval Not Required: The Operator may, without prior approval of the Parties, dispose of any items of surplus or obsolete material and equipment if the current price of new materials or equipment similar thereto is less than One Hundred Thousand Dollars ($100,000.00).

  18.4 Abandonment Operations Required by Governmental Authority: Any well abandonment or platform/Production System removal required by a governmental authority shall be accomplished by Operator with the Costs, risks and net proceeds, if any, to be shared by the Parties owning such well, platform or Production System in proportion to their Participating Interest.

                                  ARTICLE 19
                    RENTALS, ROYALTIES AND MINIMUM ROYALTIES

  19.1  Overriding  Royalties and Burdens  on Production:  If  any Party has
        previously created or hereafter creates any overriding royalty, production payment, carried or reversionary working interest, net profits interest or other type of burden on Hydrocarbon production in addition to the lessor's royalty stipulated in the Lease(s)
        except for  overriding royalty  interests set  forth in Exhibit   A
        attached hereto (an "Overriding Royalty"), the Party creating the Overriding Royalty shall assume and bear all obligations of the Overriding Royalty regardless of that Party's participation status notwithstanding that an assignment or relinquishment of all or a portion of that Party's Working Interest is made to another Party under this Agreement. The Party creating the Overriding Royalty shall indemnify and hold all other Parties harmless from any and all claims and demands for payment asserted by the owners of the
        Overriding Royalty. Any such agreements creating these interests shall contain provisions to effect this.

        19.1.1 Subsequent Creation of Overriding Royalty: Notwithstanding anything herein to the contrary, if subsequent to the execution of this Agreement, any Party should create an Overriding Royalty, such subsequently created Overriding Royalty shall be made specifically subject to all the terms and provisions of this Agreement and shall be subordinate to the rights of the other Parties to this Agreement.

        19.1.2 Subordination of Overriding Royalties: If the Party owning the Working Interest from which the Overriding Royalty is created: (a) fails to pay when due its share of Costs, or
                 (b) withdraws from this Agreement, then the Overriding Royalty shall be chargeable with its pro rata portion of all Costs (equal to its fractional interest in gross production) and the security rights created in Article 6.3 (Security Provisions) shall be applicable against such Overriding Royalty. The Operator shall have the right to enforce the security rights (and all other rights granted under this Agreement) against the owners of the Overriding Royalty for the purpose of collecting Costs chargeable to the Overriding Royalty.

  19.2 Payment of Rentals and Royalties: The Operator shall make all rental payments on behalf of the Parties for the Designated Prospects which it operates. The Operator shall use reasonable care to make proper and timely payment of all rentals, minimum royalties or other similar payments accruing under the terms of the Leases which are included within the applicable Designated Prospect. Upon receipt of proper evidence of all such payments and the Operator's invoice for its proportionate share of all such payments, each Non-Operating Party shall reimburse the Operator for the Non-Operating Party's Working Interest share of all such payments. In the event Operator fails to make proper payment of any rental or minimum royalty or similar payments accruing under the terms of the Lease(s) through mistake or oversight where such payment is required to continue a Lease in force, then Operator shall not be liable to the other Parties for any resulting damages or any loss which results from such nonpayment.

        19.2.1 Non-Participation in Payments: If any Party elects not to pay its share of any rental, minimum royalty or similar payment, such Non-Participating Party shall notify the other Parties of its intention not to pay its share of such payment at least sixty (60) days prior to the date on which such payment is due. Upon this occurrence, the Operator shall make such payment solely for the benefit of all the Participating Parties. The Non-Participating Party shall assign to the Participating Parties all of its Working Interest in the Designated Prospect or portion thereof, maintained by such payment.

        19.2.2 Royalty Payments: Each Party shall pay or cause to be paid all royalty and other amounts payable out of Hydrocarbon production actually taken from the Lease(s) for its account. When necessary for calculating the recoupment of a Non-Consent Well, any Non-Operating Party taking its production shall advise the Operator (in writing on or before the tenth day of the month following the month in which the Hydrocarbon production is sold or used off the premises) of the volumes of Hydrocarbons it took and the prices received for such Hydrocarbon production.

        19.2.3 Federal Environmental Tax: Each Party agrees to pay and bear its proportionate share of the Federal Environmental Tax payable on its share of Hydrocarbon production or any other fees being required by the Oil Pollution Act of 1990 and any other statutes. However, should the oil owned by a Party be reported to the MMS (or a successor regulatory agency) by another Party in its reporting form, the reporting Party shall pay the required fees on all volumes reported and the non-reporting Party shall reimburse the reporting Party for all fees paid on its behalf.

                                  ARTICLE 20
                                    TAXES

  20.1 Internal Revenue Provision: Each Party elects to be excluded from the application of all or any part of the provisions of Subchapter K, Chapter 1, Subtitle A, Internal Revenue Code of 1986, as amended, or similar provisions of applicable state laws.

  20.2 Other Taxes and Assessments: The Operator for the Joint Account shall file all tax returns and reports required by law and shall pay all applicable taxes, other than income or other taxes provided in
        Article 20.2.2 (Production and Severance Taxes) or assessments levied with respect to operations conducted under this Agreement. The Parties shall promptly furnish the Operator with copies of any notices, assessments or tax statements received pertaining to taxes to be paid by the Operator. The Operator shall charge each Party its Working Interest share of all taxes and assessments paid and, upon written request from a Non-Operating Party(ies), provide copies of all tax returns, reports, tax statements and receipts for such taxes. The Operator shall not allow any taxes to become delinquent, unless such nonpayment is approved as a General Matter.

        20.2.1 Property Taxes: The Operator shall render for ad valorem property tax purposes all personal property and/or real property covered by this Agreement as may be subject to such taxation and shall pay such property taxes for the benefit of each Party. The Operator shall timely and diligently protest to a final determination any valuation it deems unreasonable. Pending such determination, the Operator may elect to pay under protest. Upon final determination, the Operator shall pay the taxes and any interest, penalty or cost accrued as a result of such protest. The Operator shall charge each Party its Working Interest share of such tax payments including interest, penalties and all reasonable Costs in accordance with Exhibit "C" (Accounting Procedure).

        20.2.2 Production and Severance Taxes: Each Party shall pay, or cause to be paid, all production, excise, severance and other similar taxes due on any Hydrocarbon production which it received pursuant to the terms of this Agreement. Any Party responsible for such tax payment shall upon written request from the Operator, provide evidence that such taxes have been paid.

                                  ARTICLE 21
                              INSURANCE AND BONDS

  21.1 Insurance: The Operator shall maintain the insurance coverage provided in Exhibit "B" (Offshore Insurance Provisions) attached hereto and charge each Party its Working Interest share of the Cost of such coverage.

  21.2 Bonds: Operator shall obtain and maintain any and all bonds, certificates of financial responsibility and permits required to be carried by any applicable law, regulation or rule. Operator will require all contractors to obtain and maintain all bonds required to be carried by any applicable law, regulation or rule.

                                  ARTICLE 22
                        LIABILITY, CLAIMS AND LAWSUITS

  22.1 Individual Obligations: The obligations, duties and liabilities of the Parties shall be several and not joint or collective; and nothing contained herein shall ever be construed as creating a partnership, joint venture, association or other character of business entity recognizable in law for any purpose. Each Party shall hold all the other Parties harmless from liens and encumbrances on the Leases or in the Contract Area arising as a result of its acts or omissions.

  22.2 Notice of Claim or Lawsuit: If a claim is made against any Party or if any Party is sued on account of any matter arising from operations hereunder, or on any matter affecting the Leases or Con-tract Area, or if any hearings are held pursuant to operations under this Agreement, such Party shall give written notice of the lawsuit or hearing to the other Parties as soon as reasonably practicable.

  22.3 Settlements: The Operator may settle any single damage claim or lawsuit involving operations hereunder if the expenditure does not exceed Two Hundred and Fifty Thousand Dollars ($250,000) per occurrence and if the payment is in complete settlement of such claim or suit. If the amount required for settlement exceeds such amount, the Parties shall determine the further handling of the claim or suit pursuant to Article 22.4 (Defense of Claims and Lawsuits) below.

  22.4 Defense of Claims and Lawsuits. The defense of claims and lawsuits arising from operations under this Agreement which are likely to exceed Two Hundred and Fifty Thousand Dollars ($250,000.0) per occurrence shall be handled by a committee of staff attorneys representing the Participating Parties in the operation out of which the claim arose, with Operator's attorney as Chairman. Suits may be settled during litigation only with the mutual consent of all Participating Parties. No charge shall be made for services performed by the staff attorneys or travel expenses, but all other expenses incurred in the defense of suits, together with the amount paid to discharge any final judgment, shall be considered costs of operation and shall be paid by the Parties in proportion to their Participating Interest in the operation out of which the claim arose. Outside counsel shall be employed only with the unanimous approval of the affected Parties. If it is agreed that outside counsel is to be employed, the fees and expenses shall be charged to the affected Parties in proportion to their Participating Interest in the operation out of which such claims arose.

  22.5 Liability for Damages: To the extent allowed by law, liability for losses, damages, Costs, expenses, claims, liabilities and lawsuits arising from operations under this Agreement not covered by or in excess of the insurance carried for the Joint Account shall be borne by each Party in proportion to its Participating Interest in the operations out of which such liability arises, except when such liability results from the gross negligence or willful misconduct of a Party(ies), in which case such Party(ies) shall be solely liable for same.

  22.6 INDEMNIFICATION FOR NON-CONSENT OPERATIONS: THE PARTICIPATING PARTIES AGREE TO HOLD THE NON-PARTICIPATING PARTIES (AND THEIR AFFILIATES, AGENTS, INSURERS, DIRECTORS, OFFICERS AND EMPLOYEES) HARMLESS AND TO RELEASE, DEFEND, INDEMNIFY, AND PROTECT THEM AGAINST ALL CLAIMS, DEMANDS, LIABILITIES, INCLUDING ENVIRONMENTAL POLLUTION AND LIENS FOR PROPERTY DAMAGE OR PERSONAL INJURY, INCLUDING SICKNESS AND DEATH, CAUSED BY OR OTHERWISE ARISING OUT OF NON-CONSENT OPERATIONS, AND ANY LOSS AND COST INCLUDING LIENS AND ENCUMBRANCES, SUFFERED BY ANY NON-PARTICIPATING PARTY AS AN INCIDENT THEREOF, EXCEPT TO THE EXTENT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SUCH NON-PARTICIPATING PARTY CONTRIBUTES TO THAT LOSS OR COST. SHOULD ANY INDEMNITY CONTAINED HEREIN BE DETERMINED TO BE IN VIOLATION OF LAW OR PUBLIC POLICY, THE PARTIES AGREE THAT SAID INDEMNITY(IES) SHALL THEN BE ENFORCEABLE ONLY TO THE MAXIMUM EXTENT ALLOWED BY LAW.

  22.7 DAMAGE TO RESERVOIR, LOSS OF RESERVES AND PROFITS: NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NO PARTY TO THIS AGREEMENT SHALL BE LIABLE TO ANY OTHER PARTY TO THIS AGREEMENT AND EACH PARTY RELEASES THE OTHER PARTIES FROM CLAIMS FOR LOSS OF OR DAMAGE TO A RESERVOIR(S), LOSS OF HYDROCARBONS, OR FOR LOSS OF
        REVENUES OR PROFITS OR FOR OTHER CONSEQUENTIAL OR BUSINESS INTERRUPTION DAMAGES ARISING OUT OF OR INCIDENTAL TO OR IN CONNECTION WITH THIS AGREEMENT, OR ANY OPERATIONS HEREUNDER, HOWEVER CAUSED, INCLUDING NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL FAULT ON THE PART OF ANY PARTY TO THIS AGREEMENT.

  22.8 NON-ESSENTIAL PERSONNEL: A PARTY HERETO WHO REQUESTS TRANSPORTATION AND/OR ACCESS TO A PRODUCTION SYSTEM, VESSEL OR ANY OTHER FACILITY UTILIZED FOR OPERATIONS AND WHO IS NOT DIRECTLY INVOLVED WITH THE OPERATION UNDER THIS AGREEMENT, AGREES TO PROTECT AND INDEMNIFY THE OTHER PARTIES HERETO AS TO ANY COST, LIABILITY OR JUDGMENT INCURRED AS A RESULT OF A CLAIM, DEMAND, CAUSE OF ACTION OR SUIT BROUGHT BY SUCH PERSON ARISING OUT OF SAID PERSON'S TRANSPORTATION AND/OR ACCESS TO A PRODUCTION SYSTEM, VESSEL OR ANY FACILITY UTILIZED FOR OPERATIONS. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, ANY SUCH INDEMNIFICATION AND/OR PROTECTION PROVIDED HEREIN SHALL BE INAPPLICABLE WHERE THE CLAIM DEMAND, CAUSE OF ACTION OR SUIT ARISES OUT OF THE WILLFUL MISCONDUCT, INTENTIONAL ACT OR GROSS NEGLIGENCE OF THE PARTY SO INDEMNIFIED AND/OR PROTECTED.

                                  ARTICLE 23
                           FARM-INS AND CONTRIBUTIONS

  23.1  Contributions  From Third Parties:   The Parties may  seek to obtain
        support from third parties for operations hereunder through contributions of cash, acreage or data. Any Party may propose to seek support for such operations on the Contract Area through contributions from third parties. Each Party shall notify all other Parties of any contribution offers received from third parties. Any proposal or offer from third parties shall be subject to the General Matter approval of the Parties prior to either accepting the offer or making such a proposal. Upon General Matter approval, the Operator, unless otherwise agreed, shall negotiate all contributions on behalf of the Parties (with prior consultation of the Parties and the prior agreement of the cash equivalent value for any non-cash consideration offered or received). Upon receiving a response from a third party to the Operator's proposal, the Operator shall notify all of the Parties of the proposal and its terms. Within thirty
        (30) days of receipt of the Operator's notice, the Party's shall vote as a General Matter on the proposal. If a proposal is approved as a General Matter, any Party shall have the right to decline participation in a contribution and be relieved of any obligations and benefits thereunder. The Participating Party(s) shall not be required to obtain the consent of the Non-Participating Party regarding any contribution or trade.

        23.1.1 Cash Contributions : In the event a cash contribution is accepted towards the drilling of a well, in which all Parties are Participating Parties, said cash contribution shall be turned over to the Operator, and the Operator shall credit the amount of the cash contribution against the Costs of the proposed operation in proportion to each Party's Participating Interest. In the event the Participating Parties accept a cash contribution toward the drilling of a well where fewer than all Parties are Participating Parties, the cash contribution shall be credited among the Participating Parties in such well to the extent that each Participating Party shall receive a portion of the contribution equal to its Participating Interest in the well. The cash contribution shall be deducted from the cost of drilling and completing the well prior to computation of the Recoupment Amount Participating Parties shall be entitled to receive in accordance with
                 Article 16 (Non-Consent Operations).

        23.1.2 Acreage Contributions: Any contribution of acreage toward the drilling of a well hereunder shall be offered, without warranty of title, to the Participating Parties in proportion to their Participating Interests. If all of the Parties to this Agreement participate in accepting their share of the assignment of the acreage, the acreage shall become a part of the Contract Area and subject to the terms of this Agreement. Any acreage contribution in which less than all Parties are Participating Parties shall, to the extent possible, be subject to the terms of an Operating Agreement substantially similar to this Agreement, and shall apply separately to the acreage acquired by the Participating Parties.

        23.1.3 Data Contributions : Contributions of geoscience or engineering data offered by third parties in support of operations hereunder shall be handled pursuant to Article 7 (Confidentiality of Data), and may be accepted by the Participating Parties so long as the confidentiality of any data belonging to Non-Participating Parties is preserved. No data owned by a Non-Participating Party may be included in any data contribution without the consent of the Non-Participating Party.

  23.2  Restricted  Bidding:    If at  any  time  during  the  term  of this
        Agreement, more than one of the Parties are on the list of restricted joint bidders for OCS lease sales as issued by the Minerals Management Service pursuant to 30 CFR 256.44, then the Parties agree to comply with all statutes and regulations regarding restricted joint bidders on the OCS in effect during the term of this Agreement. In the case of multiple restricted bidders being Parties to this Agreement, the provisions of this Agreement shall be amended to delete those provisions which would otherwise require a transfer of a leasehold interest prohibited by 30 CFR 256.44(c).

  23.3 Area of Mutual Interest: The geographical confines of the area described and outlined in Exhibit A-4 shall hereinafter be referred to as the Area of Mutual Interest .

        23.3.1 Notification Required: Subject to Articles 23.3.9 (Bidding Agreement), if any Party hereto ( Acquiring Party ) acquires either an oil and gas lease (or any interest therein) or any other mineral interest covering lands and/or water bottoms and/or seabeds lying within the Area of Mutual Interest, or if the Acquiring Party is offered the opportunity to enter into any type of agreement by which such an interest may be earned or otherwise acquired by conducting drilling, seismic, or other operations on the lands lying within the Area of Mutual Interest, then the Acquiring Party shall promptly notify the other Parties of such acquisition or such opportunity. Any interest acquired by a Party hereto in lands outside of the Area of Mutual Interest, however, shall not be subject to the terms of this Article. The notification provided for in this Article shall contain all available title information, and copies of leases, agreements by which the interests maybe acquired, and all other pertinent instruments. It shall also describe in detail the cost and expense of such acquisition and any other obligation which may be incurred pursuant thereto.

        23.3.2   Right  of  Participation:   The  Parties  shall   have  the
                 opportunity to participate in any acquisition hereunder, and in the following proportions:

                 Enserch Exploration, Inc.                          40%
                 Mobil Oil Exploration & Producing Southeast Inc.   40%
                 Reading & Bates Development Co.                    20%

        23.3.3 Election Period If Operations Are Not Required: If drilling, seismic, or other operations are not required to acquire the interest, each Party hereto shall have fifteen
                 (15) days from receipt of notice thereof in which to elect to participate in such acquisition. Failure to notify the acquiring Party of its election within fifteen (15) days shall be deemed and election not to participate.

        23.3.4 Election Period If Operations Are Required: If the acquisition requires drilling, seismic, or other operations on the lands lying within the Area of Mutual Interest, the election of a Party to participate in such operations shall be deemed an election to participate in the agreement governing such operations, to the extent necessary to acquire the interest. No party shall be required to make such election more than one hundred fifty (150) days nor less than fifteen (15) days prior to commencement of initial operations.

        23.3.5 Assignments: To receive an assignment of its proportionate share of the interest acquired as a result of conducting drilling, seismic, or other operations on the Area of Mutual Interest, a Party ( Participating Party ) must have:
                 (1) participated in all operations necessary for the acquisition of the interest, including, but not limited to, completion operations and also must have paid all costs and expenses incurred in connection therewith; (2) participated in any previous drilling, seismic, or other operations that were necessary or were a condition precedent to the operations resulting in the acquisition of the interest; and (3) participated in accordance with the terms, provisions, covenants, and conditions of the agreements governing the acquisition of interest. The Acquiring Party and the Participating Party shall share in the acquisition in the proportion that each such Party s respective working interest, as set forth in Article 23.3.2 above bears to the sum of the working interests of the Acquiring Party and the Participating Parties. On receipt of an invoice from the Acquiring Party setting forth in detail the cost and expense of the acquisition, each Participating Party shall promptly reimburse the Acquiring Party for its proportionate share thereof. The Acquiring Party shall then promptly assign to the Participating Party its proportionate interest in the acquisition.

        23.3.6 Operating Agreement: If all Parties to this Agreement elect to participate in any acquisition, then any such acquired interest shall thereafter be subject to this Agreement and the Parties shall amend Exhibits A-1", A-2", and A-3" to reflect the newly acquired leases and Designated Prospects. Future operations conducted on the newly acquired Designated Prospects shall be governed by this Agreement. Such amendment shall be effective with the award of a lease or the effective date of any such transfer; and shall be executed by the Parties within ninety (90) days from lease issuance or the effective date of the transfer leases. If less than all Parties elect to participate in an acquisition, the Acquiring Parties will execute an agreement substantially in the form of this Agreement.

              In the event that the lease acquisition involves a third party (not a Party to this Agreement), the Parties agree to utilize this form of Agreement as the starting point for negotiation of a mutually acceptable form of Operating Agreement with the third party.

        23.3.7 Term: The Area of Mutual Interest shall be in effect until December 31, 2000.

        23.3.8 Conflicting Agreements: The provisions of this Article shall prevail over any conflicting provisions, if any, in this Agreement.

        23.3.9 Bidding Agreement: Attached hereto as Exhibit "K" is that certain Bidding Agreement dated effective September 1, 1995, by and between Mobil Oil Exploration & Producing Southeast Inc., Enserch Exploration, Inc., and Reading & Bates Development Company (hereinafter referred to as the Bidding Agreement ), which shall govern the acquisition of leasehold interests within the Area of Mutual Interest and which may be acquired at OCS Lease Sales. If there is a conflict between the provisions of this Article 23.3 and the Bidding Agreement, the provisions of the Bidding Agreement shall control to the extent of such conflict. It is the intent of the Parties that with respect to a lease acquired as a result of a high bid for which a Party was a Non-Participating Party under the Bidding Agreement, such Non-Participating Party shall not be offered a second opportunity to acquire an interest under the terms of this Article. If a Party declines to participate in an acquisition within the Area of Mutual Interest, it will affect adversely that Party s priority for handling its production from the affected area.

                                  ARTICLE 24
                   SUCCESSORS, ASSIGNS, AND SALE OF INTEREST

  24.1 Successors and Assigns: This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns and shall constitute a covenant running with the Leases. Each Party shall incorporate in any assignment of an interest in the Leases a provision that such interest and the assignment thereof is subject to this Agreement.

        Except as otherwise provided, for the purpose of maintaining uniformity of ownership in each Designated Prospect, no Party shall sell, encumber, transfer or make other disposition of its interest in a Designated Prospect and in wells, Initial Production System, Subsequent production System, Facilities, and production unless such disposition covers either:

        (a) the entire interest of the Party in a Designated Prospect and any and all Leases, wells, equipment, Initial Production System, Subsequent Production System, Facilities and production attributable thereto; or

        (b) an equal undivided interest in a Designated Prospect and any and all Leases, wells, equipment, Initial Production System, Subsequent Production System, Facilities and production attributable thereto.

        Notwithstanding the foregoing, upon notice to the Parties, a Party may sell, assign, encumber or transfer its interest in the Initial Production System or Subsequent Production System in connection with any financing or leasing arrangement covering such Party's interest therein. If a Party's interest in the Initial Production System or Subsequent Production System takes the form of a right of use pursuant to a lease, or some other contractual right, those rights of use contained in the lease or other contractual rights shall be transferred at the same time and in the same proportion as a transfer of a Parties' interest in the Designated Prospect, wells, equipment, Facilities and production. Any such financing, lease arrangement or contractual service agreement will be made specifically subject to the terms and provisions of this Agreement and the rights of the Parties hereunder. The Parties agree to cooperate with each other for the purpose of allowing each Party to obtain satisfactory financing, lease arrangements or service agreements covering its interest in the Production System.

   24.2 Effective Date of Transfer: No sale, transfer or assignment of an interest in a Designated Prospect permitted under the provisions of this Agreement shall be effective hereunder until a duly executed counterpart original or a certified copy of the filed instrument or instruments evidencing such change in ownership has been delivered to the Operator, together with a like counterpart original of an instrument in a form acceptable to Operator in which the assignee adopts and ratifies this Agreement. Any such transfer or assignment shall be made effective as of the first day of a calendar month, or if not so made effective, the instrument or instruments shall be considered effective for all purposes hereof as of the first day of the calendar month next following the date of such instrument or instruments. Upon receipt of such instrument the Operator shall recognize the change in interest and shall notify the Parties, but the Operator shall not be responsible for effecting any retroactive adjustment with respect to any matter between the affected Parties arising from any prior accounting under this Agreement by Operator.

   24.3 Transferee Bound: All such authorized sales, transfers, assignments or conveyances of an interest in a Designated Prospect and this Agreement, whether expressly so stated or not, shall operate to impose upon any Party acquiring such interest its share of all costs and other obligations chargeable hereunder to such interest and shall likewise operate to give and grant to such Party acquiring such interest its proportionate part of all benefits accruing hereunder.

   24.4 Assignments and Transfers of Working Interests: All of the Parties to this Agreement agree to give prior written notice to the Operator and the other Parties of any proposed assignment, transfer or other disposition of all or a portion of a Party's Working Interest covered by this Agreement. Any assignment of a Working Interest covered by this Agreement shall be made to a financially responsible assignee and shall be further subject to this Agreement and the following provisions:

        24.4.1 Exceptions to Prior Written Notice: Notwithstanding any provision of this Agreement to the contrary, an assigning Party shall not be required to provide prior written notice with respect to any of the following:

              (i) A Party seeking to mortgage, pledge, hypothecate or grant a security interest in all or a portion of its Working Interest in the Leases, any equipment or Facilities or each Party's right to produce Hydrocarbons from a Designated Prospect. However, except as otherwise provided herein, any encumbrance arising from the financing transaction shall be expressly subordinated to the rights of the other Parties to this Agreement, and the assigning Party shall ensure that any mortgage or encumbrance shall be without prejudice to the terms of this Agreement and promptly following the creation of such encumbrance, the Party creating the same shall deliver to the other Parties to this Agreement a written acknowledgment by the holder of such encumbrance, in form and substance satisfactory to such Parties, confirming such subordination; or,

              (ii) A Party assigning all or an undivided part of its interest to an Affiliate.

        24.4.2 Effective Date of Assignments: Except as otherwise provided in this Agreement, the effective date for any assignment shall be at least thirty (30) days but not more than one hundred eighty (180) days after the date of the written notice. No assignment, other than those allowed by
                 Article 24.4.1 (Exceptions to Prior Written Notice), shall be binding upon the Parties unless and until (i) the assignor or assignee provide all remaining Parties with a photocopy of a fully executed assignment, and an executed MMS Form 1123, "Designation of Operator" and (ii) evidence of tender for approval by the Mineral Management Service. The Parties shall promptly join in such reasonable actions as may be necessary to secure such approvals and shall execute and deliver any and all documents reasonably necessary to effect any such assignment. Any costs attributable to such an assignment shall be the sole obligation of the assignor.

        24.4.3 Minimum Transfer of Interest: Unless unanimously agreed otherwise, any transfer to a third party shall be limited to a minimum Working Interest of ten percent (10%) in an entire Designated Prospect. No assignment or transfer of any interest in this Agreement or any Lease or lands subject to this Agreement shall be made that is not an equal and undivided interest in and to all of a Party's interest in a Designated Prospect and any and all Leases, wells, Production Systems, Facilities and production attributable thereto unless otherwise provided under this Agreement. No assignment or transfer of any Working Interest in this Agreement or any Lease or lands subject to this Agreement shall be made that is not an undivided Working Interest in all of a Party's Working Interest in a Designated Prospect (unless otherwise provided under this Agreement).

        24.4.4 Form of Assignments: Any assignment of any interest in or subject to this Agreement shall incorporate provisions that the assignment is inferior to and made expressly subject to this Agreement and providing for the assumption by the assignee of the performance of all of assignor's obligations under this Agreement. Any assignment not in compliance with this provision shall be voidable by the non-assigning Parties.

        24.4.5 Limited Warranty: Any transfer of interest pursuant to this Article 24 shall require that any assignment, vesting or relinquishment of Working Interest between the Parties under this Agreement shall be made without warranty of title.

  24.5 Preferential Right to Purchase: Subject to the provisions of this Article, each Party shall have the right to freely transfer and alienate its Working Interest. For the purposes of this Article 24, Working Interest as to each Designated Prospect covered by this Agreement shall mean any right, title or interest of a Party in and to any Lease, Production System, Facilities, Hydrocarbons, platform, equipment or any other property, real or personal, or any other right or interest covered by or created under this Agreement. Any transfer of all or any portion of a Party's Working Interest, directly or indirectly, shall be subject to the following provisions:


        24.5.1 Notice of Proposed Transaction: Should any Party (the "Assignor") desire to dispose of all or any portion of its Working Interest hereunder (whether offered as a single property disposition or as part of a multi-property disposition) and has received a bona fide offer (whether from a Party to this Agreement or from a third party) which the Assignor is willing to accept for the sale or other disposition of its Working Interest in a Designated Prospect, each of the remaining Parties to this Agreement shall have a prior and preferential right to purchase of such Working Interest. In such case, the Assignor shall promptly give prior written notice of the proposed transaction to the other Parties. The notice of the proposed transaction shall provide full information concerning the transaction including at least:

                 - the name and address of the prospective purchaser (who must be ready, able and willing to acquire the interest),

                 - the purchase price or other consideration offered (which shall include the monetary equivalent in U.S. Dollars based upon the reasonable market value of any consideration other than cash), and

                  -  all other pertinent material terms of the offer.

        24.5.2 Exercise of Preferential Right to Purchase For a period of thirty (30) days from receipt of the notice, the remaining Parties shall have the prior right and option, but not the obligation to elect to acquire the Working Interest offered (on the same terms and conditions, or on equivalent terms for a non-cash transaction as stated in the notice) without reservations or conditions. The Election to exercise the preferential right shall be made by the exercising Party giving the Assignor written notice of its Election to purchase prior to the expiration of the thirty (30) day period. If an Election to purchase preferentially is made, the Assignor shall be required to transfer the Working Interest to the Party at the price and on the terms specified in the notice. The transaction shall be concluded within a reasonable time, but no later than sixty
                 (60) days after receipt of the Election to purchase preferentially (plus a reasonable time to secure all necessary governmental approvals). If more than one Party elects to acquire the Working Interest offered, then each Party shall acquire a proportion of the Working Interest offered equal to the ratio its own pre-acquisition Working Interest bears to the total pre-acquisition Working Interests of all acquiring Parties (unless the acquiring Parties agree upon a different ratio). If only one Party elects to acquire the Working Interest offered, it may require the Assignor to transfer all of the Working Interest offered, but may not require the transfer of less than all Working Interest offered.

        24.5.3   Transactions  Not  Affected by  the  Preferential  Right to
                 Purchase:   This preferential  right to  purchase shall not
                 exist or apply when a Party proposes to:

              (a) mortgage, pledge or otherwise encumber its interest (including assignments of proceeds from the sale of its Hydrocarbon production executed as further security for the debt secured by such mortgage); or

              (b)   dispose of its Working Interest by:
                    -  merger, reorganization or consolidation;
                    -  a sale or other transfer to an Affiliate.

        24.5.4 Completion of the Transaction: If none of the remaining Parties elect to exercise its preferential right to purchase the Working Interest offered, the Assignor shall be free to complete the proposed transaction on the terms disclosed in the notice. However, if any proposed transaction is not completed within one hundred twenty
                 (120) days from the expiration of the thirty (30) day preferential right Election period (plus a reasonable time to secure any necessary governmental approvals) or, if the terms of the proposed transaction are amended in any way, the proposed transaction shall be considered withdrawn and the Working Interest offered shall again be subject to the preferential right to purchase as if the originally proposed transaction had never been proposed.

        24.5.5   Special  Circumstances  Preferential  Rights  to  Purchase:
                 Notwithstanding anything to  the contrary contained in this
                 Article 24 or elsewhere in this Agreement, with respect to any transfer of interest by Reading & Bates Development Co. or its successors or assigns, to Enserch Exploration, Inc. or its successors or assigns, made pursuant to the terms and provisions of an agreement or agreements between Reading & Bates Development Co. and Enserch Exploration, Inc. executed either prior to or contemporaneously with this Agreement, said interest will be either subject to this Article 24.5 or will be promptly offered for sale by Enserch Exploration, Inc. to the remaining Parties, and the purchase price for any such transfer shall be determined in the following manner. Enserch Exploration, Inc. shall select a duly qualified appraiser, the Parties who maintain a preferential right shall jointly select a second duly qualified appraiser and the two (2) appraisers so selected shall select a third duly qualified appraiser. The three
                 (3) appraisers shall, each independent of the other, determine the fair market value of the interest proposed to be transferred. The three (3) determinations shall be averaged and the greater of the resulting average or the amount paid, reimbursed or tendered by Enserch Exploration, Inc. for the interest, shall be deemed for all purposes to be the purchase price for the interest proposed to be transferred hereunder.

                                  ARTICLE 25
                                 FORCE MAJEURE

  25.1 Force Majeure: If as a result of Force Majeure any Party is rendered unable, wholly or in part, to carry out its obligations under this Agreement (except for the payment of money) then the obligations of the Party giving such notice, so far as and to the extent that the obligations are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused, but for no longer period. In addition, if as a result of Force Majeure, the condition that any Non-Consent Operation be timely commenced cannot be met, then that condition shall be suspended for the duration of the Force Majeure event, provided notification of the Force Majeure event is given as hereafter specified to the Non-Participating Parties by the Participating Parties in the Non-Consent Operation (who would benefit from the acreage forfeiture by or percentage recoupment of the costs against the Non-Consenting Party pursuant to Article 16). For purposes of this Agreement, "Force Majeure" shall be inclusive of but not limited to the following events: flood, hurricane or other acts of God; a fire, blowout, oil spill or other environmental catastrophe; war, civil disturbance, labor dispute, strike, lockout, compliance with any law, order, rule or regulation, governmental action or delay in granting permits or permit approvals as needed; by inability to secure materials or rig; or by any other cause, whether similar or dissimilar, beyond the reasonable control of the said Party. The Party claiming Force Majeure shall notify the other Parties of the Force Majeure situation within a reasonable time (not to exceed thirty (30) days) after the occurrence of the facts relied on and shall keep all Parties informed of all significant developments. The notice of Force Majeure shall give full details of said Force Majeure, and also (if possible) estimate the period of time which said Party will require to remedy the Force Majeure or to resume performance of its obligations under this Agreement. The affected Party shall use all reasonable diligence to remove or overcome the Force Majeure situation, but shall not be obligated to settle any labor dispute except on terms acceptable to it and all such disputes shall be handled within the sole discretion of the affected Party.

                                  ARTICLE 26
                           ADMINISTRATIVE PROVISIONS

  26.1 Term of Agreement: This Agreement shall become binding upon execution by all Parties with an effective date as set forth in the preamble to this Agreement. This Agreement shall remain in effect from the effective date and for so long as any of the Leases in the Contract Area shall remain in effect or until all assets and operations have been turned over to a single Working Interest owner. Termination of this Agreement shall not relieve any Party from any Costs or liability accrued or incurred prior to the termination of this Agreement, and the provisions of this Agreement shall continue in force for such additional time as necessary until:

        (a)   all wells have been plugged and abandoned;

        (b) all property and equipment in the Contract Area belonging to the Parties are disposed of by the Operator and all claims or lawsuits have been settled or otherwise disposed of; and,

        (c) a final accounting and settlement has been made under this Agreement (including settlement of any gas imbalances pursuant to Exhibit "D").

        The Operator shall have a reasonable period of time after the occurrence of an event of termination in which to conclude the administration of operations and to make a distribution of assets. During this period of time, the Operator shall continue to have and shall exercise all powers granted and meet all duties imposed by this Agreement until all provisions of this Agreement are fully executed.

  26.2 Time Limits: Time is of the essence in this Agreement and all time limits shall be strictly construed and enforced. The failure or delay of any Party in the enforcement of the rights granted under this Agreement shall not constitute a waiver of said rights nor shall it be considered as a basis for estoppel. Such Party may exercise its rights under this Agreement despite any delay or failure to enforce the rights when the right or obligation arose.

  26.3 Waiver of Right to Partition: Each Party for itself, its successors and assigns waives the right to bring an action for partition of its interest in the Leases and lands or personal property held subject to this Agreement, and covenants that for a period of fifteen years from the effective date hereof and for such longer period of time as may be authorized by subsequently enacted law it shall not resort at any time to any action at law or in equity to partition any or all of Leases and lands or personal property subject to this Agreement.

  26.4 Compliance With Laws and Regulations: This Agreement, and all operations conducted by the Parties pursuant to this Agreement, are expressly subject to and shall comply with all laws, orders, rules and regulations of any federal, state or local governmental authority having jurisdiction over the Contract Area. No Party shall suffer a forfeiture or be liable in damages for failure to comply with any of the provisions of this Agreement if such compliance is prevented by or if such failure results from compliance with any applicable law, order, rule or regulation.

        26.4.1 Applicable Law: THE PROVISIONS OF THIS AGREEMENT AND THE RELATIONSHIP OF THE PARTIES SHALL BE GOVERNED AND INTERPRETED ACCORDING TO FEDERAL LAWS AND THE LAWS OF THE STATE OF
               LOUISIANA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD REFER THE MATTER TO THE LAWS OF ANOTHER JURISDICTION.

        26.4.2 Severance of Invalid Provisions: In case of a conflict between the provisions of this Agreement and the provisions of any applicable laws or regulations, the provisions of the laws or regulations shall govern over the provisions of this Agreement. If, for any reason and for so long as, any clause or provision of this Agreement is held by court of competent jurisdiction to be illegal, or invalid, unenforceable or unconscionable under any present or future law (or interpretation thereof), the remainder of this Agreement shall not be affected by such illegality or invalidity. Any such invalid provision shall be modified to the extent practical to conform with the intent of the Parties and eliminate such illegality or invalidity or if such is not possible, shall be deemed severed from this Agreement as if this Agreement had been executed with the invalid provision eliminated. The surviving provisions of this Agreement shall remain in full force and effect unless the removal of the invalid provision destroys the legitimate purposes of this
               Agreement; in which event this Agreement shall be null and void. The Parties shall negotiate in good faith for any required modifications to this Agreement.

        26.4.3 Fair  and  Equal  Employment:   Each  of  the  Parties is  an
               Equal Opportunity Employer. To the extent that this Agreement may be subject to Executive Order 11246, as amended, the equal opportunity provisions (41 CFR 60-1) are incorporated herein by reference. If the Non-Discrimination in the OCS provisions
               of  30 CFR 270   apply  to  this Agreement and the operations
               conducted under it, the  provisions  of  30  CFR 270 are also
               incorporated  by  reference.   To  the  extent  required   by
               applicable laws and regulations, this Agreement also includes and is subject to the affirmative action clauses concerning disabled veterans and veterans of the Vietnam era (41 CFR
               60-250)   and  the  affirmative  action   clauses  concerning
               employment of the handicapped (41 CFR 60-741), which clauses are incorporated herein by reference. In performing work
               under  this  Agreement, the  Parties agree  to  comply   with
               (and the Operator shall require  each  independent contractor
               to comply with) the governmental requirements set   forth  in
               Exhibit "E" attached   hereto,   pertaining  to nonsegregated
               facilities. This Agreement and the Parties are also subject to any other applicable rules and regulation relating to nondiscrimination that may be promulgated from time to time by any governmental body having jurisdiction over the subject matter of this Agreement.

  26.5  Construction   and   Interpretation   of   This   Agreement:     The
        interpretation and construction of the terms of this Agreement will be governed by the following conventions:

        26.5.1 Headings for Convenience:  Except for the definition  headings contained in Article 2 (Definitions), all the table of contents, captions, numbering sequences and paragraph headings used in this Agreement are inserted for convenience only and shall in no way define, limit or describe the scope or intent of this Agreement or any part thereof; nor have any legal effect other than to aid a reasonable interpretation of this Agreement.

        26.5.2 Gender and Number: The use of pronouns in whatever gender or number shall be deemed to be a proper reference to the Parties to this Agreement though the Parties may be individuals, business entities or groups thereof. Any necessary grammatical changes required to make the provisions of this Agreement refer to the correct gender or number shall in all instances be assumed as though each case was fully expressed.

        26.5.3 Independent Representation: Each Party has had the benefit of independent representation with respect to the subject matter of this Agreement. This Agreement, though drawn by one Party, shall be construed fairly and reasonably and not more strictly against one Party than another.

  26.6 Integrated Agreement: This Agreement and the exhibits attached thereto, contain the final and entire Agreement of the Parties with respect to the subject matter of this contract. This Agreement shall not be modified or changed except by a written amendment signed by all the Parties. This Agreement is entire as to all the performances to be rendered under it and breach of any provision shall constitute a breach of the entire Agreement.

  26.7  Execution of Documents:

        26.7.1 Binding Effect: This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns and shall constitute a covenant running with the land and Leases which are the subject hereof and which are covered hereby. This Agreement does not benefit or create any rights or benefits in any person or entity not a Party to this Agreement.

        26.7.2 Corporate Authority: If any Party is a legal entity, including but not limited to, an association, corporation, joint venture,
               limited  partnership,  partnership  or   trust,   such   Party
               represents to the other Parties that the execution and delivery of this Agreement and the completion of transactions contemplated herein have been duly authorized by all necessary
               corporate   proceedings   or  have  received   all   necessary
               management approvals.

        26.7.3 Further Assurances: Each Party further agrees to take any and all actions necessary and sign any and all documents necessary to implement the terms of this Agreement. Any necessary documents (e.g., a Designation of Operator, etc.) shall be prepared and executed by all Parties within thirty
                (30) days from the receipt of a written request for same from any Party.

        26.7.4 Multiple Counterparts: This Agreement may be executed by signing the original or a counterpart thereof. If this Agreement is executed in multiple counterparts, each counter-part shall be deemed an original and all of which when taken together shall constitute but one and the same Agreement with the same effect as if all Parties had signed the same instrument. This Agreement may also be ratified by separate instrument referring to this Agreement and adopting by reference all the provisions of this Agreement. A ratification shall have the same effect as an execution of the original Agreement.

  IN WITNESS WHEREOF, each Party, through its duly authorized agent or representative, has executed this Agreement effective as of the date first above written.


  ENSERCH EXPLORATION, INC.                READING & BATES DEVELOPMENT CO.

  By:______________________________        By:______________________________

  Its: Senior Vice President               Its: President

  Date:____________________________        Date:____________________________

  Witnesses:                               Witnesses:
  _________________________________        _________________________________

  _________________________________        _________________________________

  MOBIL OIL CORPORATION                    MOBIL OIL EXPLORATION & PRODUCING
                                           SOUTHEAST INC.

  By:______________________________        By:______________________________

  Its: Attorney-in-Fact                    Its: Attorney-in-Fact

  Date:____________________________        Date:____________________________

  Attest:                                   Attest:

  _________________________________         _________________________________
  Assistant Secretary                       Assistant Secretary

  Witnesses:

  _________________________________         _________________________________

  _________________________________         _________________________________


  MOBIL EXPLORATION & PRODUCING U.S.
  INC. ACKNOWLEDGING AND ACCEPTING ITS
  RIGHTS AND OBLIGATIONS PURSUANT TO
  ARTICLES 5.1, 8.9 AND 8.10.

  By:________________________________

  Its: Attorney-in-Fact

  Date:______________________________

  Attest:

  ___________________________________
  Assistant Secretary

  Witnesses:
  ___________________________________

  ___________________________________

                               *   *   *   *   *



  STATE OF TEXAS

  COUNTY OF DALLAS



  This instrument was acknowledged before me on

  ____________________________________, 1995 by

  __________________________________________________________________________

  ________ as ________________________ of

  ________________________________________________________, a _____________

  corporation, on behalf of said corporation.



              ___________________________________________________

              Notary Public, State of Texas

  My Commission Expires:



  STATE OF TEXAS

  COUNTY OF DALLAS

  This instrument was acknowledged before me on

  ____________________________________, 1995 by

  __________________________________________________________________________

  ________ as ________________________ of

  ________________________________________________________, a _____________

  corporation, on behalf of said corporation.

              ___________________________________________________

              Notary Public, State of Texas

  My Commission Expires:

  on.


              ___________________________________________________

              Notary Public, State of ____________________



  My Commission Expires:



  STATE OF __________



  COUNTY OF ____________



  This instrument was acknowledged before me on

  ____________________________________, 1995 by

  __________________________________________________________________________

  ________ as ________________________ of

  ________________________________________________________, a _____________

  corporation, on behalf of said corporation.



              ___________________________________________________

              Notary Public, State of ____________________



  My Commission Expires:

                               *   *   *   *   *


  ACKNOWLEDGMENTS


  STATE OF

  COUNTY OF


  On this _____  day of ______, 19__, before me,  appeared _________________
  to me personally known, who, being by me duly sworn, did say that he/she is the ____________ of ______________________________ and that the foregoing instrument was signed in behalf of that corporation by authority of its Board of Directors and acknowledged the instrument to be the free act and deed of that corporation.


  ___________________________________
                                                   NOTARY PUBLIC

  My Commission expires: __________________

                               *   *   *   *   *

  STATE OF

  COUNTY OF

  On this _____  day of ______, 19__, before me,  appeared _________________
  to me personally known, who, being by me duly sworn, did say that he/she is the ____________ of ______________________________ and that the foregoing instrument was signed in behalf of that corporation by authority of its Board of Directors and acknowledged the instrument to be the free act and deed of that corporation.


  ___________________________________
                                                   NOTARY PUBLIC

  My Commission expires: __________________

                             *   *   *   *   *


  STATE OF

  COUNTY OF


  On this _____  day of ______, 19__, before me,  appeared _________________
  to me personally known, who, being by me duly sworn, did say that he/she is the ____________ of ______________________________ and that the foregoing instrument was signed in behalf of that corporation by authority of its Board of Directors and acknowledged the instrument to be the free act and deed of that corporation.


  ___________________________________
                                                   NOTARY PUBLIC

  My Commission expires: __________________

                            *   *   *   *   *

                                 ACKNOWLEDGMENT

  STATE OF

  COUNTY OF


  On this _____  day of ______, 19__, before me,  appeared _________________
  to me personally known, who, being by me duly sworn, did say that he/she is the ____________ of ______________________________ and that the foregoing instrument was signed in behalf of that corporation by authority of its Board of Directors and acknowledged the instrument to be the free act and deed of that corporation.


  ___________________________________
                                                   NOTARY PUBLIC

  My Commission expires: __________________

                               *   *   *   *   *

  STATE OF

  COUNTY OF

  On this _____  day of ______, 19__, before me,  appeared _________________
  to me personally known, who, being by me duly sworn, did say that he/she is the ____________ of ______________________________ and that the foregoing instrument was signed in behalf of that corporation by authority of its Board of Directors and acknowledged the instrument to be the free act and deed of that corporation.


  ___________________________________
                                                   NOTARY PUBLIC

  My Commission expires: __________________

                               *   *   *   *   *


  STATE OF

  COUNTY OF


  On this _____  day of ______, 19__, before me,  appeared _________________
  to me personally known, who, being by me duly sworn, did say that he/she is the ____________ of ______________________________ and that the foregoing instrument was signed in behalf of that corporation by authority of its Board of Directors and acknowledged the instrument to be the free act and deed of that corporation.


  ___________________________________
                                                   NOTARY PUBLIC

  My Commission expires: __________________

                               *   *   *   *   *

                                ACKNOWLEDGMENT


  STATE OF

  COUNTY OF


  On this _____  day of ______, 19__, before me,  appeared _________________
  to me personally known, who, being by me duly sworn, did say that he/she is the ____________ of ______________________________ and that the foregoing instrument was signed in behalf of that corporation by authority of its Board of Directors and acknowledged the instrument to be the free act and deed of that corporation.


  ___________________________________
                                                   NOTARY PUBLIC

  My Commission expires: __________________

                               *   *   *   *   *


  STATE OF

  COUNTY OF

  On this _____  day of ______, 19__, before me,  appeared _________________
  to me personally known, who, being by me duly sworn, did say that he/she is the ____________ of ______________________________ and that the foregoing instrument was signed in behalf of that corporation by authority of its Board of Directors and acknowledged the instrument to be the free act and deed of that corporation.


  ___________________________________
                                                   NOTARY PUBLIC

  My Commission expires: __________________


                                *   *   *   *   *


  STATE OF

  COUNTY OF

  On this _____  day of ______, 19__, before me,  appeared _________________
  to me personally known, who, being by me duly sworn, did say that he/she is the ____________ of ______________________________ and that the foregoing instrument was signed in behalf of that corporation by authority of its Board of Directors and acknowledged the instrument to be the free act and deed of that corporation.


  ___________________________________
                                                   NOTARY PUBLIC

  My Commission expires: __________________

-----------------------------------------------------------------------------
                                                                EXHIBIT "A"


  ATTACHED TO AND MADE A PART OF THAT CERTAIN ALLEGHENY OPERATING AGREEMENT EFFECTIVE MAY 1, 1995 BETWEEN ENSERCH EXPLORATION, INC., READING & BATES DEVELOPMENT CO., MOBIL OIL CORPORATION AND MOBIL OIL EXPLORATION & PRODUCING SOUTHEAST INC..

  WORKING INTERESTS OF THE PARTIES AND REPRESENTATIVES

  I.  WORKING INTERESTS OF THE PARTIES:

  GREEN CANYON BLOCK 120 (OCS-G 15548)
  GREEN CANYON BLOCK 126 (OCS-G 15550)
  GREEN CANYON BLOCK 250 (OCS-G 15566)
  GREEN CANYON BLOCK 251 (OCS-G 15567)
  GREEN CANYON BLOCK 257 (OCS-G 15568)
  GREEN CANYON BLOCK 295 (OCS-G 15570)
  GREEN CANYON BLOCK 299 (OCS-G 15571)
  GREEN CANYON BLOCK 301 (OCS-G 15572)
  GREEN CANYON BLOCK 302 (OCS-G 15573)

  WORKING INTERESTS IN THE ABOVE BLOCKS ARE OWNED AS FOLLOWS:

  ENSERCH EXPLORATION, INC.------------------------------------------- 40%
  MOBIL OIL EXPLORATION & PRODUCING SOUTHEAST INC.-------------------- 40% READING & BATES DEVELOPMENT CO.------------------------------------- 20%
                                                                      100%

  AS TO THE FOLLOWING LISTED BLOCKS,  WORKING INTERESTS ARE SET FORTH BELOW:

  GREEN CANYON BLOCK 210 (OCS-G 13696)
  GREEN CANYON BLOCK 213 (OCS-G 8000)
  GREEN CANYON BLOCK 253 (OCS-G 8005)
  GREEN CANYON BLOCK 254 (OCS-G 7049)
  GREEN CANYON BLOCK 258 (OCS-G 8006)
  GREEN CANYON BLOCK 297 (OCS-G 8876)
  GREEN CANYON BLOCK 298 (OCS-G 8010)
  GREEN CANYON BLOCK 341 (OCS-G 13171)
  GREEN CANYON BLOCK 342 (OCS-G 8012)


  ENSERCH EXPLORATION, INC.-------------------------------------------- 40%
  MOBIL OIL CORPORATION------------------------------------------------ 40%
  READING & BATES DEVELOPMENT CO.-------------------------------------- 20%
                                                                       100%

  AS TO GREEN CANYON 209 (OCS-G 8504) WORKING INTERESTS ARE OWNED AS
  FOLLOWS:

  AMOCO PRODUCTION COMPANY------------------------------------------ 33.33%
  ENSERCH EXPLORATION, INC.----------------------------------------- 26.67%
  MOBIL OIL CORPORATION--------------------------------------------- 26.67%
  READING & BATES DEVELOPMENT CO.----------------------------------  13.33%
                                                                    100.00%

  II.   DESIGNATED REPRESENTATIVES OF THE PARTIES:

        ENSERCH EXPLORATION, INC.
        4849 GREENVILLE AVENUE, SUITE 1200
        DALLAS, TEXAS 75206
        ATTN: MR. C.R. ERWIN - REGIONAL DIRECTOR
        TELEPHONE:  (214) 987-7780
        TELECOPIER: (214) 987-6673

        MOBIL EXPLORATION & PRODUCING U.S. INC.
        1250 POYDRAS BUILDING
        NEW ORLEANS, LOUISIANA 70113
        ATTN: MR. W.J. ENGLE - PROJECT MANAGER FOR JOINT VENTURE RELATIONS
        TELEPHONE:  (504) 566-5234
        TELECOPIER: (504) 566-5365

        READING & BATES DEVELOPMENT CO.
        901 THREADNEEDLE, SUITE 200
        HOUSTON, TEXAS 77079
        ATTN: MR. D.C. TOALSON - PRESIDENT
        TELEPHONE:   (713) 496-5000
        TELECOPIER: (713) 496-0186

-----------------------------------------------------------------------------
                                                               EXHIBIT "A-1"


  ATTACHED TO AND MADE A PART OF THAT CERTAIN ALLEGHENY OPERATING AGREEMENT EFFECTIVE MAY 1, 1995 BETWEEN ENSERCH EXPLORATION, INC., READING & BATES DEVELOPMENT CO., MOBIL OIL CORPORATION AND MOBIL OIL EXPLORATION & PRODUCING SOUTHEAST INC..


  CONTRACT AREA AND DESIGNATED PROSPECT OUTLINES


  I.    THE CONTRACT AREA  SHALL BE COMPRISED OF THE FOLLOWING  GREEN CANYON
        LEASES:  GREEN CANYON BLOCKS 120, 126, 209, 210, 213, 250, 251, 253,
        254, 257, 258, 295, 297, 298, 299, 301, 302, 304, 341 AND 342.


  II.   DESIGNATED PROSPECTS

        Prospect                            Blocks

        Allegheny                           Green  Canyon  Blocks  209, 210,
                                            253, 254, 297, 298, 299, 341 and
                                            342

        N.W. Bison                          Green Canyon Block 120

        Thor                                Green Canyon Block  250, 251 and
                                            295

        Thebes                              Green Canyon 126

        Isis                                Green Canyon 213,  257, 258, 301
                                            and 302

-----------------------------------------------------------------------------
                                                                EXHIBIT "A-2"

  Attached to and made a part of that certain Allegheny Operating Agreement dated effective May 1, 1995, between Enserch Exploration Inc., Reading & Bates Development Co. and Mobil Oil Corporation.


                             DESCRIPTION OF LEASES

  1.    GREEN CANYON BLOCK 120
        MMS Serial No. OCS-G-15548
        Effective date of Lease: September 1, 1995
        Lessor:  United States of America
        Lessee:  Enserch Exploration, Inc. et al
        Legal Description:
        Block 120, Green Canyon Area, as shown on OCS Official Protraction Diagram, NG-15-3, containing approximately 5,760 acres.

  2.    GREEN CANYON BLOCK 126
        MMS Serial No. OCS-G-15550
        Effective date of Lease: July 1, 1995
        Lessor:  United States of America
        Lessee:  Enserch Exploration, Inc. et al
        Legal Description:
        Block 126, Green Canyon Area, as shown on OCS Official Protraction Diagram, NG-15-3, containing approximately 5,760 acres.

  3.    GREEN CANYON BLOCK 209
        MMS Serial No. OCS-G-8504
        Effective date of Lease:  June 1, 1986
        Lessor:  United States of America
        Lessee:  Placid Oil Company, et al
        Legal Description:
        Block 209, Green Canyon Area, as shown on OCS Official Protraction Diagram, NG-15-3, containing approximately 5,760 acres.

  4.    GREEN CANYON BLOCK 210
        MMS Serial No. OCS-G-13696
        Effective date of Lease:  July 1, 1992
        Lessor:  United States of America
        Lessee:  EP Operating Company, et al
        Legal Description:
        Block 210, Green Canyon Area, as shown on OCS Official Protraction Diagram, NG-15-3, containing approximately 5,760 acres.

  5.    GREEN CANYON BLOCK 213
        MMS Serial No. OCS-G-8000
        Effective date of Lease:  July 1, 1985
        Lessor:  United States of America
        Lessee:  Placid Oil Company, et al
        Legal Description:
        Block 213, Green Canyon Area, as shown on OCS Official Protraction Diagram, NG-15-3, containing approximately 5,760 acres.

  6.    GREEN CANYON BLOCK 250
        MMS Serial No. OCS-G-15566
        Effective date of Lease: July 1, 1995
        Lessor:  United States of America
        Lessee:  Enserch Exploration, Inc. et al
        Legal Description:
        Block 250, Green Canyon Area, as shown on OCS Official Protraction Diagram, NG-15-3, containing approximately 5,760 acres.

  7.    GREEN CANYON BLOCK 251
        MMS Serial No. OCS-G-15567
        Effective date of Lease: July 1, 1995
        Lessor:  United States of America
        Lessee:  Enserch Exploration, Inc. et al
        Legal Description:
        Block 251, Green Canyon Area, as shown on OCS Official Protraction Diagram, NG-15-3, containing approximately 5,760 acres.

  8.    GREEN CANYON BLOCK 253
        MMS Serial No. OCS-G-8005
        Effective date of Lease:  July 1, 1985
        Lessor:  United States of America
        Lessee:  Amerada Hess, et al
        Legal Description:
        Block 253, Green Canyon Area, as shown on OCS Official Protraction Diagram, NG-15-3, containing approximately 5,760 acres.

  9.    GREEN CANYON BLOCK 254
        MMS Serial No. OCS-G-7049
        Effective date of Lease:  June 1, 1984
        Lessor:  United States of America
        Lessee:  Placid Oil Company, et al
        Legal Description:
        Block 254, Green Canyon Area, as shown on OCS Official Protraction Diagram, NG-15-3, containing approximately 5,760 acres.

 10.    GREEN CANYON BLOCK 257
        MMS Serial No. OCS-G-15568
        Effective date of Lease:  July 1, 1985
        Lessor:  United States of America
        Lessee:  Placid Oil Company, et al
        Legal Description:
        Block 257, Green Canyon Area, as shown on OCS Official Protraction Diagram, NG-15-3, containing approximately 5,760 acres.

 11.    GREEN CANYON BLOCK 258
        MMS Serial No. 8006
        Effective date of Lease:  July 1, 1985
        Lessor:  United States of America
        Lessee:  Placid Oil Company, et al
        Legal Description:
        Block 258, Green Canyon Area, as shown on OCS Official Protraction Diagram, NG-15-3, containing approximately 5,760 acres.

 12.    GREEN CANYON BLOCK 295
        MMS Serial No. OCS-G-15570
        Effective date of Lease: July 1, 1995
        Lessor:  United States of America
        Lessee:  Enserch Exploration, Inc. et al
        Legal Description:
        Block 295, Green Canyon Area, as shown on OCS Official Protraction Diagram, NG-15-3, containing approximately 5,760 acres.

 13.    GREEN CANYON BLOCK 297
        MMS Serial No. OCS-G-8876
        Effective date of Lease:  June 1, 1987
        Lessor:  United States of America
        Lessee:  OPUBCO Resources, Inc. et al
        Legal Description:
        Block 297, Green Canyon Area, as shown on OCS Official Protraction Diagram, NG-15-3, containing approximately 5,760 acres.

 14.    GREEN CANYON BLOCK 298
        MMS Serial No. OCS-G-8010
        Effective date of Lease:  July 1, 1985
        Lessor:  United States of America
        Lessee:  Placid Oil Company, et al
        Legal Description:
        Block 298, Green Canyon Area, as shown on OCS Official Protraction Diagram, NG-15-3, containing approximately 5,760 acres.

 15.    GREEN CANYON BLOCK 299
        MMS Serial No. OCS-G-15571
        Effective date of Lease: July 1, 1995
        Lessor:  United States of America
        Lessee:  Enserch Exploration, Inc. et al
        Legal Description:
        Block 299, Green Canyon Area, as shown on OCS Official Protraction Diagram, NG-15-3, containing approximately 5,760 acres.

 16.    GREEN CANYON BLOCK 301
        MMS Serial No. OCS-G-15572
        Effective date of Lease: July 1, 1995
        Lessor:  United States of America
        Lessee:  Enserch Exploration, Inc. et al
        Legal Description:
        Block 301, Green Canyon Area, as shown on OCS Official Protraction Diagram, NG-15-3, containing approximately 5,760 acres.

 17.    GREEN CANYON BLOCK 302
        MMS Serial No. OCS-G-15573
        Effective date of Lease: July 1, 1995
        Lessor:  United States of America
        Lessee:  Enserch Exploration, Inc. et al
        Legal Description:
        Block 302, Green Canyon Area, as shown on OCS Official Protraction Diagram, NG-15-3, containing approximately 5,760 acres.

 18.    GREEN CANYON BLOCK 341
        MMS Serial No. OCS-G-13171
        Effective date of Lease:  May 1, 1991
        Lessor:  United States of America
        Lessee:  Exxon Company U.S.A.
        Legal Description:
        Block 341, Green Canyon Area, as shown on OCS Official Protraction Diagram, NG-15-3, containing approximately 5,760 acres.

 19.    GREEN CANYON BLOCK 342
        MMS Serial No. 8012
        Effective date of Lease: July 1, 1985
        Lessor:  United States of America
        Lessee:  Placid Oil Company, et al
        Legal Description:
        Block 342, Green Canyon Area, as shown on OCS Official Protraction Diagram, NG-15-3, containing approximately 5,760 acres.

   SUBJECT TO OVERRIDING ROYALTY RESERVATIONS

   Green Canyon Block 253 is subject to reservations of overriding royalty or other burdens and encumbrances as set forth in the following instruments:

   DATE: Effective March 1, 1995
   ASSIGNOR: Shell Offhsore, Inc., et al
   ASSIGNEE: Enserch Exploration, Inc.
   ASSIGNING: All of Assignor's right, title and interest subject to a 5%  of
              8/8ths overriding royalty.

   Green Canyon Blocks 209, 254, 297, 298 and 342 are subject to reservations of overriding royalty as set forth in the following instruments:

   DATE: Effective July 11, 1991, 7:00 a.m.
   ASSIGNOR: Hunt Petroleum Corporation
   ASSIGNEE: Exxon Corporation
   FILED: August 15, 1991
   ASSIGNING: All of Assignor's right, title and interest subject to 1/9th of
              8/8ths overriding royalty, proportionately reduced.

   DATE: Effective May 31, 1993, 7:00 a.m.
   ASSIGNOR: Hunt Petroleum Corporation
   ASSIGNEE: Exxon Corporation
   FILED: October 26, 1993
   ASSIGNING: All of Assignor's right, title and interest subject to 1/9th of
              8/8ths overriding royalty, proportionately reduced

----------------------------------------------------------------------------
                                                              EXHIBIT "A-3"


  ATTACHED TO AND MADE A PART OF THAT CERTAIN ALLEGHENY OPERATING AGREEMENT EFFECTIVE MAY 1, 1995 BETWEEN ENSERCH EXPLORATION, INC., READING & BATES DEVELOPMENT CO., MOBIL OIL CORPORATION AND MOBIL OIL EXPLORATION & PRODUCING SOUTHEAST INC..

  OPERATOR DESIGNATIONS

        Prospect    Blocks                        Operator

        Allegheny   Green Canyon Blocks 209,      ENSERCH EXPLORATION, INC.
                    210, 253, 254, 297, 298,
                    299, 341 and 342

        N.W. Bison  Green Canyon Block 120        ENSERCH EXPLORATION, INC.

        Thor        Green Canyon Block 250,       ENSERCH EXPLORATION, INC.
                    251 and 295

        Thebes      Green Canyon 126              MOBIL OIL EXPLORATION &
                                                  PRODUCING SOUTHEAST INC.

        Isis        Green Canyon 213, 257,        MOBIL OIL EXPLORATION &
                    258, 301 and 302              PRODUCING SOUTHEAST INC.

-----------------------------------------------------------------------------
                                                                  EXHIBIT B

  Attached to and made a part of that certain Allegheny Operating Agreement dated effective May 1, 1995, between Enserch Exploration, Inc., Reading & Bates Development Co., Mobil Oil Corporation and Mobil Oil Exploration & Producing Southeast Inc.

                         OFFSHORE  INSURANCE PROVISIONS

  I. Any and all times while operations are being conducted under this Agreement, Operator shall carry or cause to be carried insurance for the benefit of and at the expense of the Joint Account as follows:

        1. Worker's Compensation Insurance to cover full liability under the applicable State and Federal Worker's Compensation Laws. Said insurance policy shall contain the following endorsements:

              a.    Employee's   Liability   Insurance   with  a   limit  of
                    $1,000,000 for accidental injuries or deaths of one or more employees as a result of one accident.

              b.    Coverage under  U.S. Longshoremen's  and Harbor Worker's
                    Compensation  Act,   including   provisions   of   Outer
                    Continental Shelf Lands Act, if applicable.

              c. Marine and Voluntary Compensation, including but not limited to General Maritime Law, Jones Act, Transportation, Wages, Maintenance and Cure, subject to a limit of $50,000,000.

        2. Such insurance shall be carried for the benefit of the Parties hereto and its cost shall be charged to the Joint Account. If under the laws of the jurisdiction in which operations are conducted, Operator is authorized to be a self-insurer as to the foregoing, Operator may elect to be a self-insurer under such laws and, in such event, Operator shall charge to the Joint Account, in lieu of any premiums for such insurance, a premium equivalent in an amount determined by applying manual insurance rates to the payroll.

  II. It is specifically understood that Operator shall have no obligation to carry any other insurance for the benefit of the Joint Account unless mutually agreed in writing by all Parties. Any Party may individually, at its own expense, acquire additional insurance as it desires; however, any such additional insurance shall contain waiver or subrogation rights in favor of the remaining Parties hereto.

  III. Operator shall make a good faith effort to require third-party contractors performing work on the Joint Property to carry such insurance and in such amount as Operator shall deem necessary. It is recognized in the industry that there are certain contractors and service companies whose services are necessary to carry out operations contemplated by the Parties, who, as a matter of policy or legal interpretation refuse contractually to indemnify and/or carry any insurance indemnifying lease owners. As to those entities, Operator may waive any requirement of contractual indemnity or insurance whatsoever.

  IV. If Non-Consent Operations are conducted under the terms of this Agreement, the cost of insurance requirements hereunder in regard to such operations, as well as all losses, liabilities, and expenses incurred as a result of such operations, shall be the burden of the Parties participating therein.

  V. With respect to insurance carried by Operator for the benefit of the Joint Account hereunder, Operator shall cause the Non-Operators, their respective parents, subsidiaries, Affiliates, insurers and underwriters to be named as additional insureds thereunder and also cause a waiver of subrogation to be granted by the insurance company or underwriter in favor of the Non-Operators, their respective parents, subsidiaries, Affiliates, insurers and underwriters with respect to such insurance coverage.

-----------------------------------------------------------------------------
                             ADDENDUM TO EXHIBIT "C"
                          COPAS ACCOUNTING PROCEDURES


  ADDITIONS:

  1) Salaries of First Level Supervisors employed for the benefit of the Joint Property in the conduct of Joint Operations. First Level Supervisors are individuals at the lowest level of the organization who have supervision over the day to day operations of the Joint Property. Designation of an individual as a First Level Supervisor shall not be based on title or location but rather on the functions performed. The inclusion of a First Level Supervisor as a direct charge to the Joint Account reflects the cost of the immediate supervisor responsible for the daily supervision of the Operator's field employees and contract labor, which are directly employed on the Joint Property in the conduct of Joint Operations.

  2) In such event, Operator shall charge to the Joint Account, in lieu of any premiums for such insurance, a premium equivalent in an amount determined by applying manual insurance rates to the payroll.

  3) Costs incurred for the benefit of the Joint Property and applicable to the Joint Operations which arise from compliance with governmental or regulatory requirements or to protect the Joint Property from potential environmental liability. Such costs may include surveys of an ecological or archaeological nature. Also, such costs may include expenditures to provide or have available pollution containment and removal equipment, plus the actual cost of control and clean up of hazardous spills as required by applicable laws and regulations.

  4) No costs incurred beyond the Shore Base Facility shall be charged as direct charge unless such charges are specifically covered by items 1 through 14 above. This exclusion does not cover items covered by the Integrated Project Team Accounting described in Addendum, Item No. 5.

            Expenditures or services provided by Non-Operator(s) which are of direct benefit the Joint Account and requested by the Operator will be billed by the Non-Operator(s) to the Operator on a 100% basis. Operator will bill back Non-Operator(s) for their proportional share of these costs.

  5)        INTEGRATED PROJECT TEAM ACCOUNTING

            a.    Services Rendered by Employees of Participants

                  All salaries, wages, payroll burden and Personal Expenses of management, supervisory, technical and other personnel who are assigned to the Integrated Project Team (as defined in Exhibit "G") ("IPT') and engaged in project management, design, construction and installation shall be charged direct regardless of location ("Qualified Costs"). A pro rata share of salaries, wages, payroll burden and Personal Expenses of part-time technical personnel assigned to the IPT may be charged direct as Qualified Costs if the individual's time devoted to the project totals at least one full day during a given month.

                  Qualified Costs incurred by Non-Operators will be billed to the Operator on or before the 20th day of the month following the month in which the costs were incurred. The billing for such Qualified Costs shall include time sheets, copies of expense reports and sufficient detail to support the charge. Operator will remit payment to the Non-Operators for these costs and charge the total amount to the Joint Account.

                  A pro rata share of salaries will be charged to the Joint Account as Qualified Costs based on actual days worked only when such time totals at least one day or more per month devoted to the project. Payroll burden and Personal Expenses associated with this labor will be charged to the Joint Account consistent with the provisions of Exhibit "C", Section II, Paragraph 2, Direct Charges - Labor and Paragraph 3, Direct Charges - Employee Benefits.

                  The defined term "Personal Expenses" shall include reasonable travel, accommodation, per diem, meals, and other reimbursable costs incurred by personnel whose salaries are chargeable to the Joint Account. Personal Expenses shall be subject to the approval of the Project Manager. Relocation costs shall not be chargeable to the Joint Account.

                  Each participant shall maintain auditable records to support any charges made by it to the Joint Account and shall be subject to the audit requirement provided in
                  Section I, Paragraph 5 of this Exhibit "C" as to such charges. Auditable records shall include time sheets and expense account reports for personnel charged to the Joint Account, basis for calculation of payroll burden and copies of third-party invoices.

            b. Other Services Provided by Operator's or Non-Operators' Employees or Affiliates

                  Support staff employed by the Operator or Non-Operator, or Affiliate controlled by the Operator or Non-Operator, may provide technical services for the benefit of the IPT. Without limiting the foregoing, examples of such technical services include computer assisted drafting and computer services, prior to incurring such costs, the Project Manager shall recommend the expenditure to the Owners' Committee ("Recommendation"). The Recommendation shall be in writing and shall include a description of the service to be provided, the time period during which the service will be rendered and the estimated cost. The Recommendation shall include a comparison of the estimated cost of the expenditure with the estimated cost of similar services provided by third party vendors. If an all inclusive standard rate is to be charged, such rate shall not be greater than the rate customarily charged internally by the provider of the service to its Affiliates. Approval of the Recommendation shall require the unanimous consent of the Owners Committee. If unanimous consent is obtained, the costs covered by the Recommendation shall be directly charged to the Joint
                  Account.    If  unanimous  consent  is  not  obtained,  the
                  Project Manager shall withdraw the Recommendation and acquire the service from third party vendors.

                  Affiliates shall maintain auditable records to support all charges made by it to the Joint Account and as to such charges shall be subject to the same audit requirements provided for Operator's charges in Section I, Paragraph 5 of this Exhibit "C".

            c.    Third-Party Costs

                  All third party expenditures incurred by the Operator for the direct benefit of the project regardless of location will be direct charged to the Joint Account. Third party expenditures shall include, but not be limited to:

                  -     Contractors, consultants and service companies
                  - Fabrication, construction and installation activities and associated cost
                  - Specialized equipment, materials, testing or other services (including software and specialized computer applications)
                  - Research and development, prototype studies, design and development work
                  -     Conceptual work/studies
                  - On-site construction representatives and inspectors and associated cost
                  -     Drilling design and development

            d.    Overhead Application

                  The  Major  Construction rates  provided  in  Exhibit  "C,"
                  Section III, 2. shall cover the cost of Operator's personnel above the Project Manager level and Operator's other administrative functions and associated costs indirectly serving the project including, but not limited to, the cost for accounting, services personnel, treasury, administrative, senior management and other support services provided by the Operator. Such rates shall be applied to the total cost (gross) of the applicable fixed asset which is the subject of the Major Construction and which is charged to the Joint Account. Total cost shall include the Qualified Costs of the IPT, insofar as such costs are associated with such fixed asset.

                  If the Project Manager elects to locate the IPT at the office of a Non Operating Party, the Project Manager and Non-Operator shall agree upon a rental rate to charge for providing a work location for the IPT. One hundred percent (100%) of the rent will be invoiced by the Non-Operator to the Operator. The Operator shall not be entitled to charge overhead on Non-Operator's office rental charges to the Joint Account.

  6) The pricing of material transfers to and/or from the Joint Property will be determined by utilizing the Computerized Equipment Pricing System (CEPS), historical price multiplier, pricing on application or fair market value. The pricing method selected by the Operator will be applied consistently to all material transfer transactions.

            A "Direct Purchase" occurs when the Operator contracts with a third party for the acquisition of materials for a specific well site or location. Direct Purchases shall charged to the Joint Account at the price paid by the Operator after deduction of all discounts received. Material provided by the Operator under "vendor stocking programs, where the initial use is for a joint property and title of the material does not pass from the vendor until usage, is considered a Direct Purchase. If material is found to be defective or is returned to the vendor for any other reason, the Joint Account shall be credited when adjustments have been received by the Operator from the manufacturer, distributor or agent.

            "Tubular substitution" is defined where higher-than-specification grade or size tubulars are charged to the Joint Account from Operator's inventory. The Operator is entitled to charge the Joint Account at an equivalent price of the well design specifi-cation tubulars.

  7)     1.Directed Inventories
            With an interval of not less than 5 years, physical inventories shall be performed by the Operator upon written notification of a majority in working interest of the Non-Operators.

  8) Prior to the Operator entering into new contracts with Third Parties to acquire helicopter, ship transport or other ongoing support services ("Services"), and prior to the Operator contracting with Third Parties for Shore Base Facilities ("Shore Base Facilities"), Operator or Non-Operator may propose sharing their existing support Services or Shore Base Facilities ("Sharing Proposal"). The Sharing Proposal shall be made to the Owners' Committee and shall include a description of the Services or Shore Base Facilities to be provided, the duration of the sharing arrangement and the estimated actual cost to provide such Services or Shore Base Facilities. It is the intention of this section that Sharing Proposals be based on a reasonable estimate of the actual cost to provide the Service or Shore Base Facilities for use by the Joint Account and that such proposal not be based on the rate that a Third Party might charge for comparable Services or Shore Base Facilities. Approval of the proposal shall require the unanimous consent of the Owners' Committee.

-----------------------------------------------------------------------------
                                                                 EXHIBIT "D"

                     GAS BALANCING AGREEMENT ("AGREEMENT')
                   ATTACHED TO AND MADE PART OF THAT CERTAIN
            OPERATING AGREEMENT DATED EFFECTIVE MAY 1, 1995, BETWEEN
          ENSERCH EXPLORATION, INC., READING & BATES DEVELOPMENT CO.,
   MOBIL OIL CORPORATION AND MOBIL OIL EXPLORATION & PRODUCING SOUTHEAST INC.
                             ("OPERATING AGREEMENT")


  1.    DEFINITIONS

        The following definitions shall apply to this Agreement:

        1.01 "Arm's Length Agreement" shall mean any gas sales agreement with a unaffiliated purchaser or any gas sales agreement with an affiliated purchase where the sales price represents the current value as published in an industry publication such as Inside F.E.R.C. or such other future publication as maybe applicable.

        1.02 "Index Price" shall mean the average of spot sales prices for gas during any specific month as published Inside F.E.R.C. first of the month publication for the applicable downstream pipeline(s) to which the gathering pipelines deliver.

        1.03 "Balancing Area" shall mean all of the acreage and depths subject to the Operating Agreement.

        1.04 "Full Share of Current Production" shall mean the Percentage Interest of each Party in the Gas actually produced from the Balancing Area during each month.

        1.05 "Gas" shall mean all hydrocarbons produced or producible from the Balancing Area, whether from a well classified as an oil well or gas well by the regulatory agency having jurisdiction in such matters, which are or may be made available for sale or separate disposition by the Parties, excluding oil, condensate and other liquids recovered by field equipment operated for the joint account. "Gas" does not include gas used in joint operations, such as for fuel, recycling or reinjection, or which is vented or lost prior to its sale or delivery from the Balancing Area.

        1.06 "Makeup Gas" shall mean any Gas taken by an Underproduced Party from the Balancing Area in excess of its Full Share of Current Production, whether pursuant to Section 3.3 or Section
              4.1 hereof.

        1.07 "Mcf" shall mean one thousand cubic feet. A cubic foot of Gas shall mean the volume of gas contained in one cubic foot of space at sixty degrees Fahrenheit, 14.73 pounds per square inch absolute (PSIA) and having a specific gravity of 1.00.

        1.08 "MMBtu" shall mean one million British Thermal Units. A British Thermal Unit shall mean the quantity of heat required to raise one pound avoirdupois of pure water from 58.5 degrees Fahrenheit to 59.5 degrees Fahrenheit at a constant pressure of 14.73 pounds per square inch absolute.

        1.09 "Operator" shall mean the individual or entity designated under the terms of the Operating Agreement or, in the event this Agreement is not employed in connection with an operating agreement, the individual or entity designated as the operator of the well(s) located in the Balancing Area.

        1.10 "Overproduced Party" shall mean any Party having taken a greater quantity of Gas from the Balancing Area than the Percentage Interest of such Party in the cumulative quantity of all Gas produced from the Balancing Area.

        1.11 "Overproduction" shall mean the cumulative quantity of Gas taken by a Party in excess of its Percentage Interest in the cumulative quantity of Gas produced from the Balancing Area.

        1.12  "Party" shall  mean those  individuals or  entities subject to
              this   Agreement,  and  their  respective  heirs,  successors,
              transferees and assigns.

        1.13 "Percentage Interest" shall mean the percentage or decimal interest of each Party in the Gas produced from the Balancing Area pursuant to the Operating Agreement covering the Balancing Area.

        1.14  "Royalty"  shall mean payments  on production of Gas  from the
              Balancing   Area  to  all  owners   of  royalties,  overriding
              royalties, production payments or similar interests.

        1.15 "Underproduced Party" shall mean any Party having taken a lesser quantity of Gas from the Balancing Area than the Percentage Interest of such Party in the cumulative quantity of all Gas produced from the Balancing Area.

        1.16 "Underproduction" shall mean the deficiency between the cumulative quantity of Gas taken by a Party and its Percentage Interest in the cumulative quantity of all Gas produced from the Balancing Area.

        1.17 "Winter Period" shall mean the months November and December in one calendar year and the months of January and February in the succeeding calendar year.

  2.        BALANCING AREA

            2.1 If this Agreement covers more than one Balancing Area, it shall be applied as if each Balancing Area were covered by separate but identical agreements. All balancing hereunder shall be on the basis of Gas taken from the Balancing Area measured in MMBtus.

            2.2 In the event that all or part of the Gas deliverable from a Balancing Area is or becomes subject to one or more maximum lawful prices, any Gas not subject to price controls shall be considered as produced from a single Balancing Area and Gas subject to each maximum lawful price category shall be considered produced from a separate Balancing Area.

  3.        RIGHT OF PARTIES TO TAKE GAS

            3.1 Each Party desiring to take Gas will notify the Operator of the volume nominated, the name of the transporting pipeline and the pipeline contract number (if available) and meter station relating to such delivery, sufficiently in advance for the Operator, acting with reasonable diligence, to meet all nomination and other requirements. Operator is authorized to deliver the volumes so nominated and confirmed (if confirmation is required) to the transporting pipeline in accordance with the terms of this Agreement.

            3.2 Each Party shall make a reasonable good faith effort to take its Full Share of Current Production each month to the extent that such production is required to maintain leases in effect, to protect the producing capacity of a well or reservoir, to preserve correlative rights, or to maintain oil production.

            3.3 When a Party fails for any reason to take its Full Share of Current Production (as such Share may be reduced by the right of the other Parties to make up for Underproduction as provided herein), the other Parties shall be entitled to take any Gas which such Party fails to take. To the extent practicable, such Gas shall be made available initially to each Underproduced Party in the proportion that its Percentage Interest in the Balancing Area bears to the total Percentage Interest of all Underproduced Parties desiring to take such Gas. If all such Gas is not taken by the Underproduced Parties, the portion not taken shall then be made available to the other Parties in the proportion that their respective Percentage Interest in the Balancing Area bears to the total Percentage Interest of such Parties.

            3.4 All Gas taken by a Party in accordance with the provisions of this Agreement, regardless of whether such Party is underproduced or overproduced, shall be regarded as Gas taken for its own account with title thereto being in such taking Party.

            3.5 Notwithstanding the provisions of Section 3.3 hereof, no Overproduced Party shall be entitled in any month to take any Gas in excess of three hundred percent (300%) of its Percentage Interest of the Balancing Area's then-current Maximum Monthly Availability; provided, however, that this limitation shall not apply to the extent that it would preclude production that is required to maintain leases in effect, to protect the producing capacity of a well or reservoir, to preserve correlative rights, or to maintain oil production. "Maximum Monthly Availability" shall mean the maximum average monthly rate of production at which Gas can be delivered from the Balancing Area, as determined by the Operator, considering the maximum efficient well rate for each well within the Balancing Area, the maximum allowable(s) set by the appropriate regulatory agency, mode of operation, production facility capabilities and pipeline pressures.

            3.6 In the event that a Party fails to make arrangements to take its Full Share of Current Production required to be produced to maintain leases in effect, to protect the producing capacity of a well or reservoir, to preserve correlative rights, or to maintain oil production, the Operator may sell any part of such Party's full share of Current Production that such Party fails to take for the account of such Party and render to such Party, on a current basis, the full proceeds of the sale less any reasonable marketing, compression, treating, gathering or transportation costs incurred directly in connection with the sale of such Full Share of Current Production. In making the sale contemplated herein, the Operator shall be obligated only to obtain such price and conditions for the sale as are reasonable under the circumstances and shall not be obligated to share any of its markets. Any such sale by Operator under the terms hereof shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one year. Notwithstanding the provisions of Article 3.4 hereof, Gas sold by Operator for a Party under the provisions hereof shall be deemed to be Gas taken for the account of such Party.

  4.        IN-KIND BALANCING

            4.1 Effective the first day of any calendar month following at least thirty (30) days' prior written notice to the Operator, any Underproduced Party may begin taking, in addition to its Full Share of Current Production and any Makeup Gas taken pursuant to Section 3.3 of this Agreement, a share of current production determined by multiplying fifty percent (50%) of the Full Shares of Current Production of all Overproduced Parties by a fraction, the numerator of which is the Percentage Interest of such Underproduced Party and the denominator of which is the total of the Percentage Interests of all Underproduced Parties desiring to take Makeup Gas. In no event will an Overproduced Party be required to provide more than fifty percent (50%) of its Full Share of Current Production for Makeup gas. The Operator will promptly notify all Overproduced Parties of the election of an Underproduced Party to begin taking Makeup Gas. However, it is further provided that an Underproduced Party shall not be entitled to take or sell Make-up Gas during the Winter Period unless such Underproduced Party shall have taken or sold during the preceding eight months (unless excused by Force Majeure events on the gathering pipeline from the Balancing Area) a total amount of Gas that was not less than its full share of the Gas produced during such period.

            4.2 Notwithstanding the provisions of Section 4.1, no Overproduced Party will be required to provide more than twenty-five percent (25%) of its Full Share of Current Production for Makeup Gas during the Winter Period.

            4.3 Notwithstanding any other provision of this Agreement, at such time and for so long as Operator, or (insofar as concerns production by the Operator) any Underproduced Party, determines in good faith that an Overproduced Party has produced all of its share of the ultimately recoverable reserves in the Balancing Area, such Overproduced Party may be required to make available for Makeup Gas, upon the demand of the Operator or any Underproduced Party, up to one hundred percent (100%) of such Overproduced Party's Full Share of Current Production.

  5.        STATEMENT OF GAS BALANCES

            5.1 The Operator will maintain appropriate accounting on a monthly and cumulative basis of the volumes of Gas that each Party is entitled to receive and the volumes of Gas actually taken or sold for each Party's account. Within forty-five
                 (45) days after the month of production, the Operator will furnish a statement for such month showing (1) each Party's Full Share of Current Production, (2) the total volume of Gas actually taken or sold for each Party's account, (3) the difference between the volume taken by each and that Party's Full Share of Current Production, (4) the Overproduction or Underproduction of each Party, and (5) other data as recommended by the provisions of the Council of Petroleum Accountants Societies Bulletin No. 24, as amended or supplemented hereafter. Each Party taking Gas will promptly provide to the Operator any data required by the Operator for preparation of the statements required hereunder.

            5.2 If any Party fails to provide the data required herein for four (4) consecutive production months, the Operator, or where the Operator has failed to provide data, another Party, may give formal written notice of a demand for such data. If the non-reporting Party fails or refuses to provide such data within thirty (30) days of its receipt of the demand, then the notifying Party shall have the right to audit the production and Gas sales and transportation volumes of the non-reporting Party. Such audit shall be conducted only after reasonable notice and during normal business hours in the office of the Party whose records are being audited. All costs associated with such audit will be charged to the account of the Party failing to provide the required data.

  6.        PAYMENTS ON PRODUCTION

            6.1 Each Party taking Gas shall pay or cause to be paid all production and severance taxes due on all volumes of Gas actually taken by such Party.

            6.2 Each Party shall pay or cause to be paid Royalty due with respect to Royalty owners to whom it is accountable based on the volume of Gas actually taken for its account.

            6.3 In the event that any governmental authority requires that Royalty payments be made on any other basis than that provided for in this Section 6, each Party agrees to make such Royalty payments accordingly, commencing on the effective date required by such governmental authority, and the method provided for herein shall be thereby superseded.

  7.        CASH SETTLEMENTS

            7.1 Upon the earlier of the plugging and abandonment of the last producing interval in the Balancing Area, the termination of the Operating Agreement or any pooling or unit agreement covering the Balancing Area, or at any time no Gas is taken from the Balancing Area for a period of twelve (12) consecutive months, any Party may give written notice calling for cash settlement of the Gas production imbalances among the Parties. Such notice shall be given to all Parties in the Balancing Area.

            7.2 Within sixty (60) days after the notice calling for cash settlement under Section 7.1, the Operator will distribute to each Party a Final Gas Settlement Statement detailing the quantity of Overproduction owed by each Overproduced Party to each Underproduced Party and identifying the month to which such Overproduction is attributed, pursuant to the methodology set out in Section 7.4.

            7.3 Within sixty (60) days after receipt of the Final Gas Settlement Statement, each Overproduced Party will pay to each Underproduced Party entitled to settlement the appropriate cash settlement, accompanied by appropriate accounting detail. At the time of payment, the Overproduced Party will notify the Operator of the Gas imbalance settled by the Overproduced Party's payment.

            7.4 The amount of the cash settlement for Overproduction will be based on the Index Price (without regard to proceeds attributable to liquid hydrocarbons which may have been extracted from the Overproduction) less appropriate deductions listed in section 7.5 under an Arm's Length Agreement for the Gas taken from time to time by the
                  Overproduced Party in excess of the Overproduced Party's Full Share of Current Production. Any Makeup Gas taken by the Underproduced Party prior to monetary settlement hereunder will be applied to offset Overproduction chronologically in the order of accrual.

            7.5   The values used  for calculating the cash  settlement under
                  Section 7.4, triggered by the notice of 7.1, will be based on the Index Price after deducting any production or severance taxes paid and any Royalty actually paid by the Overproduced Party to an Underproduced Party's Royalty owner(s), to the extent said payment amounted to a discharge of said Underproduced Party's Royalty obligation, as well as any reasonable marketing, compression, treating, gathering or transportation costs incurred directly in connection with the sale of the Overproduction.

            7.6 To the extent the Overproduced Party did not sell all Overproduction under an Arm's Length Agreement, or in the event that no sales under Arm's Length Agreements were made during any such month, the cash settlement for such month will be based on the Index Price (without regard to proceeds attributable to liquid hydrocarbons which have been extracted from the Overproduction). In either event, the amount of cash settlement will be based on the Index Price after deducting any production or severance taxes paid and any Royalty actually paid by the Overproduced Party to an Underproduced Party's Royalty owner(s), to the extent said payment amounted to a discharge of an Underproduced Party's Royalty obligation and any reasonable marketing, compression, treating, gathering or transportation costs connected with the sale of the Overproduction.

            7.7 Interest compounded at the rate specified in Exhibit "C" of the Operating Agreement to which this Gas Balancing Agreement is attached or the maximum lawful rate of interest applicable to the Balancing Area, whichever is less, will accrue for all amounts due under Section 7.1, beginning the first day following the date payment is due pursuant to Section 7.3. Such interest shall be borne by the Operator or any Overproduced Party in the proportion that their respective delays beyond the deadlines set out in Sections 7.2 and 7.3 contributed to the accrual of the interest.

            7.8 In lieu of the cash settlement required by Section 7.3, an Overproduced Party may deliver to the Underproduced Party an offer to settle its Overproduction in-kind and at such rates, quantities, time and sources as may be agreed upon by the Underproduced Party. If the Parties are unable to agree upon the manner in which such in-kind settlement gas will be furnished within sixty (60) days after the Overproduced Party's offer to settle in-kind, which period may be extended by agreement of said Parties, the Overproduced Party shall make a cash settlement as provided in Section 7.3. The making of an in-kind settlement offer under this Section will not delay the accrual of interest on the cash settlement should the Parties fail to reach agreement on an in-kind settlement.

            7.9 At any time during the term of this Agreement, any Overproduced Party may, in its sole discretion, make cash settlement(s) with the Underproduced Parties covering all or part of its outstanding Gas imbalance, provided that such settlements must be made with all Underproduced Parties proportionately based on the relative imbalance of the Under-produced Parties, and provided further that such settlement may not be made more often than once every twenty-four (24) months. Such settlements will be calculated in the same manner provided above for final cash settlements. The Overproduced Party will provide Operator a detailed accounting of any such cash settlement within thirty (30) days after the settlement is made.

  8.        TESTING

            8.1   NOT APPLICABLE

  9.        OPERATING COSTS

            Nothing in this Agreement shall change or affect any Party's obligation to pay its proportionate share of all costs and liabilities incurred in operations on or in connection with the Balancing Area, as its share thereof is set forth in the Operating Agreement, irrespective of whether any Party is at any time selling and using Gas or whether such sales or use are in proportion to its Percentage Interest in the Balancing Area.

  10.       LIQUIDS

            The Parties shall share proportionately in and own all liquid hydrocarbons recovered with Gas by field equipment operated for the joint account in accordance with their Percentage Interests in the Balancing Area.

  11.       AUDIT RIGHTS

            Notwithstanding any provision in this Agreement or any other agreement between the Parties hereto, and further notwithstanding any termination or cancellation of this Agreement, for a period of two (2) years from the end of the calendar year in which any information to be furnished under
            Section 5 or 7 hereof is supplied, any Party shall have the right to audit the records of any other Party regarding quantity, including but not limited to information regarding Btu-content. Any Underproduced Party shall have the right for a period of two (2) years from the end of the calendar year in which any cash settlement is received pursuant to Section 7 to audit the records of any Overproduced Party as to all matters concerning values, including but not limited to information regarding prices and disposition of Gas from the Balancing Area. Any such audit shall be conducted at the expense of the Party or Parties desiring such audit, and shall be conducted, after reasonable notice, during normal business hours in the office of the Party whose records are being audited. Each Party hereto agrees to maintain records as to the volumes and prices of Gas sold each month and the volumes of Gas used in its own operations, along with the Royalty paid on any such Gas used by a Party in its own operations. The audit rights provided for in this Section 11 shall be in addition to those provided for in
            Section 5.2 of this Agreement.

  12.       MISCELLANEOUS

            12.1 As between the Parties, in the event of any conflict between the provisions of this Agreement and the provisions of any gas sales contract, or in the even of any conflict between the provisions of this Agreement and the provision of the Operating Agreement, the provisions of this Agreement shall govern.

            12.2 Each Party agrees to defend, indemnify and hold harmless all other Parties from and against any and all liability for any claims, which may be asserted by any third party which now or hereafter stands in a contractual relationship with such indemnifying Party and which arise out of the operation of this Agreement or any activities of such indemnifying Party under the provisions of this Agreement, and does further agree to save the other Parties harmless from all judgments or damages sustained and costs incurred in connection therewith.

            12.3 Except as otherwise provided in this Agreement, Operator is authorized to administer the provisions of this Agreement, but shall have no liability to the other Parties for losses sustained or liability incurred which arise out of or in connection with the performance of Operator's duties hereunder, except such as may result from Operator's gross negligence or willful misconduct. Operator shall not be liable to any Underproduced Party for the failure of any Overproduced Party (other than Operator) to pay any amounts owed pursuant to the terms hereof.

            12.4 This Agreement shall remain in full force and effect for as long as the Operating Agreement shall remain in force and effect as to the Balancing Area, and thereafter until the Gas accounts between the Parties are settled in full, and shall inure to the benefit of and be binding upon the
                  Parties hereto, and their respective heirs, successors, legal representatives and assigns, if any. The Parties hereto agree to give notice of the existence of this Agreement to any successor in interest of any such Party and to provide that any such successor shall be bound by this Agreement, and shall further make any transfer of any interest subject to the Operating Agreement, or any part thereof, also subject to the terms of this Agreement.

            12.5 Unless the context clearly indicates otherwise, words used in the singular include the plural, the plural includes the singular, and the neuter gender includes the masculine and the feminine.

            12.6 This Agreement shall bind the Parties in accordance with the provision hereof, nothing herein shall be construed or interpreted as creating any right in any person or entity not a signatory hereto, or as being a stipulation in favor of any such person or entity.

            12.7 If contemporaneously with this Agreement becoming effective, or thereafter any Party requests that any other Party execute an appropriate memorandum or notice of this Agreement in order to give third parties notice of record of same and submits same for execution in recordable form, such memorandum or notice shall be duly executed by the Party to which such request is made and delivered promptly thereafter to the Party making the request. Upon receipt, the Party making the request shall cause the memorandum or notice to be duly recorded in the appropriate real property or other records affecting the Balancing Area.

            12.8 In the event Internal Revenue Service regulations require a uniform method of computing taxable income by all Parties, each Party agrees to compute and report income to the Internal Revenue Service based on the quantity of Gas taken for its account in accordance with such regulations, insofar as same relate to sales method tax computations.

            12.9 In the event pipeline penalties are assessed to any Party(s) under this Agreement they will be settled under the provisions as set forth in the Operating Agreement.

  13.       ASSIGNMENT AND RIGHTS UPON ASSIGNMENT

            13.1 Subject to the provisions of Sections 13.2 and 13.3 hereof, and notwithstanding anything in this Agreement or in the Operating Agreement to the contrary, if any Party assigns (including any sale, exchange or other transfer) any of its working interest in the Balancing Area when such Party is an Underproduced or Overproduced Party, the assignment or other act of transfer shall, insofar as the Parties hereto are concerned, include all interest of the assigning or transferring Party in the Gas, all rights to receive or obligations to provide or take Makeup Gas and all rights to receive or obligations to make any monetary payment which may ultimately be due hereunder, as applicable. Operator and each of the other Parties hereto shall thereafter treat the assignment accordingly, and the assigning or transferring Party shall look solely to its assignee or other transferee for any interest in the Gas or monetary payment that such Party may have or to which it may be entitled and shall cause its assignee or other transferee to assume its obligation hereunder.

            13.2 Notwithstanding anything in this Agreement (including but not limited to the provisions of Section 13.1 hereof) or in the Operating Agreement to the contrary, and subject to the provisions of Section 13.3 hereof, in the event an Overproduced Party intends to sell, assign, exchange or otherwise transfer any of its interest in a Balancing Area, such Overproduced Party shall notify in writing the other working interest owners who are Parties hereto in such Balancing Area of such fact at least sixty (60) days prior to closing the transaction. Thereafter, any Underproduced Party may demand from such Overproduced Party in writing, within thirty (30) days after receipt of the Overproduced Party's notice, a cash settlement of its Underproduction from the Balancing Area. The Operator shall be notified of any such demand by an Underproduced Party and of any cash settlement pursuant to this Section 13, and the Overproduction and Underproduction of each Party shall be adjusted accordingly. Any cash settlement pursuant to this Section 13 shall be paid by the Overproduced Party on or before the earlier to occur (i) of sixty (60) days after receipt of the Underproduced Party's demand or (ii) at the closing of the transaction in which the Overproduced Party sells, assigns, exchanges or otherwise transfers its interest in a Balancing Area on the same basis as otherwise set forth in Sections 7.3 through 7.6 hereof, and shall bear interest at the rate set forth in Section 7.7 hereof, beginning sixty (60) days after the Overproduced Party's sale, assignment, exchange or transfer of its interest in the Balancing Area for any amounts not paid. Provided, however, if any Underproduced Party does not so demand such cash settlement of its Underproduction from the Balancing Area, such Underproduced Party shall look exclusively to the assignee or other successor in interest of the Overproduced Party giving notice hereunder for the satisfaction of such Underproduced Party's Underproduction in accordance with the provision of Section 13.1 hereof.

            13.3 The provisions of this Section 13 shall not be applicable in the event any Party mortgages its interest or disposes of its interest by merger, reorganization, consolidation or sale of substantially all of its assets to a subsidiary or parent company, or to any company in which any parent or subsidiary of such Party owns a majority of the stock of such company.

-----------------------------------------------------------------------------
                                                                 EXHIBIT "E"

  Attached to and made a part of that certain Allegheny Operating Agreement dated effective May 1, 1995, between Enserch Exploration, Inc., Reading & Bates Development Co., Mobil Oil Corporation and Mobil Oil Exploration & Producing Southeast Inc..

                     EQUAL EMPLOYMENT OPPORTUNITY PROVISION
        During the performance of this contract, the Operator agrees as follows:

        1. The Operator will not discriminate against any employee or applicant for employment because of race, color, religion, sex or national origin. The Operator will take affirmative action to ensure that applicants are employed and that employees are treated during employment, without regard to their race, color, religion, sex or national origin. Such action shall include, but not be limited to the following:
  Employment, upgrading, demotion, or transfer, recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The Operator agrees to post in conspicuous places, available to employees and applicants for employment notices to be provided for the contracting officer setting forth the provisions of this non-discrimination clause.

        2. The Operator will, in all solicitations or advertisements for employees placed by or on behalf of the Operator, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex or national origin.

        3. The Operator will send to each labor union or representative of workers with which it has a collective bargaining agreement or other contract or understanding, a notice to be provided by the agency contracting officer, advising the labor union or workers' representative of the Operator's commitments under Section 202 of Executive Order 11246 of September 24, 1965, and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

        4. The Operator will comply with all provisions of Executive Order 11246 of September 24, 1965, and of the rules, regulations, and relevant orders of the Secretary of Labor.

        5. The Operator will furnish all information and reports required by Executive Order 11246 of September 24, 1965, and by the rules, regulations, and orders of the Secretary of Labor, or pursuant thereto, and will permit access to its books, records, and accounts by the contracting agency and the Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations, and orders.

        6. In the event of Operator's non-compliance with the non-discrimination clauses of this contract or with any of such rules, regulations, or orders, this contract may be canceled, terminated or suspended in whole or in part and the Operator may be declared ineligible for further Government contracts in accordance with procedures authorized in Executive Order 11246 of September 24, 1965, and such other sanctions may be imposed and remedies invoked as provided in Executive Order 11246 of September 24, 1965, or by rules, regulations, or order of the Secretary of Labor, or as otherwise provided by law.

        7. The Operator will include the provisions of paragraphs (1) through (7) in every subcontract or purchase order unless exempted by rules, regulations, or orders of the Secretary of Labor issued pursuant to
  Section 204 of Executive Order 11246 of September 24, 1965, so that such provisions will be binding upon each subcontractor or vendor. The Operator will take such action with respect to any subcontract or purchase order as the contracting agency may direct as a means of enforcing such provisions including sanctions for non-compliance: Provided, however, that in the event the Operator becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction by the contracting agency, the Operator may request the United States to enter into such litigation to protect the interests of the United States.

        Operator acknowledges that it may be required to file Standard Form 100 (EEO-1) promulgated jointly by the Office of Federal Contract Compliance, the Equal Employment Opportunity Commission and Plans for Progress with the appropriate agency within thirty (30) days of the date of contract award if such report has not been filed for the current year and otherwise comply with or file such other compliance reports as may be required under Executive Order 11246, as amended and Rules and Regulations adopted thereunder.

        Operator further acknowledges that it may be required to develop a written affirmative action compliance program as required by the Rules and Regulations approved by the Secretary of Labor under authority of Executive Order 11246 and supply Non-Operators with a copy of such program if they so request.

                   CERTIFICATION OF NON-SEGREGATED FACILITIES

        Operator assures Non-Operators that it does not and will not maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not and will not permit its employees to perform their services at any location, under its control, where segregated facilities are maintained. For this purpose, it is understood that the phrase "segregated facilities" includes facilities which are in fact segregated on a basis of race, color, religion, or national origin, because of habit, local custom or otherwise. It is further understood and agreed that maintaining or providing segregated facilities for its employees or permitting its employees to perform their services at any location under its control where segregated facilities are maintained is a violation of the equal opportunity clause required by Executive Order 11246 of September 24, 1965.

        Operator further understands and agrees that a breach of the assurance herein contained subjects it to the provisions of the Order at 41 CFR Chapter 60 of the Secretary of Labor dated May 21, 1968, and the provisions of the equal opportunity clause enumerated contracts between the United States of America and Non-Operators.

        Whoever knowingly and willfully makes any false, fictitious or fraudulent representation may be liable to criminal prosecution under 18 U.S.C. 1001.

------------------------------------------------------------------------------

                                                                EXHIBIT "F"

  Attached to and made a part of that certain Unit Operating Agreement dated effective May 1, 1995, between Enserch Exploration, Inc., Reading & Bates Development Co., Mobil Oil Corporation and Mobil Oil Exploration & Producing Southeast Inc.


                            NEWS RELEASE GUIDELINES

  The Parties hereby establish the following guidelines regarding the issuing of a release to the news media concerning operations on any area affected by the Agreement to which this Exhibit is attached.

            Subject to Article 7.5 (News Releases) of the Agreement, no release to the news media shall be made until all testing (excluding flow testing) in a well is completed. Upon receipt of all such final test results which indicates a commercial discovery, Operator will prepare a release using the following News Release Content Guidelines:

                  1.    Name of Well
                  2.    Location of Well by Area, Block and Adjacent State
                  3.    Bonus Price and Sale Date
                  4.    Tested lnterval(s), if appropriate
                  5.    Test(s) results, if appropriate
                  6.    Participants and Percentages
                  7.    Acreage Controlled

            Proposed releases will be wired to the Non-Operating Parties within 72 hours (exclusive of Saturdays, Sundays, and holidays) before being issued to the news media. Any Non-Operating Party desiring its name to be excluded from the releases will so advise Operator during this 72-hour period. Any Participating Party may prepare its own release ("Preparing Party"), using the Content Guidelines, following receipt of Operator's proposed release. The Preparing Party shall send the other Parties a copy of the proposed release by facsimile transmission. Any Party may have its name excluded from the proposed release by notifying the Preparing Party within seventy-two (72) hours following its receipt of the proposed release. A Non-Operating Party's news release shall not be issued in advance of the Operators release.
-----------------------------------------------------------------------------
                                                                  EXHIBIT "G"

  Attached to and made a part of that certain Operating Agreement effective May 1, 1995, by and between Enserch Exploration, Inc., Reading & Bates Development Co., Mobil Oil Corporation and Mobil Oil Exploration & Producing Southeast Inc.

                            INTEGRATED PROJECT TEAM

            The Parties agree to the formation of an Integrated Project Team which will assist the Operator in the continued operation, development and exploitation drilling of Producible Reservoirs in accordance with this Exhibit and the Agreement. In accordance with the foregoing, the Parties desire to establish an understanding, relating to (i) the Costs and expenses of the Integrated Project Team to be charged to the Parties and the method in which such Costs shall be shared, (ii) the overall operation, administration and management of the Integrated Project Team, and (iii) the exchange, development and use of technology collected or developed by or through this Integrated Project Team.

                                   ARTICLE 1
                                  DEFINITIONS

  1.1 "Confidential Information" shall mean all information developed hereunder or received from or on behalf of the other Parties hereunder, and shall include information developed by the Integrated Project Team or information the Cost of which is charged to the Joint Account, background technology exchanged by the Parties, business and technical information relating to the development of the Designated Prospect. The provisions of this Exhibit shall not be applicable to "Confidential Data," as that term is defined in the Agreement.

  1.2 "Integrated Project Team." The designated employees of the Parties or their respective Affiliates for the purpose of assisting the Operator in the operation of the Designated Prospect.

  1.3 "Operating Agreement." That certain Operating Agreement by and between the Parties effective May 1, 1995, covering the Designated Prospect.

  1.4       "Project  Managers."  The   representatives  designated  by   the
  Owners' Committee who will direct, supervise and oversee the work of the Technical Units.

  1.5       "Owners' Committee."  A committee comprised of  no more  than two
  (2) manager level representatives from each Party.

  1.6       "Technical  Units."  A  group   of  technical  expert   personnel
  approved by the Owners' Committee to develop recommendations and plans.

  1.7 Other terms. Except as defined in this Exhibit, other terms used herein shall have the same meaning as defined in the Operating Agreement.

                                   ARTICLE 2
                 OWNERS' COMMITTEE AND INTEGRATED PROJECT TEAM

  2.1 Owners' Committee. The Owners' Committee shall; 1) except as otherwise provided in Article 2.2 herein, vote on the formation of groups of technical personnel ("Technical Units") within the Integrated Project Team; 2) vote on the appointment of a Project Manager to each of the Technical Units; 3) vote on the appointment of personnel to each of the Technical Units; 4) vote on the recommendations and plans developed by the Technical Units for the ongoing operation, development, evaluation, drilling and exploitation of the Designated Prospect; and 5) direct, coordinate and manage the work of the Technical Units through the Project Managers as follows:

             2.1.1. Duties and Functions. Within thirty (30) days of execution of this Agreement each Party shall appoint its representative(s) to the Owners' Committee. Among other duties set forth in this Exhibit, the Owners Committee shall issue a document setting out the limits of authority and other administrative matters (including, but not limited to communications, accounting and reporting between the IPT members, and purchasing and contracting responsibilities and approvals) in the execution of the engineering, procurement, fabrication, construction and installation of the Production System.

            2.1.2. Meetings. The Owners' Committee shall meet on an as needed basis, but not less than once per year. The Operator shall provide notice of meetings not less than 10 days prior to such meeting. Other Owners' Committee meetings may be called by any Party on five business (5) days prior written notice to the other Parties. Notices of Owners' Committee meetings shall specify the time and place of the meeting and include an agenda for discussion at the meeting.

            2.1.3 Voting. The Owners' Committee shall vote on matters placed before it by the Parties, by a Project Manager or by a Technical Unit. Each Party shall be entitled to vote its Working Interest. A vote of one or more Parties representing greater than fifty percent (50%) of the Voting Interest as defined in Article 8.2.1 of the Operating Agreement shall be required for approval.

            2.1.4 Owners' Committee Approval. Any and all plans and recommendations approved by a Technical Unit of the Integrated Project Team but not approved by a Party to the Owners' Committee will require a presentation by the Party(s) that failed to approve the Technical Committee's recommendation to the Party(s) that approved the Technical Committee's recommendation. The presentation shall include the technical and economic justification for not approving the plan or recommendation.

           Each  representative of  the  Owners'  Committee may  assign  his duties on a temporary basis to a designated alternate. Any Party may change its representative by notifying the other Parties in writing of the name of the alternate representative.

  2.2 Composition of the Integrated Project Team. The Integrated Project Team shall be composed of one or more Technical Units. Any Party may request formation of a Technical Unit to coordinate the design, construction and operation of production Facilities, to conduct geologic and geophysical evaluation of the Designated Prospect, to recommend plans for conducting additional drilling, or to perform such other work as determined necessary by the Owners' Committee (collectively referred to herein as "Study Plan"). The request shall contain specific instructions regarding the areas to be studied and reported upon by such Technical Unit. If the request for formation of a Technical Unit involves a project or operation which is reasonably anticipated to cost less than $10,000,000, the Owners' Committee may, in its discretion, create such Technical Unit in accordance with the Study Plan request. If the request for formation of a Technical Unit involves a project or operation which is reasonably anticipated to cost more than $10,000,000, the Owners' Committee shall create such Technical Unit in accordance with the Study Plan request. The Owners' Committee shall direct that the Technical Unit complete the Study Plan within a specified time period, as it may, in its discretion, determine to be reasonable under the circumstances.

            Technical Units  may be eliminated by  the Owners' Committee  if their services are no longer needed. The representatives on the Owners' Committee shall nominate and vote on the individual to be the Project Manager of each Technical Unit. An individual may be the Project Manager of one or more Technical Units and a Project Manager may also have team member responsibilities. The Parties shall nominate personnel to be included as team members of each Technical Unit. The individuals nominated for participation by the Parties must have experience commensurate with the position to which they are being nominated, who could be expected to meaningfully participate and contribute to the work of the Technical Unit. Each Party shall have the right to have percentage representation on the Integrated Project Team up to its respective Working Interest share of the total number of engineering and technical personnel to be assigned to the Integrated Project Team; this however, does not preclude a Party from having more or less than its respective Working Interest representation on the Integrated Project Team consistent with the needs of the Integrated Project Team.

           The  Integrated  Project  Team  may   utilize  employees  of  the
  Parties, Affiliates, outside consultants and contractors to carry out the work of the Integrated Project Team.

  2.3 Status of Integrated Project Team Participants. Each non-consultant member of the Integrated Project Team shall remain an employee of its respective company and each company shall remain responsible for their employees' salaries and benefits as well as maintaining workers' compensation insurance on their employees. Accordingly, each Party will continue to administer the compensation, benefits, allowances and staff planning of its employees on the Integrated Project Team. However, employees who participate on a Technical Unit will receive team assignments and general supervision from the Project Manager in connection with their day-to-day work and their Costs and shall be regulated pursuant to Article 2.7 (Integrated Project Team Costs and Payment) below. An individual selected to the Integrated Project Team shall, insofar as possible, and consistent with the needs of the individual's employer, serve on the Integrated Project Team for the duration of the Integrated Project Team. A Project Manager may request that the Owners' Committee replace a non-performing member of the Integrated Project Team.

  2.4 Project Manager. Each Technical Unit shall operate under the direction of a Project Manager, who shall be selected by the Owners'
  Committee. The Project Manager shall be responsible for the overall management and supervision of specific work tasks for the Technical Unit. The Project Manager shall determine at whose offices the Technical Unit's work is to be undertaken. Such assignments shall consider use of Non-Operator facilities and inconveniences to the Participating Parties. The Project Manager shall recommend the appointment of individual team members to the Technical Unit from the nominations provided by Parties. The Project Manager shall also be responsible for selecting outside contractors to perform certain contract services, acquiring supplies as needed by the Technical Unit and for instituting rules and procedures for maintaining Confidential Information. The Project Manager shall also be responsible for making presentations on the work of the Technical Unit to the Owners' Committee.

  2.5.1 Scope of Integrated Project Team Work. The objectives for forming the Integrated Project Team is to pool the talents of the Parties in assisting the Operator in the preparation of the Development Plan and in the design, fabrication, installation and commissioning of the initial Production System and in the planning of additional evaluation and exploitation of the existing and potential Producible Reservoirs. The Technical Units shall be responsible for generating plans, for approval by the Owners' Committee, which will be used by the Parties in planning and budgeting for ongoing operations including the exploitation drilling program for the Designated Prospect. If a subsequent Producible Reservoir is discovered, the Integrated Project Team will assist the Operator in preparing plans for the evaluation, exploitation and development of such reservoir.

           The Integrated Project Team shall remain in place for the term of the Operating Agreement. The composition and functions of the Integrated Project Team may be changed by the Owners' Committee and Technical Units may be created or eliminated during the term of the Operating Agreement to correspond with changes in operations.

  2.5.2 Owners Committee Approval. The Development Plan shall be submitted to the Owners' Committee for approval. Upon approval, the Development Plan shall be submitted to the Parties for planning, budgeting and Election purposes as the plan of the Integrated Project Team for the development of the affected reservoir.

  2.6 Place of Integrated Project Team Meetings. The time and place of the meetings of the Technical Units and the location for conducting Technical Unit activities shall be determined by the Project Managers.

  2.7 Integrated Project Team Costs and Payment. The Costs and expenses for the Integrated Project Team and the Technical Units shall be charged to the Joint Account pursuant to the Exhibit "C" (Accounting Procedures) Addendum 5 of the Operating Agreement. Each Participating Party shall be responsible for its proportionate share of the Integrated Project Team expenses, regardless of its level of participation on the Integrated Project Team.

                                   ARTICLE 3
                              SECURITY PROVISIONS

  3.1 Security Policy. All employees of the Parties or their Affiliates which become associated with the Integrated Project Team shall fully comply with the security policy of the Operator and all procedures then in effect made available by the Project Managers for use by the Integrated Project Team. A copy of the applicable confidentiality requirements and any revisions thereto shall be made available to all such employees by the Project Managers for their use during the project. The Project Managers may, subject to approval of the Parties, also institute reasonable additional provisions as may be appropriate under the circumstances. Operator shall take reasonable steps to minimize the exposure of Non-Operator's Integrated Project Team members to Operator's proprietary and Confidential Information not related to the project. Any incidental disclosure of a business or technical nature, whether or not related to the Designated Prospect to which the Integrated Project Team members are exposed by virtue of working in the facilities provided to the Integrated Project Team shall be subject to security policy of the Operator. This Article is not intended to restrict the access of Integrated Project Team members to relevant and pertinent information needed to accomplish their team's assignments.

                                   ARTICLE 4
                                CONFIDENTIALITY

  4.1 Obligation of Confidentiality and Restrictions on Use. Each Party agrees to maintain confidentiality and not to disclose to any third party or use the Confidential Information, except as expressly provided hereunder, for a confidentiality period commencing on the date of execution of the Operating Agreement and extending through the later of
  (a) two (2) years following the termination of the Integrated Project Team work pursuant to Article 8.3 (Termination) of this Exhibit or (b) seven
  (7) years following the date of execution of the Operating Agreement. After expiration of the confidentiality period the receiving Party's obligations of confidentiality and restrictions on use shall cease. Each Party agrees to treat the disclosure of the Confidential Information in the same manner as it treats its own Confidential Information.

  The Parties shall declare and list background technology and information which will be utilized by the Integrated Project Team prior to establish-ment of such Integrated Project Team. Such declared and listed back-ground technology and information shall be subject to this Article 4 (Confidentiality).

  4.2    Exceptions

           (a)   The   provisions    of   Article    4.1   (Obligation    of
  Confidentiality and Restrictions or Use) above shall not apply to Confidential Information which:

            (1) was in the public knowledge or literature at the time of development or receipt hereunder, or

            (2) subsequent to the formation of the Integrated Project Team, was not marked or identified as being confidential at the time of disclosure, or

            (3) was already in the receiving Party's possession (or its Affiliate) without obligation of confidentiality, at the time of development or receipt by the receiving Party.

            (b) Provisions of Article 4.1 (Obligation of Confidentiality and Restrictions or Use) above shall cease to apply to information which:

            (1) becomes part of the public knowledge subsequent to its development or receipt hereunder and without fault of the receiving Party, or

            (2) is disclosed to the receiving Party without obligation of confidentiality by a third party having legal right to do so, or

            (3)   is independently developed by or for the receiving Party.

  4.3 Supporting Agreements. Upon request of a Project Manager, each Party shall require those participating in the Integrated Project Team to execute a confidentiality agreement having obligations of confidentiality and restrictions on use of the Confidential Information at least as restrictive as those set forth in this Exhibit and shall furnish a copy thereof to the other Parties.

                              ARTICLE 5
                    LICENSE TO USE CONFIDENTIAL INFORMATION

  5.1 Right to Release Joint Account Work Product. Each Party will be entitled to review the full reports of all technical studies, detail reports, general conclusions, numerical results and design drawings from all engineering services that are charged to the Joint Account pursuant to an AFE in which it is a Participating Party, whether those engineering services are performed by a Party participating in the Integrated Project Team, an Affiliate or by a third party. A Party may copy such material at its sole cost.

  5.2 Right to Confidential Information. Subject to the obligations of confidentiality of Article 4 (Confidentiality) of this Exhibit and subject to the patent rights of the Parties, each Party may use all Confidential Information received or developed hereunder which is (1) background technology exchanged by the Parties or (2) developed by the Integrated Project Team under this Agreement or the Cost of which is charged to the Joint Account, without otherwise accounting to the other Party, including use by or for a joint venture or production sharing arrangement in which a Party has ownership interest.

  5.3 Right to Disclose. Subject to the foregoing, each of the Parties may disclose Confidential Information during the period of confidentiality set forth in Article 4.1 (Obligation of Confidentiality and Restrictions or Use) of this Exhibit upon the following conditions:

            (a) Each Party may extend all its rights under this Exhibit to its Affiliates who agree to obligations of confidentiality and restrictions on use at least as restrictive as those set forth in this Exhibit.

            (b) Each Party and its Affiliates may disclose the Confidential Information of Article 5.2 (Right to Confidential Information) to consultants and contractors who agree to hold such Confidential Information in confidence and to use it only for the benefit of a Party or its Affiliates.

            (c) Each Party and its Affiliates may disclose Confidential Information of Article 5.2 above to governmental agencies and insurance companies or as otherwise required by law or regulation as such Parties or Affiliates deem necessary, either in confidence or not in confidence if the Party or its Affiliates has made a reasonable but unsuccessful attempt to obtain a confidentiality agreement.

            (d) Upon prior written consent of the non-disclosing Parties, a Party and its Affiliates may disclose the Confidential Information of Article 5.2 above to other members of joint ventures or production sharing arrangements in which the Party or Affiliate has an ownership interest provided the other members agree to hold the Confidential Information in confidence and to use it only for the benefit of that joint venture or production sharing arrangement.

            (e)   Any  Party  may  disclose  Confidential  Information  under
                  Article 5.2 above which is specifically related to the Designated Prospect to any potential purchaser of all or any portion of such Party's interest therein, provided, the potential purchaser agrees to hold the Confidential Information in confidence and to use it only for the purposes of determining its interest in acquiring an interest in the Designated Prospect.

            (f)   Each  Party  may use  such  Confidential Information  under
                  Article 5.2 as reasonably necessary or appropriate to file patent applications pursuant to Article 6 (Patents and Integrated Project Inventions). Prompt notice will be provided to the other Parties of any such filing.

  5.4      Rights   Under    Copyright   and    Following   Expiration    of
  Confidentiality. Following the expiration of the period of confidentiality set forth in Article 4.1 (Obligation of Confidentiality and Restrictions or Use), each Party may freely use and disclose the Confidential Information identified in Article 5.2 (Right to Confidential Information) without accounting to any other Party, subject only to whatever patent rights may apply to the technology and, where applicable, to the obligations of Articles 5.5.1 and 5.5.2 below. Subject to the obligations of confidentiality set forth herein, each Party has the right to copy, display, publish, distribute and prepare derivative works of all documents, drawings or other writings or materials created or conveyed under this Exhibit, including the rights to license, sell or otherwise transfer such rights.

  5.5      Notice of Third-Party Limitations

           5.5.1 Notwithstanding the provisions of Articles 5.2 (Right to Confidential Information), 5.3 (Right to Disclose) and 5.4 (Rights Under Copyright and Following Expiration of Confidentiality), the Parties acknowledge that various background materials may have been received from third parties under preexisting restrictions, e.g., that the Party may disclose the third-party source information to a partner in a joint venture only under obligations of confidentiality and under restriction to use the information only in connection with the joint venture. Each Party agrees to identify, in writing, any such restrictions in effect and secure the receiving Party's acknowledgment prior to transmittal of such third-party source information. The receiving Party's acknowledgment constitutes its acceptance of such obligations and restrictions.

           5.5.2 The Project Manager and each Party soliciting work from third-party contractors and consultants (or from Affiliates) shall use its best efforts to secure contract terms with such third party which contain applicable confidentiality terms and which support rights to the Parties consistent with this Agreement.

  5.6 Software. A Party may be authorized to use various computer software and programs which are identified as proprietary to one of the other Parties during the duration of the Integrated Project Team, however, such computer software and programs shall not be considered joint property and its use may be limited under license to a single Party. Use of such proprietary software and programs is not a grant of license of any rights outside of this Agreement and the Parties retain all rights to such property. Computer software and programs which are not proprietary to one of the Parties, but which was developed jointly by the Integrated Project Team, shall be considered co-owned property.

                                     ARTICLE 6
                     PATENTS AND INTEGRATED PROJECT INVENTIONS

  6.1 Patent Assignment With Right to License and Sublicense. Patents on inventions which are (1) conceived solely by outside contractors or consultants, or conceived jointly among the Parties (each including its respective Affiliates) while working on the Integrated Project Team and
  (2) from work which has been funded by the Joint Account, will be assigned to the Operator. The Party holding such assignments hereby agrees to grant each other Party an irrevocable, nonexclusive, worldwide, royalty-free license to practice under all such patents, including the right to grant sublicenses under such patents to any third party or Affiliate on such other terms and conditions that such Party deems appropriate, without accounting to any other Party.

  6.2 Patent Assignment and License With Limited Right to Sublicense. Patents on inventions not covered in Article 6.1 (Patent Assignment With Right to License and Sublicense), which are conceived or first reduced to practice (actual or constructive), by a Party or its Affiliate, either alone or jointly with any outside contractors or consultants, and as a direct result of work which has been funded by the Joint Account will be owned by that Party. The Party owning any such patent agrees to grant each other Party an irrevocable, nonexclusive, worldwide, royalty-free license under all such patents to make, have made, use and have used such invention for such other Party's own business, including any joint venture or production-sharing arrangement in which such other Party has an ownership interest. Further, each such other Party has the right to extend these rights to its Affiliates.

  6.3 No Other Commitment to License or Disclose. Except as expressly set forth above, nothing in this Exhibit will be deemed to require any Party or Affiliate to grant any licenses under any patents to anyone. The scope and content of any background technology disclosed under this Agreement will be determined in the sole discretion of the disclosing Party.

                                   ARTICLE 7
                     DISCLAIMER OF WARRANTY AND INDEMNITIES

  7.1 Disclaimer of Warranties. ALL INFORMATION RECEIVED BY THE PARTIES HEREUNDER SHALL BE PROVIDED ON AN "AS IS" BASIS WITHOUT ANY WARRANTIES EITHER EXPRESS OR IMPLIED, AS TO THE ACCURACY, VALIDITY OR UTILITY OF SUCH INFORMATION OR THAT IT CAN BE USED WITHOUT INFRINGING ANY THIRD-PARTY PATENT, COPYRIGHT OR OTHER PROPRIETARY RIGHT. WITHOUT LIMITING THE PRECEDING, ANY IMPLIED WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED FROM THIS AGREEMENT. IN NO EVENT SHALL A PARTY CONVEYING INFORMATION BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL OR OTHER DAMAGES ARISING OUT OF OR RESULTING FROM THE USE OF INFORMATION CONVEYED UNDER THIS EXHIBIT.

  7.2 Indemnities. Each Party agrees to defend, hold harmless and indemnify the other Parties from and against any loss, damage, claim, suit, liability, judgment and expense (including attorney fees and other costs of litigation) related to or in connection with its use (including use by others which it authorizes), outside of the Contract Area, of any Confidential Information under or developed pursuant to this Exhibit.

                                   ARTICLE 8
                                 MISCELLANEOUS

  8.1 Export Controls. Each Party agrees to abide by the United States Department of Commerce regulations concerning the export or re-export of United States source technical data, or the direct product thereof, to unauthorized destinations and regulations in respect of information supplied by or on behalf of any other Party hereunder.

  8.2 Independent Research. Nothing herein shall in any way restrict or impair the right of any Party to conduct its own independent research, development or design activities even though such activities may parallel or overlap the activities provided for herein. Any Party conducting such independent activities shall have no obligation arising therefrom with respect to the use or disposition of the results thereof, including but not limited to all information and data resulting therefrom. Such independent work shall not delay, disrupt or hinder the activities of the Integrated Project Team or any contractor working under the direction of the Integrated Project Team.

  8.3 Termination. The work of the Integrated Project Team will terminate upon expiration of the Operating Agreement.

           All provisions of this Exhibit related to confidentiality and use of information, patents and indemnity shall survive completion of Integrated Project Team activities conducted hereunder. A withdrawing Party shall have the rights specified in this Exhibit based on developments and "changes prior to the effective date of Withdrawal and shall continue to have all obligations with respect thereto as set forth in this Exhibit relating to confidentiality, restrictions on use, patents, indemnity and, as applicable, duties to license the other Parties.

  8.4 Assignability. A new party not a Party to this Agreement who acquires an interest in a Designated Prospect may join as a Party to the Integrated Project Team upon the approval of the Parties as a General Matter pursuant to Article 8 of the Operating Agreement. Approval shall be based upon such factors as the depth of its generally relevant technical expertise, offshore operating experience, the level of skill of its potential Integrated Project Team members, the percentage of Working Interest acquired in the Designated Prospect, the compatibility of specific areas of technical expertise with the needs of the Integrated Project Team and the financial support provided by the Party to the development of the Designated Prospect pursuant to the Operating Agreement. Approval to participate on the Integrated Project Team shall not be unreasonably withheld. Project Managers shall recommend the assignment of new members to the Technical Units in accordance with
  Article 2 (Owners' Committee and Integrated Project Team) herein.

           A new Party joining the Integrated Project Team must agree, in writing, to undertake all obligations set forth for a Party thereunder. Such new Party will have all rights, duties and obligations under Article 5 (License to Use Confidential Information) of this Exhibit for use of all Confidential Information exchanged or developed prior to the date it joins the Integrated Project Team and during its participation thereunder. However, patent rights received by such new Party hereunder pursuant to
  Article 6 (Patents and Integrated Project Inventions) of this Exhibit shall be in accordance with the terms of this Agreement limited to patents based on developments after the date such Party joins the Integrated Project Team.

           The licenses received by a Party under Articles 5 and 6 of this Exhibit may be assigned by that Party only to an Affiliate of the Party, to the successor of all or substantially all of the business of the Party relating to offshore hydrocarbon developments, or as otherwise expressly provided in this Agreement. However, a Party may transfer license rights limited to a specific, fabricated embodiment which was made and used under such license and the license will continue in effect as to that specific, fabricated embodiment transferred.

           In the event that a Party assigns its entire interest in the Leases, the assigning Party shall have all the rights specified in this
  Exhibit including patent rights and license rights thereunder, based on developments and exchanges prior to the effective date of such assignment and shall continue to have all obligations and duties with respect thereto as set forth in this Exhibit relating to the confidentiality, restrictions on use, patents, indemnity and as applicable, duties to license the other Parties.

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                                                                 EXHIBIT "H"

  Attached to and made a part of that certain Operating Agreement dated effective May 1, 1995, between Enserch Exploration, Inc., Reading & Bates Development Co., Mobil Oil Corporation and Mobil Oil Exploration & Producing Southeast Inc.

                              PRODUCTION HANDLING

1.    Application.

      If a Production System Component (as defined herein) has unused capacity or uncommitted capacity, this exhibit shall control the allocation of such excess capacity.

2.    Definitions.

      For purposes of this exhibit, the following definitions shall apply:

      (a) "Barrel of Oil Equivalent" - The combined volume of oil and gas expressed in barrels, converting each 5.626 thousand cubic feet of gas to a barrel of oil.

      (b) "Excess Capacity" - The ability of the Production System or any of its components to process or transport production in excess of the production committed to the Production System or any of its components, all as determined in Article 3 hereof.

      (c)  "Party or Parties" - The owner or  owners of Working Interests who
           either  own,  lease  or  have  service  contract  rights   to  the
           Production System.

      (d)  "Production  System."  -  Shall be  as  defined  in  the Operating
           Agreement.

      (e) "Production System Capacity." The anticipated maximum production handling capacity of the entire Production System at the time of the application of Article 14.

      (f) "Production System Component Capacity." The anticipated maximum production handling capacity of each component of the Production System.

      (g) "Non-Unit Production" - Hydrocarbon production not contemplated by any approved Development Plan.

      (h) "Unit Production" - Hydrocarbon production contemplated by the current approved Development Plan for such Production System component.

3.    Determination of Excess Capacity and Priority of Its Use.

      The ability to process or transport Non-Unit Production will be determined by establishing the Excess Capacity available through each
  Production  System Component.    The  amount of  Excess Capacity  will  be
  calculated  by  deducting  the  total  of (i)  the  estimated  peak future
  production  volumes   from  the  Designated   Prospect(s)  for  which  the
  Production  System   was  built  or  modified   pursuant  to  an  approved
  Development Plan and (ii) the volume of Non-Unit Production contractually committed to be processed or transported by the affected Production System Component from the actual operating capacity of such Production System Component. The final determination of the amount of Excess Capacity for each Production System Component to be made available shall require the mutual agreement of the Parties.

      Excess Capacity from a Production System Component shall be subject to the following priority usage:

      a. First priority to Hydrocarbon production from Leases that are co-owned by the Participating Parties and that are located inside the Designated Prospect(s) for which the Production System was installed pursuant to an approved Development Plan.

      b. Second priority to Hydrocarbon production from Leases that are co-owned by all of the Participating Parties in the Production System and that are located outside the Designated Prospect(s) for which the Production System was installed pursuant to an approved Development Plan, but from a Designated Prospect(s) within the Contract Area.

      c. Third priority to Hydrocarbon production from Lease(s) that are co-owned by less than all but at least one of the Participating Parties in the Production System and that are located outside the Designated Prospect(s) for which the Production System was installed pursuant to an approved Development Plan, but from a Designated Prospect(s) within the Contract Area.

      d. Fourth priority to Hydrocarbon production from a lease in which less than all Parties have an ownership interest and in which the other Party(ies) was offered an interest but declined pursuant to the AMI provisions of Article 23.3 (Area of Mutual Interest) hereof.

      e. Fifth priority to hydrocarbon production owned by a Participating Party coming from outside the Contract Area.

      f.   Sixth priority to hydrocarbon production owned by  third parties.

4.    Non-Unit Production Handling Charges.

      Monthly production handling fees ("Fee") will be charged on a dollar per Barrel Oil Equivalent basis for production volumes utilizing any Production System Component. Metering systems will be installed for Non-Unit Production and shall conform to the requirements of the Operator. The Fee to use Excess Capacity assigned to the sixth priority in Section 3 f. above shall be negotiated between the Parties and the third party producer at the time of the contracting for the use of the affected component by such third party. Such Fee shall reflect the cost and the fair market value of the services to be provided. For each Production System Component, the Fee to use Excess Capacity assigned to the priorities identified in Sections 3 a, b, c, d & e above shall be the sum of the capital investment, interest, depreciation expense and actual operating and maintenance expenses calculated as follows:

         A.Charges for Access

         Non-Unit Production shall be charged an access fee ("Access Fee") equivalent to the depreciation and interest for the capital investment in the Production System Components utilized. The Access Fee shall be equal to (a) the gross investment in the Production System Component (adjusted for subsequent capital expenditures) depreciated over twenty (20) years, on a straight line basis and (b) the interest charged on the gross investment in such Production System Component, less the accumulated depreciation provided under (a) above, computed at the rate of ten percent (10%). The cumulative sum of the annual depreciation (a) and interest (b) charges divided by eighty-five percent (85%) of the total Production System capacity, divided by twenty (20), establishes the Access Fee to be charged for processing or transporting the Non-Unit Production through the Production System Component. The Access Fee depreciation and interest components shall be increased to include capital expenditures incurred by the Owners of the Production System in excess of $5,000,000.

         B.Charges for Operating and Maintenance Expense

         Non-Unit Production will be charged for its proportionate share of the operating and maintenance expenses (including all marketing and third party transportation fees) attributable to the Production System Component utilized on a monthly basis. The actual volume of Non-Unit Production throughput for that component will be divided by the total of unit and non-unit throughput to determine the portion of the total operating and maintenance expenses attributable to Non-Unit Production. The result will be multiplied times the monthly operating and maintenance expenses attributable to the affected Unit Production System Component and included in the Access Fee. The Access Fee will also include a fifteen percent overhead charge on the operating and maintenance expenses attributable to the affected Production System Component.

  5.     Capital Improvements.

         Capital improvements required to accommodate Non-Unit Production will be borne by the Party contracting to use the Production System Component (hereafter the "Non-Unit Producer") to handle its Non-Unit Production. Approval of engineering and design a actual installation of the equipment will be the responsibility of the Parties with costs borne by the Non-Unit Producer. Additional capital investment requirements in Non-Unit Production handling equipment and facilities to comply with safety, regulatory or operation concerns shall be borne exclusively by the Non-Unit Producer. Major capital investment required on the Unit Production System in excess of five hundred thousand dollars which benefit both the owners or lessees of the Production System and the Non-Unit Parties will be allocated to all Parties on percentage basis based upon the capacity allocated pursuant to the Production Handling Agreement. The allocation of such cost will be made in proportion to their respective rights to utilize the total capacity of the affected Production System Component after the capital investment is made. As between the parties to this Agreement, all accounting, billing and overhead requirements for Non-Unit Production will conform to the terms of Exhibit "C". The agreement to process or transport Non-Unit Production will include a provision where upon termination, the Parties will have the option of removing the capital improvement made at the sole cost and risk of the Non-Unit Producer or, the Parties may acquire the capital improvements on an as is, where is, basis at no cost by assuming abandonment and salvage responsibility.

  6.     Other Requirements for Non-Unit Production Handling Agreements.

         a. Any such agreement will require unanimous approval by all Parties.

         b. All Parties will, in proportion to their ownership or leased interest in affected Production System Component, share the benefits and the risk and liability associated with an such agreement.

         c. No Party may separately enter into an agreement with any third party involving the use of said Party's percentage ownership or leasehold interest of the Production System.

         d. Any such agreement will be a Service Agreement only and will not involve any sale, lease or transfer of interest to a party who is not a Party to this Agreement.

         e. The payment of production downtime compensation associated with accommodating Non-Unit Production with an e. priority in Section
            3. above will be negotiated at the time of the execution of the Non-Unit Production Handling Agreement.

         Production downtime compensation associated with accommodating Non-Unit production with a priority of c, d, or e in Section 3. above will be equal to the fixed operating costs of the Production System Component utilized for the downtime period plus the estimated loss in the present value of revenue less expenses associated with production delayed during the downtime period. No downtime compensation will be required for a cumulative total of ten (10) days of lost revenue associated with the
  initial tie-in of such production.   Downtime compensation for third-party
  production (Section 3 f. priority) will be negotiated.

         f. Every Non-Unit Production Handling Agreement will terminate before, or contemporaneously with, the end of the economic and useful life of the applicable Production System, unless otherwise agreed by the owners of such Production System.

         g. Each Non-Unit Production Handling Agreement will identify the ownership of the Production System Component and include a description of the financing and leasing relationships associated with the design, installation an construction of the Production System Component.

         h. Each Non-Unit Production Handling Agreement shall contain quality specifications to insure that no decrease in value of Unit production will occur as a result of commingling Unit and Non-Unit Production.

------------------------------------------------------------------------------

                                                                  EXHIBIT "K"

                  ATTACHED TO AND MADE A PART OF THAT CERTAIN
          ALLEGHENY OPERATING AGREEMENT EFFECTIVE MAY 1, 1995 BETWEEN ENSERCH EXPLORATION, INC., READING & BATES DEVELOPMENT CO., MOBIL OIL CORPORATION
              AND MOBIL OIL EXPLORATION & PRODUCING SOUTHEAST INC.

                            JOINT BIDDING AGREEMENT

   Agreement is made and entered into as of the 1st day of September, 1995, by and between MOBIL OIL EXPLORATION & PRODUCING SOUTHEAST INC. ("Mobil"), ENSERCH EXPLORATION, INC. ("Enserch") and READING & BATES DEVELOPMENT CO. ("Reading & Bates"), each of such parties being hereinafter called a "Party" and all of such parties together being hereinafter called the "Parties."

                              W I T N E S S E T H:

           WHEREAS, the United States Department of the Interior (the "DOI") has heretofore announced tentative plans for OCS Lease Sales covering certain areas of the Outer Continental Shelf in the Central Gulf of Mexico to be made available for oil and gas leasing in the years 1996, 1997, 1998, 1999 and the year 2000 ; and

           WHEREAS, the oil and gas exploration and development of these areas involves unusually large technological and financial risks because of (i) variable geologic conditions and the inexact nature of technological measurements and interpretations involved in predicting the occurrence of oil and gas, and hence the high probability of drilling dry holes, in such areas and (ii) the expected high costs of acquiring leases and of exploring for, discovering and developing oil and gas in these areas; and

           WHEREAS, in recognition of the magnitude of these risks and of the concomitant need for increased domestic oil and gas supplies to serve the national interest, the Parties deem it necessary to join together herein to share such risks and thus minimize their own individual costs and investments in the block(s) or tract(s) covered hereby in order to maximize monies available for discovery and development of needed oil and gas reserves from other blocks or tracts and areas.

           NOW, THEREFORE, in consideration of the premises, and of the mutual covenants and obligations of the Parties herein set forth, it is agreed as follows:

                                   ARTICLE 1
                                  DEFINITIONS

            As used in this Agreement:

            1.1 "Subject Block" is a block, tract or bidding unit, as described or referred to in Section 2.1 hereof, to which the further provisions of this Agreement apply.

            1.2 "Subject Sale," with respect to a Subject Block, is any public offering of that block for oil and/or gas leasing purposes during the term of this Agreement (whether or not actually held on the date specified in the DOI notice of sale).

            1.3   "Joint  Bid  Hereunder"   is  a  bid  on  a  Subject  Block
                  submitted or proposed for submission hereunder by at least two Parties at a Subject Sale."

            1.4 "Technical Information" is any geological, geophysical, engineering, well or other similar information, materials or data or interpretations thereof relevant to a Subject Block.

            1.5 "Affiliate" of a Party is any company which owns or controls, is owned or controlled by, or is under common ownership or control with, such Party. Control means the ownership, directly or indirectly, of more than fifty percent (50%) of the outstanding voting securities of a corporation.


                                   ARTICLE 2

                               SCOPE OF AGREEMENT

           2.1 This Agreement shall apply only to the blocks and areas described in the AMI attached to Operating Agreement as Exhibit "A-4" attached hereto which are available for bid at a Subject Sale, hereinafter referred to as "Contract Area", excepting any blocks which the Parties may hereafter elect, pursuant to the provisions of Article 6.2.1 hereof, to be excluded from this Agreement, provided that any blocks not now subject to this Agreement may be added by unanimous agreement of the Parties to amend said Exhibit "A-4".

                                   ARTICLE 3
                             RIGHT OF PARTICIPATION

           3.1 The Parties shall have the opportunity to participate in any Joint Bid Hereunder, and in the ownership of any oil and/or gas lease issued pursuant to such bid by reason of a Subject Sale, in the following proportions:

              Mobil                          40.000%
              Enserch                        40.000%
              Reading & Bates                20.000%

  or in such other proportions as the Parties may hereafter agree upon; in such case the Parties shall sign a memorandum recording the agreement reached in the form of Exhibit "B".

           3.2 If more than two parties are, or become, Parties to this Agreement, and if one or more Parties thereafter withdraw from further participation with respect to a Subject Block, as required or permitted hereunder: (i) the remaining Parties, proceeding independently of such non-participating Party(ies) but in full compliance with the requirements and procedures applicable to considering, agreeing to and submitting a Joint Bid Hereunder, may continue consideration of matters relating to that Subject Block which are within the scope of this Agreement, and (ii) the above stated interest of each such remaining Party shall be changed to accord with the ratio that such interest bears to the total of the above stated interests of all such remaining Parties (or as may otherwise be mutually agreed upon by such remaining Parties).

                                   ARTICLE 4
                               TECHNICAL MEETINGS

           4.1 At the request of any Party a technical meeting may be called prior to the dates set for bid meetings, at a time and place mutual convenient, in order to systematically review data and to share interpretations of such data so that a thorough review of the prospects can be completed by the time bids are to be determined.

                                   ARTICLE 5
                               BIDDING COMMITTEE

           5.1 The meetings of the Parties provided in this Agreement shall be conducted by and through a "Bidding Committee." The Bidding Committee shall be formed and shall act in accordance with the provisions hereinafter set forth.

           5.2 Prior to the first meeting of the Parties, each Party shall designate, by written notice to each other Party, its representative to the Bidding Committee. A designated representative may appoint an alternate to act in his place and stead at any particular meeting(s).

           5.3 Each Party's representative and/or alternate and a maximum of four assistants may be present at all meetings of the Bidding Committee, but only a designated representative or (in his absence) his appointed alternate may bind the Party he represents on any matter requiring a decision, action or agreement of that Party hereunder. The representative of Mobil shall be chairman of the Bidding Committee and he (or his alternate) shall preside at each such meeting.

                                   ARTICLE 6
                       MEETINGS AND DETERMINATION OF BIDS

           6.1 In addition to holding the meeting required by Section 6.3 hereof, the Parties shall, at the request of any Party, with at least forty-eight (48) hours advance notice, meet at such other time(s) as may be appropriate to consider matters within the scope of this Agreement. Each meeting hereunder shall be conducted in accordance with the requirements and procedures set forth in this Agreement.

           6.2 At the first and any subsequent meeting of Parties, each Party shall inform each other Party of any Subject Block on which it is then no longer interested in participating in a Joint Bid Hereunder.

                  6.2.1 If such  information  is  disclosed and  the  Parties determine that such Subject Block has no further interest for joint bidding purposes hereunder prior to suggestion of any amount for a Joint Bid Hereunder, then (i) this Agreement shall automatically terminate as to such Subject Block (subject only to the provisions of Section 6.2.2) and, if any confidential information relevant to such block has been disclosed, subject to the provisions of Article 7 hereof, and (ii) a memorandum to that effect shall be signed by the Parties. Otherwise, such block shall remain subject to all further provisions hereof.

                  6.2.2 By mutual  agreement of  the Parties,  a block as  to which this  Agreement  has terminated  under  Section
                        6.2.1 hereof may again be made subject to this Agreement (in which event it shall again be considered as a Subject Block and be subject to all the provisions hereof). Appropriate memoranda recording the actions taken shall thereupon be signed by the Parties.

           6.3 At a meeting to commence not later than 12 p.m. (C.D.T.) on the 7th day immediately preceding the date announced for a Subject Sale, each Party shall disclose to each other Party the highest bid in which it is then willing to participate on each Subject Block. Following such disclosure, each Party shall inform each other Party whether it elects to participate in a Joint Bid Hereunder on each such Subject Block at the highest amount suggested by any Party (the "Highest Suggested Bid Amount"). In the event any Party ( "Non-Participating Party") elects not to participate in any such bid, the other Party or Parties ("Participating Party") may bid solely or jointly with others for a lease on such Subject Block; and if the Participating Party or Parties (solely or with others) bid no less than the Highest Suggested Bid Amount, and are awarded the lease, the Non-Participating Party shall, with respect to such Subject Block, have no further rights under this Agreement.

           6.4 Whenever Parties have agreed to join in any Joint Bid Hereunder, in accordance with the requirements and procedures set forth herein, the Parties shall sign a memorandum recording the agreement reached in the form of Exhibit "C". Whenever any Party cannot or does not participate in any Joint Bid Hereunder at the highest amount theretofore suggested, the Party shall: (I) sign a memorandum in the form of Exhibit "D" setting forth such determination, the date, the name of each Non-Participating Party and the amount at which that Party cannot or does not agree to participate and (ii) such Non-Participating Party shall not be entitled to participate in further discussions or meetings relating thereto.

           6.5 A record of all suggested Joint Bids Hereunder shall be made; and no Party shall participate in any Joint Bid Hereunder on a Subject Block that is less than the highest Joint Bid Hereunder suggested by any Party for that block.

                                   ARTICLE 7
                   DISCLOSURE AND CONFIDENTIAL OF INFORMATION

           7.1 A Party that believes the disclosure of information (including, but not limited to, Technical Information) it possesses would be beneficial in arriving at a Joint Bid Hereunder may, subject to the further provisions of this Article 7, disclose such information to each other Party.

           7.2 No information shall be disclosed, nor any discussion held, relating to future hydrocarbon supply, demand or price.

           7.3 A Party disclosing information, including, but not limited to, Technical Information, (the "Disclosing Party") thereby represents it has the right to make such disclosure to each other Party to whom such information is disclosed (the "Examining Party").

           7.4 Whenever Technical Information is disclosed, the Parties shall sign a memorandum identifying such information and each Subject Block to which it relates and setting forth (i) the date of the disclosure, (ii) the name of each Disclosing Party and the name of each Examining Party and (iii) whether such information is to be subject to the confidentiality provisions of Section 7.5 hereof.

           7.5 All Technical Information shall be held confidential by each Examining Party and shall not be divulged by such Examining Party to any other person or entity, except an Affiliate, for a period of two (2) years from the date such confidential information is disclosed, unless the Parties mutually agree to a lesser period of time or unless the Disclosing Party indicates at the time of disclosure that the information is not to be subject to this requirement of confidentiality. The foregoing confidentiality provision shall not apply to any Examining Party to the extent that the particular disclosed information (i) is now or hereafter becomes part of the public domain other than as a result of a wrongful act or omission by such Examining Party, or (ii) is already owned by or in the possession of the Examining Party, or (iii) is hereafter disclosed to the Examining Party by a third party without binder of confidentiality.


           7.6 All other disclosed information relating to bids shall be held confidential by the Parties and shall not be divulged to any other person or entity except an Affiliate until after the opening of bids.

           7.7 If any Examining Party discloses to an Affiliate any information it is obligated to hold confidential hereunder, the Examining Party shall ensure that such Affiliate shall likewise be fully bound by the confidentiality provisions hereof.

                                   ARTICLE 8
                           NON-RESTRICTION OF BIDDING

           8.1 Nothing herein shall ever be construed as denying or restricting the right of a Party to bid on any Subject Block (or any other block); and the Parties hereby expressly confirm the right of any Party (acting either solely or with others) to bid on any such block (including any Subject Block on which a Joint Bid hereunder is proposed or submitted hereunder) if, as and when it may desire. In order reasonably to protect all Parties against the inequitable use of information obtained pursuant to this Agreement, however, it is agreed that:

            8.1.1 If  a  Party  (an  "Acquiring  Party"),  either  solely  or jointly, should bid at a Subject Sale for, and thereby acquire a leasehold interest in, any Subject Block for which an unaccepted bid was made by one or more Parties at the same sale pursuant to this Agreement and such unaccepted bid was for an amount no less than the Highest Suggested Bid Amount, then such Acquiring Party shall, within thirty (30) days after such acquisition, give written notice thereof (together with the details of such acquisition) to each other Party that participated in such unaccepted bid (an "Unsuccessful Bidding Party"). Each Unsuccessful Bidding Party shall have thirty (30) days after receipt of said notice in which to give the Acquiring Party written notice of its election (if it so elects) to purchase from the Acquiring Party the hereinafter stated part of the Acquiring Party's interest by reimbursing the Acquiring Party for said part of the Acquiring Party's lease-acquisition costs and by assuming said part of the Acquiring Party's leasehold obligations. That part of the Acquiring Party's costs for which such Unsuccessful Bidding Party is to reimburse the Acquiring Party, that part of the Acquiring Party's leasehold obligations which such Unsuccessful Bidding Party is to assume and that part of the Acquiring Party's interest which such Unsuccessful Bidding Party shall be entitled to purchase is as follows:

                  (i) If the Acquiring Party participated in submitting the above-described unaccepted bid: that part of the Acquiring Party's interest which is equal to the Unsuccessful Bidding Party's share of said unaccepted bid.

                  (ii) If the Acquiring Party did not participate in submitting said unaccepted bid: that part of the Acquiring Party's interest which is equal to the ratio that the Unsuccessful Bidding Party's Section
                        3.1 interest bears to the total of those Section 3.1 interests that are represented in both the accepted and unaccepted bids.

            8.1.2 If  a Party,  either solely  or jointly,  should acquire  a leasehold interest in any Subject Block as the result of a bid at a Subject Sale for an amount less than the Highest Suggested Bid Amount, such Acquiring Party shall, within thirty (30) days after such acquisition, give written notice thereof (together with the details of such acquisition) to each other Party. Each such other Party shall have the option for a period of thirty (30) days after receipt of such notice in which to give such Acquiring Party written notice of its election (if it so elects) to purchase from such Acquiring Party the hereinafter-stated part of such Acquiring Party's interest by reimbursing the Acquiring Party for said part of the Acquiring Party's leasehold acquisition costs and by assuming said part of the Acquiring Party's leasehold obligations. That part of the Acquiring Party's costs for which each such other Party is to reimburse the Acquiring Party, and that part of the Acquiring Party's leasehold obligations which each such other Party is to assume, and that part of the Acquiring Party's interest which each such other Party shall be entitled to purchase, shall be equal to the percentage interest for such other Party as provided in Section 3.1 hereinabove.

           8.2 The right of purchase from an Acquiring Party, as stated in Sections 8.1.1 and 8.1.2 hereof, shall apply whether the original leasehold interest was acquired by a Party to this Agreement or by an Affiliate of such Party.

                                   ARTICLE 9
                            RESPONSIBILITY FOR BIDS

           9.1 Mobil shall prepare and file the bids for the blocks or blocks in which all the Parties elect to participate in Joint Bids Hereunder at the Subject Sale. Each Party participating in a Joint Bid Hereunder shall be responsible for satisfying itself as to the correctness of such bid and shall take whatever steps it deems desirable to ensure that such bid is timely and properly prepared and submitted. Each Joint Bid Hereunder shall disclose the identity of all Parties joining in such bid, and comply with any other requirements promulgated by the MMS. Mobil will advance all funds required to cover that part of the bonus(es) which must be submitted with the bid(s) in which Mobil elects to participate. As soon as Mobil determines when the Minerals Management Service will deposit the bid check(s), Mobil will notify the other Participating
  Parties by telephone of the date that the Party must wire its proportionate share of immediately available funds to CitiBank N.A. - American Bankers Association Routing Number 021000089 - (New York, NY) for credit to Mobil Oil Corporation's account number 4064-0942. One day prior to the date upon which the balance of the bonus and the first year rental is due for an accepted Joint Bid Hereunder, Mobil shall pay the total then due to the Minerals Management Service, and on the same date the other Participating Parties agree to wire their proportionate share of immediately available funds pursuant to the above wiring instructions.

           9.2 In the event that a surety bond is required for any Joint Bid Hereunder in which Mobil elects to participate, Mobil shall prepare and file such surety bond, and shall maintain same until such time as the Minerals Management Service deems the bond no longer necessary. Each Party that participates in a Joint Bid Hereunder, for which Mobil prepares and files a surety bond, shall be billed for its proportionate share of any and all costs realized or incurred by Mobil in securing and maintaining such bond.

                                   ARTICLE 10
                 SELECTION OF OPERATOR AND OPERATING AGREEMENT

           10.1 If the Parties submit a Joint Bid Hereunder, the Parties agree that the Operator for any jointly acquired lease(s) under this Agreement shall be either Mobil or Enserch (if a Party owns an interest in such lease). Operatorship shall be determined within thirty (30) days following issuance of all leases and shall be selected on a Designated Prospect basis with each individual selection covering all blocks which comprise said Designated Prospect.

           10.2 The Party which generated the prospect for which the lease(s) was acquired shall have the option to be designated Operator. If a prospect acquired by two or more of the Parties was generated by two or more Parties independently of one another, then the Party with the largest interest in the prospect (with 33.33334% and 33.33333% considered as equal) shall have the option to be designated Operator thereof.

           10.3 In the event that: (i) a prospect was generated by two or more Parties, (ii) no Party has a larger interest in the prospect such that two or more of the Parties have an equal interest in the prospect and
  (iii) such Parties do not reach agreement as to which Party shall be designated Operator, the order of the right to elect to be designated Operator of such Designated Prospect(s) shall be determined by lot between such owners. As to those prospects which the same two Parties own in equal proportions, each of said Parties will, from such drawing of lots, receive an assigned selection number either 1 or 2. Prospect selections win be made by each such Party in sequential order as follows: 1, 2, 2, 1, 1, 2, 2, 1, etc. As to those prospects which the same three Parties own in equal proportions, each of said Parties will then, from such drawing of lots, receive an assigned selection number either 1, 2 or 3. Prospect selections will then be made by each such Party in sequential order as follows: 1, 2, 3; 2, 3, 1; 3, 1, 2; 1, 2, 3; 2, 3, 1; 3, 1, 2; etc.).

                                   ARTICLE 11
                          RELATIONSHIP OF THE PARTIES

           11.1 It is expressly agreed that the relationship of the Parties as created by this Agreement is not as members of any partnership, joint venture or association; that the duties, obligations and liabilities of the Parties are several and not joint; and that nothing contained herein shall be construed to create or impose any partnership duty, obligation or liability on any Party. Each Party hereby elects to be excluded from the application of all or any part of the provisions of Subchapter K, Chapter 1, Subtitle A, Internal Revenue Code of 1986, as amended, or similar provisions of applicable state laws.

                                   ARTICLE 12
                     APPLICABLE LAWS, RULES AND REGULATIONS

           12.1 The provisions hereof shall be subject to all applicable valid laws and all applicable valid rules, regulations and orders of any governmental authority having jurisdiction; and in the event any provision hereof shall be found to be contrary to, or inconsistent with, any such law, rule, regulation or order, the latter shall prevail and this Agreement shall be deemed modified to the extent, but only to the extent, necessary for it to be consistent therewith, subject to the further provisions of this Article 12.

           12.2 In the event a Joint Bid Hereunder would be disqualified under any provision of 30 CFR 256.44 or under any other applicable law, rule, regulation or order, then no such bid shall be submitted, and this Agreement shall thereupon terminate as to each Subject Block affected by such disqualification (except that the obligations of the Parties under Article 7 hereof shall remain in force and effect during the period of time specified therein).

           12.3  Each Party hereby represents that:

                  12.3.1 Such Party has heretofore filed with the appropriate Minerals Management Service ("MMS") office(s) all statements, reports, documents and other matters required by 30 CFR 256.41, DOI notice of sale and/or any other applicable law, rule, regulation or order in order for such Party to qualify to submit a bid at a Subject Sale, to the extent same may be so filed prior to the time of actually submitting a bid; and

                  12.3.2      Such Party:

                        (a) is now and will remain during the term of this Agreement, in full compliance with all applicable joint bidding requirements of 30 CFR 256.41 (including, without limitation, each Statement of Production required thereby), of the DOI notice of sale and of any other applicable law, rule, regulation or order; and

                        (b) is not now, and will not, during the term of this Agreement, become, a party to (i) any pre-lease agreement described in 30 CFR
                              256.44 that would disqualify a Joint Bid Hereunder at a Subject Sale or (ii) any other agreement which would preclude such Party from joining in and being fully bound by the provisions of this Agreement; and

                        (c) can and will, in connection with any Joint Bid Hereunder to which it is a Party, comply with all requirements of 30 CFR 256.41 et seq. applicable to a Subject Sale.

                                   ARTICLE 13
                                 ASSIGNABILITY

           13.1 A Party's rights and obligations under this Agreement may be assigned, in whole or in part, subject to the following:

                  13.1.1 No such assignment, other than an assignment to an Affiliate, shall be made without the advance written consent of each other Party; and any such assignment not so consented to shall be void.

                  13.1.2 Any assignment permitted hereunder shall be made expressly subject to the provisions of Agreement; and the assignee(s) thereunder shall, to the extent of such assignment, assume all of the obligations, and be bound by all of the provisions, of this Agreement.

                                   ARTICLE 14
                                    NOTICES

           14.1 All notices required or permitted to be given to a Party under this Agreement shall be given (i) by United States mail or telegram, postage or charges prepaid, and addressed to that Party at its address as shown opposite its name on the signature page hereof or (ii) by telephone to that Party's representative or alternate, confirmed in writing as above provided. Each Party shall have the right to change its address for notice purposes at any time(s) by giving written notice thereof to each other Party.

                                   ARTICLE 15
                                      TERM

           15.1 Unless sooner terminated, in whole or in part, by reason of some other provision hereof, or by mutual agreement of the Parties, this Agreement, with respect to each Subject Block, shall terminate on December 31, 2000; provided however;

              15.1.1 The obligation of each Party with respect to confidential Technical Information under Section 7.5 hereof shall remain in effect during the period(s) of time specified therein; and

              15.1.2   The  provisions of  Articles 8,  10  and of  Sections
                       13.2 and 16.1 hereof shall remain in effect for any additional period(s) of time as may be required in order for such provisions to be complied with following a Subject Sale.

           15.2 Any Party may, with respect to a Subject Block, provided that no Subject Sale has theretofore been held with respect to that Subject Block, withdraw from further participation in this Agreement (thereby terminating its further rights and obligations under this Agreement) at any time during the term hereof but after six (6) months from the date hereof, by giving written notice thereof to each other Party; except that any Joint Bid Hereunder which has been submitted to the MMS by the Parties may not be rescinded without the mutual consent of all Parties participating in such joint bid; provided however:

            15.2.1 The obligation of such withdrawing Party with respect to confidential Technical Information under Sections 7.5, 7.6 and 7.7 shall remain in effect during the period of time specified therein; and

            15.2.2   If  such withdrawing  Party,  either solely  or  jointly
                     with others, should, during the remaining term of this Agreement, acquire an interest in such Subject Block, then such Party shall, within thirty (30) days after such acquisition, give written notice thereof to each other Party. Such other Party shall have the option, for a period of thirty (30) days after receipt of such notice, to give such withdrawing Party written notice of its election (if it so elects) to acquire its prorata share (i.e., that share which is equal to its participating interest under Section 3.1 hereof) of the acquired interest by reimbursing such withdrawing Party for such prorata share of the acquisition costs and by assuming such prorata share of the withdrawing Party's obligations relating thereto.

                                   ARTICLE 16
                            SUBSEQUENT ACQUISITIONS

           16.1 If a Party, including an Affiliate (an "Acquiring Party"), either solely or jointly, should acquire (or obtain the right to acquire) from others, within one (1) year after the Subject Sale, or December 31, 2000, whichever is the earlier, a leasehold interest in a Subject Block by farmin, purchase or any means other than bidding at a Subject Sale and if an unaccepted bid was previously made by one or more Parties on such Subject Block at a Subject Sale pursuant to this Agreement, then such Acquiring Party shall, within thirty (30) days after the acquisition of such interest or right, give written notice thereof (together with the details of such acquisition) to each other Party that participated in such unaccepted bid (an "Unsuccessful Bidding Party"). An Unsuccessful Bidding Party shall have thirty (30) days after receipt of said notice in which to give the Acquiring Party written notice of its election (if it so elects) to purchase from the Acquiring Party that portion of the Acquiring Party's interest stated in Section 8.1.1 hereof by reimbursing the Acquiring Party for said part of the Acquiring Party's acquisition costs and by assuming the said part of the Acquiring Party's obligations.

                                   ARTICLE 17
                                ENTIRE AGREEMENT

           17.1 This Agreement supersedes and replaces any oral or written communication heretofore made between the Parties relating to the subject matter hereof, except for any prior written confidential agreements between the Parties pertaining to data or information or blocks covered by this Agreement. This Agreement may not be modified or changed except by an instrument in writing signed by all Parties.

           17.2 This Agreement may be executed in counterpart, any of which shall be considered an original.

           IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above stated.

  WITNESS:                                MOBIL OIL EXPLORATION &
                                                PRODUCING SOUTHEAST INC.

  _____________________________


  _____________________________           By: _____________________________
                                                Attorney-in-Fact



  WITNESS:                                ENSERCH EXPLORATION, INC.

  _____________________________


  ______________________________          By: ______________________________



  WITNESS:                                READING & BATES DEVELOPMENT CO.

  _____________________________


  ______________________________          By: ______________________________



                                   EXHIBIT "B"

  Attached to and made a part of that certain Joint Bidding Agreement dated September 1, 1995 by and between Mobil Oil Exploration & Producing Southeast Inc., Enserch Exploration, Inc. and Reading & Bates Development Co.

                         AMENDMENT TO BIDDING AGREEMENT

  In consideration of the covenants and agreements hereinafter expressed, and for other valuable considerations received, the undersigned parties agree that the names and percentages shown in Article 3 (RIGHT OF PARTICIPATION) of that certain Joint Bidding Agreement, dated September 1, 1995, by and between Mobil Oil Exploration & Producing Southeast Inc., Enserch Exploration, Inc. and Reading & Bates Development Co., shall be and is hereby amended insofar and only insofar as it covers the below listed Area/Blocks(s) for OCS Sale No. ___ :


  AREA                                          BLOCK(S)

  __________________________                    __________________________

  to read as follows:

            MOBIL                   __________________ %
            ENSERCH                 __________________ %
            READING & BATES         __________________ %

  Except as amended hereby, all other terms and provision of the Agreement shall remain in full force and effect as written.


  Mobil Oil Exploration & Producing Southeast Inc.

  By: ________________________   Executed & Effective: _____________________


  Enserch Exploration, Inc.

  By: ________________________    Executed & Effective: _____________________


  Reading & Bates Production Co.

  By: ________________________    Executed & Effective: _____________________


                                  Exhibit "C"

  Attached to and made a part of that certain Joint Bidding Agreement dated September 1, 1995 by and between Mobil Oil Exploration & Producing Southeast Inc., Enserch Exploration, Inc. and Reading & Bates Development Co.


                                   MEMORANDUM
                   AGREEMENT TO PARTICIPATE IN JOINT BIDDING

  Pursuant to Article 6 (MEETINGS AND DETERMINATION OF BIDS) of the that certain Joint Bidding Agreement, dated September 1, 1995, by and between Mobil Oil Exploration & Producing Southeast Inc., Enserch Exploration, Inc. and Reading & Bates Development Co., the Parties signing below record agreement to enter a joint bid for OCS Sale No. ___ as follows:

  AREA                        BLOCK       HIGHEST SUGGESTED BID

  ___________________      __________  ____________________________________


  PARTICIPATION %                         Mobil Oil Exploration & Producing
                                          Southeast Inc.

  ________________________          By: __________________________________



                                          Enserch Exploration, Inc.

  ________________________          By: __________________________________



                                          Reading & Bates Development Co.

  ________________________          By: __________________________________



  Date Signed: ________________________


                                Exhibit "D"

  Attached to and made a part of that certain Joint Bidding Agreement dated September 1, 1995 by and between Mobil Oil Exploration & Producing Southeast Inc., Enserch Exploration, Inc. and Reading & Bates Development Co.


                                   MEMORANDUM

                               ELECTION REGARDING
                         PARTICIPATION IN JOINT BIDDING

  Pursuant to Article 6 (MEETINGS AND DETERMINATION OF BIDS) of the that certain Joint Bidding Agreement, dated September 1, 1995, by and between Mobil Oil Exploration & Producing Southeast Inc., Enserch Exploration, Inc. and Reading & Bates Development Co., the non-participating party (or parties) has elected not to participate in the highest suggested bid shown below for OCS Sale No. ____. The participating parties, if more than one, agree to consider a joint bid at such highest suggested amount.



  AREA                        BLOCK       HIGHEST SUGGESTED BID

  _____________________   _____________   _________________________________



  PARTICIPATING PARTY:


  By: _____________________________



  NON-PARTICIPATING PARTY:


  By: _____________________________



  Date Signed: _____________________